                                                                     EXHIBIT 4.1


                                  $450,000,000

                                CREDIT AGREEMENT

                                      Among

                      INTERNATIONAL MULTIFOODS CORPORATION,
                                as U.S. Borrower,

                           ROBIN HOOD MULTIFOODS INC.
                              as Canadian Borrower,

                               The Several Lenders
                        from Time to Time Parties Hereto,

                             RABOBANK INTERNATIONAL,
                             as Documentation Agent,

               U.S. BANK NATIONAL ASSOCIATION and UBS WARBURG LLC,
                             as Syndication Agents,
                                       and

                       CANADIAN IMPERIAL BANK OF COMMERCE,
         as U.S. Administrative Agent and Canadian Administrative Agent

                         Dated as of September 28, 2001


                            CIBC WORLD MARKETS CORP.,
                   as Sole Lead Arranger and Sole Book Runner

                                TABLE OF CONTENTS

                                                                                                               PAGE

SECTION 1.   DEFINITIONS..........................................................................................1
                  1.1      Defined Terms..........................................................................1
                  1.2      Other Definitional Provisions.........................................................33

SECTION 2.   AMOUNT AND TERMS OF COMMITMENTS.....................................................................33
                  2.1      U.S. Term Commitments.................................................................33
                  2.2      Procedure for U.S. Term Loan Borrowing................................................33
                  2.3      Repayment of U.S. Term Loans..........................................................34
                  2.4      Canadian Term Commitments.............................................................35
                  2.5      Procedure for Canadian Term Loan Borrowing............................................35
                  2.6      Repayment of Canadian Term Loans......................................................36
                  2.7      U.S. Revolving Commitments............................................................36
                  2.8      Procedure for U.S. Revolving Loan Borrowing...........................................37
                  2.9      Canadian Revolving Commitments........................................................37
                  2.10     Procedure for Canadian Revolving Loan Borrowing.......................................38
                  2.11     Bankers' Acceptances..................................................................38
                  2.12     Circumstances Making Bankers' Acceptances Unavailable.................................42
                  2.13     Canadian Swingline Commitment.........................................................43
                  2.14     Repayment of Canadian Swingline Loans.................................................43
                  2.15     Commitment Fees, etc..................................................................43
                  2.16     Termination or Reduction of Commitments and Canadian Swingline Commitment.............44
                  2.17     Optional Prepayments..................................................................45
                  2.18     Mandatory Prepayments and Commitment Reductions.......................................45
                  2.19     Conversion and Continuation Options...................................................48
                  2.20     Limitations on Eurodollar Tranches....................................................49
                  2.21     Interest Rates and Payment Dates......................................................49
                  2.22     Computation of Interest and Fees......................................................51
                  2.23     Inability to Determine Interest Rate..................................................52
                  2.24     Pro Rata Treatment and Payments.......................................................52
                  2.25     Requirements of Law...................................................................54
                  2.26     Taxes.................................................................................55
                  2.27     Indemnity.............................................................................57
                  2.28     Change of Lending Office..............................................................57
                  2.29     Replacement of Lenders................................................................58
                  2.30     Controls; Currency Exchange Rate Fluctuations.........................................58
                  2.31     Occurrence of a Rescission Event......................................................59

SECTION 3.   LETTERS OF CREDIT...................................................................................60
                  3.1      L/C Commitment........................................................................60
                  3.2      Procedure for Issuance of Letters of Credit...........................................60
                  3.3      Fees and Other Charges................................................................61
                  3.4      L/C Participations....................................................................62
                  3.5      Reimbursement Obligation of the Borrowers.............................................62


                                      -i-


                  3.6      Obligations Absolute..................................................................63
                  3.7      Letter of Credit Payments.............................................................63
                  3.8      Applications..........................................................................64

SECTION 4.   REPRESENTATIONS AND WARRANTIES......................................................................64
                  4.1      Financial Condition...................................................................64
                  4.2      No Change.............................................................................65
                  4.3      Existence; Compliance with Law........................................................65
                  4.4      Power; Authorization; Enforceable Obligations.........................................65
                  4.5      No Legal Bar..........................................................................66
                  4.6      Litigation............................................................................66
                  4.7      No Default............................................................................66
                  4.8      Ownership of Property; Liens..........................................................66
                  4.9      Intellectual Property.................................................................66
                  4.10     Taxes.................................................................................67
                  4.11     Federal Regulations...................................................................67
                  4.12     Labor Matters.........................................................................67
                  4.13     ERISA.................................................................................67
                  4.14     Investment Company Act; Other Regulations.............................................68
                  4.15     Subsidiaries..........................................................................68
                  4.16     Use of Proceeds.......................................................................68
                  4.17     Environmental Matters.................................................................68
                  4.18     Accuracy of Information, etc..........................................................69
                  4.19     Security Documents....................................................................70
                  4.20     Solvency..............................................................................72
                  4.21     Regulation H..........................................................................72
                  4.22     Certain Documents.....................................................................72

SECTION 5.   CONDITIONS PRECEDENT................................................................................72
                  5.1      Conditions to Initial Extension of Credit.............................................72
                  5.2      Conditions to Each Extension of Credit................................................78

SECTION 6.   AFFIRMATIVE COVENANTS...............................................................................78
                  6.1      Financial Statements..................................................................78
                  6.2      Certificates; Other Information.  Furnish to each Administrative Agent and each Lender
                           (or, in the case of clause (h), to the relevant Lender):..............................79
                  6.3      Payment of Obligations................................................................81
                  6.4      Maintenance of Existence; Compliance..................................................81
                  6.5      Maintenance of Property; Insurance....................................................81
                  6.6      Inspection of Property; Books and Records; Discussions................................81
                  6.7      Notices...............................................................................81
                  6.8      Environmental Management..............................................................82
                  6.9      Additional Collateral, etc............................................................83

SECTION 7.   NEGATIVE COVENANTS..................................................................................85
                  7.1      Financial Condition Covenants.........................................................85
                  7.2      Indebtedness..........................................................................87
                  7.3      Liens.................................................................................88


                                      -ii-


                  7.4      Fundamental Changes...................................................................89
                  7.5      Disposition of Property...............................................................90
                  7.6      Restricted Payments...................................................................90
                  7.7      Capital Expenditures..................................................................91
                  7.8      Investments...........................................................................91
                  7.9      Optional Payments and Modifications of Certain Debt Instruments; Synthetic Purchase
                           Agreements............................................................................92
                  7.10     Transactions with Affiliates..........................................................92
                  7.11     Sales and Leasebacks..................................................................93
                  7.12     Changes in Fiscal Periods.............................................................93
                  7.13     Negative Pledge Clauses...............................................................93
                  7.14     Clauses Restricting Subsidiary Distributions..........................................93
                  7.15     Lines of Business.....................................................................94
                  7.16     Amendments to Acquisition Documents...................................................94

SECTION 8.   EVENTS OF DEFAULT...................................................................................94

SECTION 9.   THE AGENTS..........................................................................................97
                  9.1      Appointment...........................................................................97
                  9.2      Delegation of Duties..................................................................99
                  9.3      Exculpatory Provisions................................................................99
                  9.4      Reliance by Administrative Agents.....................................................99
                  9.5      Notice of Default.....................................................................99
                  9.6      Non-Reliance on Agents and Other Lenders.............................................100
                  9.7      Indemnification......................................................................100
                  9.8      Agent in Its Individual Capacity.....................................................101
                  9.9      Successor Administrative Agents......................................................101
                  9.10     Documentation Agent and Syndication Agents...........................................101

SECTION 10.   MISCELLANEOUS.....................................................................................102
                  10.1     Amendments and Waivers...............................................................102
                  10.2     Notices..............................................................................103
                  10.3     No Waiver; Cumulative Remedies.......................................................104
                  10.4     Survival of Representations and Warranties...........................................104
                  10.5     Payment of Expenses and Taxes........................................................104
                  10.6     Successors and Assigns; Participations and Assignments...............................105
                  10.7     Adjustments; Set-off.................................................................108
                  10.8     Counterparts.........................................................................109
                  10.9     Severability.........................................................................110
                  10.10    Integration..........................................................................110
                  10.11    GOVERNING LAW........................................................................110
                  10.12    Submission To Jurisdiction; Waivers..................................................110
                  10.13    Acknowledgements.....................................................................111
                  10.14    Releases of Guarantees and Liens.....................................................111
                  10.15    Confidentiality......................................................................111
                  10.16    Delivery of Lender Addenda...........................................................112
                  10.17    WAIVERS OF JURY TRIAL................................................................112

ANNEX:

A-1 Pricing Grid for Revolving Loans, Canadian Swingline Loans, Tranche A Term Loans and Commitment Fee Rate
A-2      Pricing Grid for U.S. Tranche B Term Loans

SCHEDULES:

1.1A     Mortgaged Property
1.1B     Lending Offices
1.1C     Bridge Facility Term Sheet
4.4      Consents, Authorizations, Filings and Notices
4.15     Subsidiaries
7.1      Existing Quarterly Results
7.2(d)   Existing Indebtedness
7.3(f)   Existing Liens

EXHIBITS:

A-1      Form of U.S. Guarantee and Collateral Agreement
A-2      Form of Canadian Collateral Agreement
A-3      Form of Canadian Pledge Agreement
B        Form of Compliance Certificate
C        Form of Closing Certificate
D        Form of Lender Addendum
E        Form of U.S. Mortgage (Fee)
F        Form of Assignment and Acceptance
G        Form of Prepayment Option Notice
H        Form of Exemption Certificate

                  CREDIT AGREEMENT (this "AGREEMENT"), dated as of September 28, 2001, among INTERNATIONAL MULTIFOODS CORPORATION, a Delaware corporation (the "U.S. BORROWER"), ROBIN HOOD MULTIFOODS INC., a corporation organized under the laws of the Province of Ontario and a Subsidiary of the U.S. Borrower (the "CANADIAN BORROWER"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "LENDERS"), RABOBANK INTERNATIONAL, as documentation agent for the Lenders (in such capacity, the "DOCUMENTATION AGENT"), U.S. BANK NATIONAL ASSOCIATION and UBS WARBURG LLC, as syndication agents (in such capacity, the "SYNDICATION AGENTS"), and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent for the U.S. Lenders (in such capacity, the "U.S. ADMINISTRATIVE AGENT") and as administrative agent for the Canadian Lenders (in such capacity, the "CANADIAN ADMINISTRATIVE AGENT").

                  The parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1 DEFINED TERMS. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

                  "ABR": for any day, a rate per annum equal to the greater of
(a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "ABR LOANS": Loans the rate of interest applicable to which is based upon the ABR.

                  "ACCEPTANCE FEE": the fee payable in Canadian Dollars to each Canadian Lender in respect of Bankers' Acceptances computed in accordance with
Section 2.11(e).

                  "ACQUISITION":  as defined in Section 5.1(b).

                  "ACQUISITION AGREEMENT": the Amended and Restated Asset Purchase and Sale Agreement to be entered into among the U.S. Borrower, General Mills and The Pillsbury Company on substantially the terms and conditions set forth in the draft thereof dated August 19, 2001, previously delivered to the Administrative Agents, with such changes therein as are not adverse to the U.S. Borrower or the Lenders or as shall be approved in writing by the Administrative Agents, as the same, after the execution thereof, may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.16.

                  "ACQUISITION DOCUMENTATION": collectively, the Acquisition Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case in form and substance satisfactory to the Arranger.

                  "ADJUSTMENT DATE":  as defined in the Pricing Grid.

                  "ADMINISTRATIVE AGENTS": the collective reference to the U.S. Administrative Agent and the Canadian Administrative Agent.

                  "AFFILIATE": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "CONTROL" of a Person means the power, directly or indirectly, either to (a) vote 15% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "AGENTS": the collective reference to the Syndication Agents, the Documentation Agent, the Collateral Agent and the Administrative Agents.

                  "AGGREGATE EXPOSURE": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans, (ii) the amount of such Lender's Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding and (iii) the amount of such Lender's Canadian Swingline Commitment then in effect or, if the Canadian Swingline Commitment has been terminated, the amount of such Lender's Canadian Swingline Extensions of Credit then outstanding.

                  "AGGREGATE EXPOSURE PERCENTAGE": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposures of all Lenders at such time.

                  "AGREEMENT":  as defined in the preamble hereto.

                  "APPLICABLE BA DISCOUNT RATE": in respect of a Bankers' Acceptance, (a) for a Canadian Lender that is listed in Schedule I to the Bank Act (Canada), the CDOR Rate at approximately 10:00 a.m., Toronto time, on such Borrowing Date for bankers' acceptances having a comparable maturity date as the maturity date of such Bankers' Acceptance and (b) for any other Canadian Lender the CDOR Rate at approximately 10:00 a.m., Toronto time, on such Borrowing Date for bankers' acceptances having a comparable maturity date as the maturity date of such Bankers' Acceptance, PLUS 0.10%.

                  "APPLICABLE MARGIN": (a) for each Type of U.S. Loan, the rate per annum set forth under the relevant column heading below:

                                                       ABR LOANS                          EURODOLLAR LOANS
                                                       ---------                          ----------------
U.S. Revolving Loans                                    2.00%                                  3.00%
U.S. Tranche A Term Loans                               2.00%                                  3.00%
U.S. Tranche B Term Loans                               2.00%                                  3.00%;

PROVIDED that on and after the first Adjustment Date occurring after delivery of the financial statements pursuant to Section 6.1(b) for the fiscal quarter of the U.S. Borrower ending March 2,

2002, the Applicable Margin with respect to U.S. Loans will be determined pursuant to the Pricing Grid; and

                  (b) for each Type of Canadian Loan, the rate per annum set forth under the relevant column heading below:

                                                           U.S. Base Rate                                 Bankers'
                                        C$ Prime Loans          Loans          Eurodollar Loans         Acceptances
                                        --------------     --------------      ----------------         -----------
Canadian Revolving Loans                     2.00%              2.00%                3.00%                  3.00%
Canadian Swingline Loans                     2.00%               N/A                    N/A                    N/A
Canadian Term Loans                          2.00%              2.00%                3.00%                  3.00%;

PROVIDED that on and after the first Adjustment Date occurring after delivery of the financial statements pursuant to Section 6.1(b) for the fiscal quarter of the U.S. Borrower ending March 2, 2002, the Applicable Margin with respect to all Canadian Loans will be determined pursuant to the Pricing Grid.

                  "APPLICATION": an application, in such form as an Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.

                  "ARRANGER": CIBC World Markets Corp., as sole lead arranger and sole book runner of the Facilities.

                  "ASSET SALE": any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clauses
(a), (b), (c), (d) or (f) of Section 7.5) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $500,000.

                  "ASSIGNEE":  as defined in Section 10.6(c).

                  "ASSIGNMENT AND ACCEPTANCE": an Assignment and Acceptance, substantially in the form of Exhibit F.

                  "ASSIGNOR":  as defined in Section 10.6(c).

                  "AVAILABLE CANADIAN REVOLVING COMMITMENT": as to any Canadian Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Canadian Revolving Commitment then in effect OVER (b) such Lender's Canadian Revolving Loans then outstanding.

                  "AVAILABLE CANADIAN SWINGLINE COMMITMENT": as to the Canadian Swingline Lender at any time, an amount equal to the excess, if any, of (a) the Canadian Swingline Commitment then in effect OVER (b) the aggregate Canadian Swingline Extensions of Credit then outstanding.

                  "AVAILABLE U.S. REVOLVING COMMITMENT": as to any U.S. Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's U.S. Revolving

Commitment then in effect OVER (b) such Lender's U.S. Revolving Extensions of Credit then outstanding.

                  "BA DISCOUNT PROCEEDS": in respect of any Bankers' Acceptance to be purchased by a Canadian Lender on any day under Section 2.11, an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by dividing: (a) the face amount of such Bankers' Acceptance by (b) the sum of (i) one PLUS (ii) the product (rounded up or down to the fifth decimal place (with .000005 being rounded up)) of: (A) the Applicable BA Discount Rate (expressed as a decimal) applicable to such Bankers' Acceptance and (B) a fraction, the numerator of which is the number of days remaining in the term of such Bankers' Acceptance and the denominator of which is 365.

                  "BANKERS' ACCEPTANCE": a Draft denominated in Canadian Dollars drawn by the Canadian Borrower and accepted by a Canadian Lender pursuant to Section 2.11.

                  "BANK OF AMERICA HEDGE AGREEMENT": the Hedge Agreement, reference number 171554, between the U.S. Borrower and Bank of America, N.A., as counterparty, in respect of the aggregate notional amount of $25,000,000, which Hedge Agreement terminates on November 30, 2001.

                  "BANK OF CANADA NOON RATE": the spot wholesale transaction buying rate of the Bank of Canada for the purchase of Dollars with Canadian Dollars or Canadian Dollars with Dollars, as the case may be, in effect as of 12:00 noon, Toronto time, on the Business Day with respect to which such computation is required.

                  "BENEFITTED LENDER":  as defined in Section 10.7(a).

                  "BOARD": the Board of Governors of the Federal Reserve System of the United States or any successor thereto.

                  "BORROWERS": the collective reference to the U.S. Borrower and the Canadian Borrower.

                  "BORROWING DATE": any Business Day specified by a Borrower as a date on which such Borrower requests the relevant Lenders to make Loans to it hereunder.

                  "BRIDGE FACILITY": a $200,000,000 credit facility to be provided to the U.S. Borrower pursuant to the Bridge Facility Loan Documentation, and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof), including without limitation, any such refinancing with the issuance of senior notes (which may be sold in a public offering or private placement) or other refinancings, in each case on terms that are contained in documentation complete and correct copies of which have been delivered to the Administrative Agents and that are no less favorable to the Loan Parties and the Lenders than the terms under the Bridge Facility Loan Documentation.

                  "BRIDGE FACILITY LOAN AGREEMENT": a senior unsecured loan agreement to be entered into by the U.S. Borrower in connection with the Bridge Facility which contains the terms and conditions set forth on Schedule 1.1C and is otherwise in form and substance satisfactory to the Administrative Agents, as the same, after the execution thereof, may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

                  "BRIDGE FACILITY LOAN DOCUMENTATION": the Bridge Facility Loan Agreement, together with all instruments and other agreements entered into by the U.S. Borrower and certain of its Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

                  "BUSINESS DAY": (a) for all purposes other than as set forth in clauses (b) and (c) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day described in clause (a) above and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market in London and (c) for all purposes in connection with a Canadian Loan or a Canadian Letter of Credit other than as set forth in clause (b), a day on which banks are open for business in Toronto, Canada other than a Saturday, Sunday or other day which is a legal holiday in Toronto, Canada.

                  "CANADIAN ADMINISTRATIVE AGENT": CIBC, together with its affiliates, as the arranger of the Canadian Commitments and as the administrative agent for the Canadian Lenders under this Agreement and the other Loan Documents, together with any of its successors.

                  "CANADIAN BORROWER":  as defined in the preamble hereto.

                  "CANADIAN COLLATERAL AGREEMENT": the Collateral Agreement to be executed and delivered by each of the grantors party thereto, substantially in the form of Exhibit A-2, as the same may be amended, supplemented or otherwise modified from time to time.

                  "CANADIAN COMMITMENTS": as to any Canadian Lender, the sum of the Canadian Term Commitment, the Canadian Revolving Commitment and the Canadian Swingline Commitment of such Lender.

                  "CANADIAN DOLLAR EQUIVALENT": with respect to any amount of Dollars on any date, the equivalent amount in Canadian Dollars of such amount of currency as determined by the relevant Administrative Agent using the applicable Exchange Rate.

                  "C$ EXCESS":  as defined in Section 2.30(c).

                  "C$ PRIME LOANS": Loans the rate of interest applicable to which is based upon the C$ Prime Rate.

                  "C$ PRIME RATE": on any day, the greater of (a) the rate per annum announced from time to time by CIBC as its reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans in Canada and (b) the rate per annum equal to the sum of (i) the CDOR Rate and
(ii) 0.50% per annum.

                  "CANADIAN DOLLARS" and "C$": dollars in lawful currency of Canada.

                  "CANADIAN ISSUING LENDER": CIBC, in its capacity as issuer of any Canadian Letter of Credit.

                  "CANADIAN L/C OBLIGATIONS": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Canadian Letters of Credit and (b) the aggregate amount of drawings under Canadian Letters of Credit which have not then been reimbursed pursuant to
Section 3.5.

                  "CANADIAN LENDERS": the collective reference to the Canadian Term Lenders, the Canadian Revolving Lenders and the Canadian Swingline Lender.

                  "CANADIAN LENDING OFFICE": as to each Canadian Lender, the office in Canada specified as the "Canadian Lending Office" of such Lender on
Schedule 1.1B or in an Assignment and Acceptance, as the case may be, or such other office in Canada as may be designated by such Lender by written notice to the Canadian Borrower and the Canadian Administrative Agent.

                  "CANADIAN LETTERS OF CREDIT":  as defined in Section 3.1(b).

                  "CANADIAN LOANS": the collective reference to all Loans to the Canadian Borrower.

                  "CANADIAN MORTGAGED PROPERTIES": the real properties listed and identified as such on Part B of Schedule 1.1A (other than the Quebec Mortgaged Properties), as to which the Collateral Agent, for the benefit of the Canadian Lenders, shall be granted a Lien pursuant to the Canadian Mortgages.

                  "CANADIAN MORTGAGES": the collective reference to (a) the Debenture to be executed by the Canadian Borrower and/or each Canadian Subsidiary Guarantor that owns a Canadian Mortgaged Property in favor of the Collateral Agent, for the benefit of the Canadian Lenders, and (b) the Pledge of Debenture to be executed by the Canadian Borrower and/or each such Canadian Subsidiary Guarantor in favor of the Collateral Agent, for the benefit of the Canadian Lenders, in each case, substantially on terms contained in the U.S. Mortgage (to the extent applicable) and otherwise in form and substance reasonably satisfactory to the Canadian Administrative Agent (with such changes thereto as shall be advisable under the law of the jurisdiction in which such Debenture or Pledge of Debenture is to be recorded), in the case of any fee interests, or in form and substance reasonably satisfactory to the Canadian Administrative Agent, in the case of any leasehold interests in which a Lien may in the future be created to secure the Obligations (or any portion thereof), as each of the foregoing, after the execution thereof, may be amended, supplemented or otherwise modified from time to time.

                  "CANADIAN PLEDGE AGREEMENT": the Securities Pledge Agreement to be executed and delivered by the U.S. Borrower, substantially in the form of Exhibit A-3, as the same may be amended, supplemented or otherwise modified from time to time.

                  "CANADIAN REIMBURSEMENT OBLIGATIONS": the obligation of the Canadian Borrower to reimburse the Canadian Issuing Lender pursuant to
Section 3.5(b) for amounts drawn under Canadian Letters of Credit.

                  "CANADIAN REVOLVING COMMITMENT": as to any Canadian Lender, the obligation of such Lender, if any, to make Canadian Revolving Loans in an aggregate principal amount at any one time outstanding not to exceed the Canadian Dollar Equivalent on the Business Day prior to the Closing Date of the amount set forth opposite the heading "Canadian Revolving Commitment" on
Schedule 1 to the Lender Addendum delivered by such Lender or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be modified from time to time pursuant to the terms hereof.

                  "CANADIAN REVOLVING FACILITY": the Canadian Revolving Commitments and the extensions of credit made thereunder.

                  "CANADIAN REVOLVING LENDER": each Canadian Lender that has a Canadian Revolving Commitment or that holds Canadian Revolving Loans.

                  "CANADIAN REVOLVING LOANS":  as defined in Section 2.9.

                  "CANADIAN REVOLVING PERCENTAGE": as to any Canadian Revolving Lender at any time, the percentage which such Lender's Canadian Revolving Commitment then in effect constitutes of the Total Canadian Revolving Commitments then in effect or, at any time after the Canadian Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Canadian Revolving Loans then outstanding constitutes of the aggregate principal amount of the Canadian Revolving Loans then outstanding.

                  "CANADIAN SUBSIDIARY GUARANTOR": each Subsidiary of the Canadian Borrower, other than, subject to Section 6.9(f), 985079 Ontario, Inc.

                  "CANADIAN SWINGLINE COMMITMENT": as to the Canadian Swingline Lender, the obligation of such Lender to make Canadian Swingline Loans in an aggregate principal amount not to exceed C$7,500,000, as the same may be modified from time to time pursuant to the terms hereof.

                  "CANADIAN SWINGLINE EXTENSIONS OF CREDIT": as to the Canadian Swingline Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Canadian Swingline Loans then outstanding and (b) the aggregate amount of Canadian L/C Obligations then outstanding.

                  "CANADIAN SWINGLINE FACILITY": the Canadian Swingline Commitment and the extensions of credit made thereunder.

                  "CANADIAN SWINGLINE LENDER": CIBC , in its capacity as the lender of Canadian Swingline Loans.

                  "CANADIAN SWINGLINE LOANS":  as defined in Section 2.13.

                  "CANADIAN TERM COMMITMENT": as to any Canadian Lender, the obligation of such Lender, if any, to make a Canadian Term Loan to the Canadian Borrower hereunder on the Closing Date in a principal amount not to exceed the Canadian Dollar Equivalent on the Business Day prior to the Closing Date of the amount set forth opposite the heading "Canadian

Term Commitment" on Schedule 1 to the Lender Addendum delivered by such Lender. The original aggregate amount of the Canadian Term Commitments is the Canadian Dollar Equivalent on the Business Day prior to the Closing Date of $60,000,000.

                  "CANADIAN TERM FACILITY": the Canadian Term Commitments and the Canadian Term Loans made thereunder.

                  "CANADIAN TERM LENDER": each Canadian Lender that has a Canadian Term Commitment or is the holder of a Canadian Term Loan.

                  "CANADIAN TERM LOAN":  as defined in Section 2.4.

                  "CANADIAN TERM PERCENTAGE": as to any Canadian Term Lender at any time, the percentage which such Lender's Canadian Term Commitment then in effect constitutes of the aggregate Canadian Term Commitments then in effect or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Canadian Term Loans then outstanding constitutes of the aggregate principal amount of the Canadian Term Loans then outstanding.

                  "CANADIAN WHOLLY OWNED SUBSIDIARY GUARANTOR": any Canadian Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Canadian Borrower.

                  "CAPITAL EXPENDITURES": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries, PROVIDED that for all purposes other than the calculation of Excess Cash Flow, the purchase by any Group Member from General Mills of the Toledo Facility as contemplated by the Acquisition Agreement, and the incurrence of additional capital expenditures in connection therewith (to the extent such purchase price and additional capital expenditures do not, in the aggregate, exceed $12,000,000) shall not constitute a Capital Expenditure.

                  "CAPITAL LEASE OBLIGATIONS": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "CASH EQUIVALENTS": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or the Canadian government or issued by any agency thereof and backed by the full faith and credit of the United States or

Canada, as the case may be, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or Canada or any province thereof having combined capital and surplus of not less than $500,000,000 or the Canadian Dollar Equivalent thereof; (c) commercial paper of an issuer rated at least A-1 by S&P, P-1 by Moody's or R-1 (high) by the Dominion Bond Rating Services, Inc. ("DBRS"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named United States rating agencies or the named Canadian rating agency cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause
(b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government or the Canadian government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth, province or territory of the United States or Canada, by any political subdivision or taxing authority of any such state, commonwealth, province or territory or by any foreign government, the securities of which state, commonwealth, province, territory, political subdivision, taxing authority or foreign government, as the case may be, are rated at least A by S&P, A by Moody's or A by DBRS; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "CDOR RATE": on any day, the rate per annum based on the rates applicable to Canadian Dollar bankers' acceptances for a term of thirty days (rounded up to two decimal places in the case of the definition of "C$ PRIME RATE") or for a term equivalent to the term of, and amounts comparable to the amount of, the relevant Bankers' Acceptances (in the case of the definition of "APPLICABLE BA DISCOUNT RATE") appearing on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time) for acceptances of Schedule I banks under the Bank Act (Canada) as of 10:00 a.m., Toronto time, on such day, or if such day is not a Business Day, then on the immediately preceding Business Day; PROVIDED, HOWEVER, that if no such rate appears on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any day shall be calculated as the rate for the term referred to above applicable to Canadian Dollar bankers' acceptances quoted by CIBC as of 10:00 a.m., Toronto time, on such day or, if such day is not a Business Day, then on the immediately preceding Business Day.

                  "CIBC": Canadian Imperial Bank of Commerce, a Canadian chartered bank, or one or more of its agencies, branches or affiliates.

                  "CLOSING DATE": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied.

                  "CODE": the Internal Revenue Code of 1986, as amended from time to time.

                  "COLLATERAL": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "COLLATERAL AGENT": CIBC, in its capacity as collateral agent for the Secured Parties, together with any of its successors.

                  "COMMITMENT": as to any Lender, the sum of the U.S. Commitments and the Canadian Commitments of such Lender.

                  "COMMITMENT FEE RATE": (a) for any Revolving Commitment, 1/2 of 1% per annum; PROVIDED that on and after the first Adjustment Date occurring after delivery of the financial statements pursuant to Section 6.1(b) for the fiscal quarter of the U.S. Borrower ending on March 2, 2002, the Commitment Fee Rate with respect to Revolving Loans will be determined pursuant to the Pricing Grid and (b) for each of the U.S. Tranche A Term Commitment, the U.S. Tranche B Term Commitment or the Canadian Tranche A Term Commitment, 3.00% per annum.

                  "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, that is under common control with the U.S. Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the U.S. Borrower and that is treated as a single employer under Section 414 of the Code.

                  "COMPLIANCE CERTIFICATE": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

                  "CONDUIT LENDER": any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the relevant Administrative Agent and the relevant Borrower (which consent shall not be unreasonably withheld); PROVIDED that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and PROVIDED, FURTHER, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.25, 2.26, 2.27 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

                  "CONFIDENTIAL INFORMATION MEMORANDUM": the Confidential Information Memorandum dated May 2001 and furnished to the Lenders.

                  "CONSOLIDATED CURRENT ASSETS": at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the U.S. Borrower and its Subsidiaries at such date.

                  "CONSOLIDATED CURRENT LIABILITIES": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the U.S. Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the U.S. Borrower and its Subsidiaries and
(b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans or Canadian Swingline Loans to the extent otherwise included therein; PROVIDED, HOWEVER, that the accrued and unpaid interest on the Senior Notes or, as applicable, the loans under the Bridge Facility at the end of the 2002 fiscal year of the U.S. Borrower shall be deemed to equal the amount of accrued and unpaid interest on the Senior Notes or, as applicable, the loans under the Bridge Facility at the end of the 2003 fiscal year of the U.S. Borrower.

                  "CONSOLIDATED EBITDA": for any period, Consolidated Net Income for such period PLUS, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), PROVIDED that the amounts referred to in this clause (e) (other than in respect of any non-cash write-downs relating to the "Multifoods Distribution Group" segment of the U.S. Borrower and its Subsidiaries) shall not, in the aggregate, exceed $10,000,000 for any fiscal year of the U.S. Borrower, (f) any non-recurring start-up costs incurred during the period from the beginning of the U.S. Borrower's 2002 fiscal year to the end of the U.S. Borrower's 2003 fiscal year associated with the businesses acquired pursuant to the Acquisition; PROVIDED that the amounts referred to in this clause (f) shall not, in the aggregate, exceed $4,500,000 during the U.S. Borrower's 2002 fiscal year or $4,500,000 during the U.S. Borrower's 2003 fiscal year (but in no event in excess of $7,500,000 in the aggregate during both such fiscal years) and PROVIDED, FURTHER, that such amounts shall be specified in reasonable detail in each applicable Compliance Certificate, and (g) any other non-cash charges or expenses, and MINUS, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (c) any non-cash income or gains under any Plan or any other pension plan and (d) any other non-cash income, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "REFERENCE PERIOD") pursuant to any determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period the U.S. Borrower or any of its Subsidiaries shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the U.S. Borrower or any of its Subsidiaries shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving PRO FORMA effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, "MATERIAL ACQUISITION" means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the U.S. Borrower and its Subsidiaries in excess of $10,000,000; and "MATERIAL DISPOSITION" means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the U.S. Borrower or any of its Subsidiaries in excess of $10,000,000.

                  "CONSOLIDATED FIXED CHARGE COVERAGE RATIO": for any period, the ratio of (a) the sum of (i) Consolidated EBITDA for such period plus (ii) Consolidated Lease Expense for such period and less (iii) the aggregate amount actually paid by the U.S. Borrower and its Subsidiaries during such period on account of Capital Expenditures that are not financed with long-term Indebtedness permitted by Section 7.2(e) to (b) Consolidated Fixed Charges for such period.

                  "CONSOLIDATED FIXED CHARGES": for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) Consolidated Lease Expense for such period and (c) scheduled payments made during such period on account of principal of Indebtedness of the U.S. Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans but specifically excluding any payments in respect of Revolving Loans).

                  "CONSOLIDATED INTEREST COVERAGE RATIO": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

                  "CONSOLIDATED INTEREST EXPENSE": for any period, the excess of
(a) total net interest expense of the U.S. Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the U.S. Borrower and its Subsidiaries determined in accordance with GAAP (including that attributable to Capital Lease Obligations and including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP) over (b) the sum of the following for such period (but only to the extent included in the amount calculated pursuant to clause (a) above): (i) amortization of financing fees with respect to any Indebtedness of the U.S. Borrower and its Subsidiaries and (ii) non-cash interest expense.

                  "CONSOLIDATED LEASE EXPENSE": for any period, the aggregate amount of fixed and contingent rent expense of the U.S. Borrower and its Subsidiaries for such period with respect to leases of real and personal property, determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED LEVERAGE RATIO": as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period, PROVIDED that, in calculating Consolidated Total Debt for purposes of this definition, the amount of Revolving Loans outstanding on such day shall be deemed to be equal to the average of the aggregate Revolving Loans outstanding on such day and of the aggregate Revolving Loans outstanding on the respective last days of each of the three (or less, if applicable) most recently preceding fiscal quarters ending subsequent to the Closing Date.

                  "CONSOLIDATED NET INCOME": for any period, the consolidated net income (or loss) of the U.S. Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded (a) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the U.S. Borrower or is merged into or consolidated with the U.S. Borrower or any of its Subsidiaries, (b) the income (or loss) of any Person (other than a Subsidiary of the U.S. Borrower) in which the U.S. Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the U.S. Borrower or such Subsidiary in the form of cash dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the U.S. Borrower to the extent that the declaration or payment of cash dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

                  "CONSOLIDATED TOTAL DEBT": at any date, the aggregate principal amount of all Indebtedness of the U.S. Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, less the aggregate amount of all standby Letters of Credit and surety bonds not supporting Indebtedness.

                  "CONSOLIDATED WORKING CAPITAL": at any date, the excess of Consolidated Current Assets on such date OVER Consolidated Current Liabilities on such date.

                  "CONTINUING DIRECTORS": the directors of the U.S. Borrower on the Closing Date, after giving effect to the Acquisition and the other transactions contemplated hereby, and each other director, if, such other director's nomination for election to the board of directors of the U.S. Borrower is recommended by at least a majority of the then Continuing Directors.

                  "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "CONVERSION PLAN AGREEMENT": the Conversion Plan Agreement to be entered into among General Mills and the U.S. Borrower on substantially the terms and conditions set forth in the draft thereof dated August 21, 2001, previously delivered to the Administrative Agents, with such changes therein as are not adverse to the U.S. Borrower or the Lenders or as shall be approved in writing by the Administrative Agents, as the same, after the execution thereof, may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.16.

                  "DEFAULT": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "DISPOSITION": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "DISPOSE" and "DISPOSED OF" shall have correlative meanings.

                  "DOCUMENTATION AGENT":  as defined in the preamble hereto.

                  "DOLLAR EQUIVALENT": with respect to any amount of Canadian Dollars on any date, the equivalent amount in Dollars of such amount of currency as determined by the relevant Administrative Agent using the applicable Exchange Rate.

                  "DOLLARS" and "$": dollars in lawful currency of the United States.

                  "DOMESTIC SUBSIDIARY": any Subsidiary of the U.S. Borrower organized under the laws of any jurisdiction within the United States.

                  "DRAFT": a blank non-interest bearing bill of exchange, within the meaning of the Bills of Exchange Act (Canada), or a blank depository bill within the meaning of the Depository Bills and Notes Act (Canada), as applicable, drawn by the Canadian Borrower and addressed to a Canadian Lender, denominated in Canadian Dollars and bearing such distinguishing letters and numbers as such Lender may determine, but which at such time, except as otherwise provided herein, has not been completed or accepted by such Lender.

                  "ECF PERCENTAGE": 75%; PROVIDED that the ECF Percentage with respect to any fiscal year of the U.S. Borrower shall be reduced to 50% if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than
2.75 to 1.0.

                  "ENVIRONMENTAL LAWS": any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any foreign, Federal, state, provincial, local, municipal or other Governmental Authority, or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as have been now or may at any time hereafter be in effect.

                  "ENVIRONMENTAL PERMITS": any and all permits, licenses, approvals, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "EURODOLLAR BASE RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "EURODOLLAR BASE RATE" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the relevant Administrative Agent or, in the absence of such availability, by reference to the rate at which the relevant Administrative Agent is offered Dollar deposits at or about 11:00 a.m., New
York City time or Toronto time, as applicable, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "EURODOLLAR LOANS": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "EURODOLLAR TRANCHE": the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "EVENT OF DEFAULT": any of the events specified in Section 8, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "EXCESS CASH FLOW": for any fiscal year of the U.S. Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, and (iv) the aggregate net amount of non-cash loss on the Disposition of property by the U.S. Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income OVER (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the U.S. Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures that are not financed with long-term Indebtedness permitted by Section 7.2(e) or with the proceeds of any Reinvestment Deferred Amount, (iii) the aggregate amount of all prepayments of Revolving Loans and Canadian Swingline Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Commitments and all optional prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Indebtedness of the U.S. Borrower and its Subsidiaries (including scheduled principal payments in respect of the Term Loans) made during such fiscal year (other than principal payments under any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, (vi) the aggregate net amount of non-cash gain on the Disposition of property (other than a Disposition constituting an Asset Sale) by the U.S.

Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income and (vii) the aggregate net amount of gain on property subject of an Asset Sale by the U.S. Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income.

                  "EXCESS CASH FLOW APPLICATION DATE": as defined in Section 2.18(d).

                  "EXCHANGE RATE": with respect to Dollars or Canadian Dollars on any date, the rate at which Dollars may be exchanged into Canadian Dollars, or Canadian Dollars may be exchanged into Dollars, as the case may be, as determined in accordance with the Bank of Canada Noon Rate.

                  "EXCLUDED FOREIGN SUBSIDIARY": any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of those Obligations that are payable by the U.S. Borrower, would, in the good faith judgment of the U.S. Borrower, result in adverse tax consequences to the U.S. Borrower.

                  "EXISTING CANADIAN SECURITIZATION": the receivables securitization program pursuant to the Receivables Purchase and Sale Agreement, dated as of April 1, 1997, as amended, among the Canadian Borrower, as seller and collector, ASG Trust, as purchaser, TD Securities Inc., as servicing agent, and The Toronto-Dominion Bank, as funding guarantor, and all schedules, exhibits and annexes thereto and all agreements affecting the terms thereof or entered into in connection therewith.

                  "EXISTING CREDIT FACILITIES": the credit facilities under
(a) the Credit Agreement, dated as of October 24, 2000, as amended, among the U.S. Borrower, various financial institutions from time to time party thereto, Suntrust Bank, as syndication agent, U.S. Bank National Association, as documentation agent, and Bank of America, N.A., as administrative agent and letter of credit issuing lender, and all schedules, exhibits and annexes thereto and all agreements affecting the terms thereof or entered into in connection therewith and (b) the Amended and Restated Credit Agreement, dated as of November 17, 2000, as amended, among the Canadian Borrower, various financial institutions from time to time party thereto and CIBC, as agent, and all schedules, exhibits and annexes thereto and all agreements affecting the terms thereof or entered into in connection therewith.

                  "EXISTING LETTER OF CREDIT": the irrevocable letter of credit no. SYN-01-10026 in the original face amount of $2,880,000 issued by CIBC, for the account of the U.S. Borrower, for the benefit of Reliance National Indemnity Company.

                   "FACILITY": each of the U.S. Tranche A Term Facility, the U.S. Tranche B Term Facility, the U.S. Revolving Facility, the Canadian Term Facility, the Canadian Revolving Facility and the Canadian Swingline Facility.

                  "FEDERAL FUNDS EFFECTIVE RATE": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve

Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by CIBC from three federal funds brokers of recognized standing selected by it.

                  "FOREIGN SUBSIDIARY": any Subsidiary of the U.S. Borrower that is not a Domestic Subsidiary.

                  "FOUNDATION": International Multifoods Charitable Foundation, a charitable foundation organized under Section 501(c)(3) of the Code.

                  "FTC": the United States Federal Trade Commission, and any successor thereto.

                  "FUNDED DEBT": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrowers, Indebtedness in respect of the Loans.

                  "FUNDING OFFICE": with respect to either Administrative Agent, the office of such Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by such Administrative Agent as its funding office by written notice to the relevant Borrower and the relevant Lenders.

                  "GAAP": generally accepted accounting principles in the United States as in effect from time to time, PROVIDED that if any change in GAAP results in a change in the calculation of the financial covenants or interpretation of related provisions of this Agreement or any other Loan Document, then the Lenders, the Administrative Agents and the Borrowers agree to negotiate in good faith to attempt to amend such provisions of this Agreement in accordance with Section 10.1 so as to reflect equitably such changes in GAAP with the desired result that the criteria for evaluating the Borrowers' financial condition shall be the same after such change in GAAP as if such change had not been made.

                  "GENERAL MILLS": General Mills, Inc., a Delaware corporation.

                  "GOVERNMENTAL AUTHORITY": any nation or government, any state, province or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

                  "GROUP MEMBERS": the collective reference to the Borrowers and their respective Subsidiaries.

                  "GUARANTEE AND COLLATERAL AGREEMENTS": the collective reference to the U.S. Guarantee and Collateral Agreement and the Canadian Collateral Agreement.

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                                                                            18

                  "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrowers in good faith.

                  "GUARANTORS": the U.S. Borrower, in its capacity as a guarantor of the Obligations of the Canadian Borrower pursuant to the U.S. Guarantee and Collateral Agreement, the U.S. Subsidiary Guarantors and the Canadian Subsidiary Guarantors.

                  "HEDGE AGREEMENTS": all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "INDEBTEDNESS": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business and other than any deferred purchase price payable under the Acquisition Agreement), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a)

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                                                                              19

through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Sections 7.2 and 8(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

                  "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "INSOLVENT":  pertaining to a condition of Insolvency.

                  "INTELLECTUAL PROPERTY": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, Canadian multinational or foreign laws or otherwise, including copyrights, copyright licenses, copyright applications, patents, patent licenses, patent applications, trademarks, trademark licenses, trademark applications, service marks, service mark applications, trade secrets, trade dress, confidential or proprietary information, inventions, data, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "INTEREST PAYMENT DATE": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any U.S. Base Rate Loan or C$ Prime Loan, the first Business Day following the last day of each calendar quarter to occur while such Loan is outstanding, (c) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (d) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (e) as to any Loan (other than any Revolving Loan that is an ABR Loan, U.S. Base Rate Loan or C$ Prime Loan and any Canadian Swingline Loan), the date of any repayment or prepayment made in respect thereof.

                  "INTEREST PERIOD": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six or (if consented to by all Lenders under the relevant Facility) twelve months thereafter, as selected by the relevant Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six or (if consented to by all Lenders under the relevant Facility) twelve months thereafter, as selected by the relevant Borrower by irrevocable notice to the relevant Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) the Borrowers may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date or beyond the date final payment is due on the U.S. Tranche A Term Loans, the U.S. Tranche B Term Loans or the Canadian Term Loans, as the case may be;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (iv) the Borrowers shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "INVESTMENTS":  as defined in Section 7.8.

                  "ISSUING LENDERS": the collective reference to the U.S. Issuing Lender and the Canadian Issuing Lender.

                  "L/C FEE PAYMENT DATE": the last day of each March, June, September and December and the last day of the Revolving Commitment Period.

                  "L/C OBLIGATIONS": the collective reference to the U.S. L/C Obligations and the Canadian L/C Obligations.

                  "LENDER ADDENDUM": with respect to any Lender which becomes a party hereto on the date hereof, a Lender Addendum, substantially in the form of Exhibit D, to be executed and delivered by such Lender on the date hereof as provided in Section 10.16.

                  "LENDER AFFILIATE": (a) any Affiliate of any Lender, (b) any Person that is administered or managed by any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

                  "LENDERS": as defined in the preamble hereto; PROVIDED that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

                  "LETTERS OF CREDIT": the collective reference to the U.S. Letters of Credit and the Canadian Letters of Credit.

                  "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "LOAN": any loan or advance made by any Lender pursuant to this Agreement, including without limitation, any advance made by way of the acceptance by any Canadian Lender of a Draft.

                  "LOAN DOCUMENTS": this Agreement, the Security Documents and the Notes.

                  "LOAN PARTIES": each Group Member that is a party to a Loan Document.

                  "MAJORITY FACILITY LENDERS": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans, the Total Revolving Extensions of Credit or the Canadian Swingline Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of either Revolving Facility, prior to any termination of such Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments under such Revolving Facility).

                  "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, property, operations or condition (financial or otherwise) of the U.S. Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agents or the Lenders hereunder or thereunder.

                  "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

                  "MEDIUM TERM NOTES": the securities issued from time to time under the Medium Term Notes Indenture.

                  "MEDIUM TERM NOTES INDENTURE": the Indenture, dated as of January 1, 1990, between the U.S. Borrower and Morgan Guaranty Trust Company of New York, as trustee, and any supplemental indenture thereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with
Section 7.9.

                  "MOODY'S":  Moody's Investors Service, Inc.

                  "MORTGAGED PROPERTIES": the collective reference to the U.S. Mortgaged Properties, the Canadian Mortgaged Properties and the Quebec Mortgaged Properties.

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                                                                              22

                  "MORTGAGES": the collective reference to the U.S. Mortgages, the Canadian Mortgages and the Quebec Mortgages.

                  "MULTIEMPLOYER PLAN": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NET CASH PROCEEDS": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "NON-EXCLUDED TAXES":  as defined in Section 2.26(a).

                  "NON-U.S. LENDER":  as defined in Section 2.26(d).

                  "NOTES": the collective reference to any promissory note evidencing Loans.

                  "OBLIGATIONS": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrowers to either Administrative Agent or to any Lender (or, in the case of Specified Hedge Agreements, any Lender Affiliate or other counterparty thereto), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to either Administrative Agent or to any Lender that are required to be paid by the Borrowers pursuant hereto) or otherwise.

                  "OTHER TAXES": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "PARTICIPANT":  as defined in Section 10.6(b).

                  "PAYMENT OFFICE": with respect to either Administrative Agent, the office of such Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by such Administrative Agent as its funding office by written notice to the relevant Borrower and the relevant Lenders.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "PERMITTED CANADIAN REAL PROPERTY LIENS": any of: (a) Liens in respect of reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown of any real property of the U.S. Borrower or any Subsidiary thereof located in Canada of any interest therein that, in the aggregate, are not substantial in amount and do not in any case detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the U.S. Borrower and its Subsidiaries, (b) Liens in favor of a public utility or municipality or any public authority or Governmental Authority which is required by such utility or other authority in connection with the operation of the business, or the ownership of property, in Canada of the U.S. Borrower or any Subsidiary thereof which Liens, in the aggregate, are not substantial in amount and do not in any case detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the U.S. Borrower and its Subsidiaries, (c) servicing agreements, development agreements, site plan agreements and other agreements with Governmental Authorities with respect to the use or development of any of property located in Canada of the U.S. Borrower or any Subsidiary thereof so long as such agreements are complied with and which agreements, in the aggregate, do not in any case detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the U.S. Borrower and its Subsidiaries, (d) applicable municipal and other governmental restrictions, including municipal by-laws and regulations, affecting the use of land located in Canada or the nature of any structures which may be erected thereon so long as such restrictions are complied with and which restrictions, in the aggregate, do not in any case detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the U.S. Borrower and its Subsidiaries, and (e) rights reserved to or vested in any Governmental Authority of Canada or any province thereof by any statutory provision or by their terms of any lease, license, franchise, grant or permit of the U.S. Borrower or any Subsidiary thereof, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof that, in the aggregate, do not materially interfere with the ordinary conduct of the business of the U.S. Borrower and its Subsidiaries.

                  "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "PILLSBURY BUSINESSES":  as defined in Section 5.1(c)(i).

                  "PLAN": at a particular time, any Single Employer Plan or Multiemployer Plan in respect of which the U.S. Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PRICING GRID": (a) with respect to the Revolving Loans, the Canadian Swingline Loans, the Tranche A Term Loans and the Commitment Fee Rate, the pricing grid attached hereto as Annex A-1 and (b) with respect to the U.S. Tranche B Term Loans, the pricing grid attached hereto as Annex A-2.

                  "PRIME RATE": the rate of interest per annum publicly announced from time to time by CIBC as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by CIBC in connection with extensions of credit to debtors).

                  "PRO FORMA BALANCE SHEET":  as defined in Section 4.1(a).

                  "PRO FORMA STATEMENT OF OPERATIONS": as defined in Section 4.1(a).

                  "PROJECTIONS":  as defined in Section 6.2(c).

                  "PROVISIONAL CONSENT DECREE": a provisional consent decree entered into by General Mills and Diageo plc with the FTC in connection with obtaining regulatory approvals of the Acquisition (as defined in the Acquisition Agreement) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, providing for, among other things, the sale of certain assets in accordance with, and in the manner contemplated by, the Acquisition Agreement.

                  "QUEBEC MORTGAGED PROPERTIES": the real properties listed and identified as such on Part B of Schedule 1.1A which are located in the Province of Quebec, as to which the Collateral Agent, for the benefit of the Canadian Lenders, shall be granted a Lien pursuant to the Quebec Mortgages.

                  "QUEBEC MORTGAGES": the Quebec Security Documents only to the extent they relate to the Quebec Mortgaged Properties.

                  "QUEBEC SECURITY DOCUMENTS": the collective reference to (a) the Deed of Hypothec and Issue of Bonds to be executed and delivered by the Canadian Borrower and each Canadian Subsidiary Guarantor that owns property located in the Province of Quebec, Canada, together with the bond issued pursuant thereto, (b) the Pledge of Bond to be executed and delivered by the Canadian Borrower and each such Canadian Subsidiary Guarantor and (c) each such other document executed and/or delivered in connection with either of the foregoing, including without limitation, a delivery order and a receipt for such bond, in the case of each of the foregoing contained clauses (a), (b) and (c), in form and substance reasonably satisfactory to the Canadian Administrative Agent, as the same, after the execution thereof, may be amended, supplemented or otherwise modified from time to time

                  "RECOVERY EVENT": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.

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                                                                            25

                  "REFUNDING BANKERS' ACCEPTANCE":  as defined in Section
2.11(d).

                  "REGISTER":  as defined in Section 10.6(d).

                  "REGULATION U": Regulation U of the Board as in effect from time to time.

                  "REIMBURSEMENT OBLIGATIONS": the collective reference to the U.S. Reimbursement Obligations and the Canadian Reimbursement Obligations.

                  "REINVESTMENT DEFERRED AMOUNT": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Commitments pursuant to Section 2.18(c) as a result of the delivery of a Reinvestment Notice.

                  "REINVESTMENT EVENT": any Asset Sale or Recovery Event in respect of which a Borrower has delivered a Reinvestment Notice.

                  "REINVESTMENT NOTICE": a written notice executed by a Responsible Officer of a Borrower stating that no Event of Default has occurred and is continuing and that such Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in its business.

                  "REINVESTMENT PREPAYMENT AMOUNT": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Borrowers' business.

                  "REINVESTMENT PREPAYMENT DATE": with respect to any Reinvestment Event, the earlier of (a) the date occurring nine months after such Reinvestment Event and (b) the date on which a Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in such Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
Section 4241 of ERISA.

                  "REPORTABLE EVENT": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34, .35, .62, .63,
 .64, .65 or .67 of PBGC Reg. SECTION 4043.

                  "REQUIRED LENDERS": at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding, (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding and (iii) the Canadian Swingline Commitment then in effect or, if the Canadian Swingline Commitment has been terminated, the aggregate Canadian Swingline Extensions of Credit then outstanding.

                  "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RESCISSION EVENT": the withdrawal by the FTC of, or the imposition by the FTC of conditions on, its final approval of the Provisional Consent Decree resulting in the exercise by any party to the Acquisition Agreement of its right to rescind the transactions consummated pursuant to the Acquisition Agreement and to terminate the Acquisition Agreement.

                  "RESPONSIBLE OFFICER": the chief executive officer, president or chief financial officer of a Borrower, but in any event, with respect to financial matters, the chief financial officer and the vice president and treasurer of such Borrower.

                  "RESTRICTED PAYMENTS":  as defined in Section 7.6.

                  "REVOLVING COMMITMENT PERIOD": the period from and including the Closing Date to the Revolving Termination Date.

                  "REVOLVING COMMITMENTS": as to any Lender, the collective reference to the U.S. Revolving Commitments and the Canadian Revolving Commitments of such Lender.

                  "REVOLVING EXTENSIONS OF CREDIT": as to any Revolving Lender at any time, the collective reference to the U.S Revolving Extensions of Credit and the Canadian Revolving Loans of such Lender then outstanding.

                  "REVOLVING FACILITY": each of the U.S. Revolving Facility and the Canadian Revolving Facility.

                  "REVOLVING LENDERS": the collective reference to the U.S. Revolving Lenders and the Canadian Revolving Lenders.

                  "REVOLVING LOANS": the collective reference to the U.S. Revolving Loans and the Canadian Revolving Loans.

                  "REVOLVING TERMINATION DATE":  September 30, 2006.

                  "S&P": Standard and Poor's, a division of The McGraw-Hill Companies.

                  "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

                  "SECURED PARTIES": as defined in the Guarantee and Collateral Agreements.

                  "SECURITY DOCUMENTS": the collective reference to the U.S. Guarantee and Collateral Agreement, the Canadian Collateral Agreement, the Canadian Pledge Agreement, the Quebec Security Documents, the Mortgages and all other security documents hereafter delivered to either Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "SENIOR NOTE INDENTURE": an indenture to be entered into by the U.S. Borrower in connection with the issuance of the Senior Notes which contains the terms and conditions set forth in the draft thereof, previously delivered on September 7, 2001 to the Administrative Agents, with such changes therein as are not adverse to the U.S. Borrower or the Lenders or as shall be approved in writing by the Administrative Agents, and is otherwise in form and substance satisfactory to the Administrative Agents, together with all instruments and other agreements entered into by the U.S. Borrower in connection therewith, as the same, after the execution thereof, may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

                  "SENIOR NOTES": senior unsecured notes of the U.S. Borrower issued on the Closing Date pursuant to the Senior Note Indenture.

                  "SINGLE EMPLOYER PLAN": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

                  "SOLVENT": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state and provincial laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "DEBT" means liability on a "claim", and (ii) "CLAIM" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "SPECIFIED CHANGE OF CONTROL": a "Change of Control" (or any other defined term having a similar purpose) as defined in the Senior
Note Indenture or, as the case may be, the Bridge Facility Loan Agreement.

                  "SPECIFIED HEDGE AGREEMENT": (a) any Hedge Agreement (i) entered into by a Borrower and any Lender or Lender Affiliate and (ii) that has been designated by the relevant Lender and the relevant Borrower, by written notice to the relevant Administrative Agent, as a Specified Hedge Agreement and
(b) the Bank of America Hedge Agreement (without giving effect to any extensions thereof). Specified Hedge Agreements may be identified by reference to the Borrower which is a party thereto, namely, a "U.S. Borrower Specified Hedge Agreement" or a "Canadian Borrower Specified Hedge Agreement." The designation of any Hedge Agreement as a Specified Hedge Agreement shall not create in favor of such Lender, Lender Affiliate or any other counterparty thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under the Guarantee and Collateral Agreements.

                  "SUBSIDIARY": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the relevant Borrower.

                  "SUBSIDIARY GUARANTORS": the collective reference to the U.S. Subsidiary Guarantors and the Canadian Subsidiary Guarantors.

                  "SYNDICATION AGENTS":  as defined in the preamble hereto.

                  "SYNTHETIC PURCHASE AGREEMENT": any agreement pursuant to which any Group Member is or may become obligated to make (a) any payment in connection with the purchase by any third party from a Person other than a Group Member of any Capital Stock of any Group Member or any Indebtedness referred to in Section 7.9 or (b) any payment (except as otherwise expressly permitted by Section 7.6 or 7.9) the amount of which is determined by reference to the price or value at any time of any such Capital Stock or Indebtedness; PROVIDED that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of any Group Member (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

                  "TERM LENDERS": the collective reference to the U.S. Term Lenders and the Canadian Term Lenders.

                  "TERM LOANS": the collective reference to the U.S. Term Loans and the Canadian Term Loans.

                  "TOLEDO FACILITY": the facility owned by General Mills and located at 1250 Laskey Road, Toledo, Ohio, and all improvements, facilities and fixtures located thereon to be sold pursuant to the Acquisition Agreement.

                  "TOTAL CANADIAN REVOLVING COMMITMENTS": at any time, the aggregate amount of the Canadian Revolving Commitments of the Canadian Revolving Lenders then in effect. The original amount of the Total Canadian Revolving Commitments is the excess of (a) the Canadian Dollar Equivalent of $25,000,000 on the Business Day prior to the Closing Date over (b) the Canadian Swingline Commitment.

                  "TOTAL CANADIAN REVOLVING LOANS": at any time, the aggregate amount of the Canadian Revolving Loans of all Canadian Revolving Lenders outstanding at such time.

                  "TOTAL REVOLVING COMMITMENTS": at any time, the aggregate amount of the Revolving Commitments of the Revolving Lenders then in effect.

                  "TOTAL REVOLVING EXTENSIONS OF CREDIT": at any time, the collective reference to the Total U.S. Revolving Extensions of Credit outstanding at such time and the Dollar Equivalent of the Total Canadian Revolving Loans outstanding at such time.

                  "TOTAL U.S. REVOLVING COMMITMENTS": at any time, the aggregate amount of the U.S. Revolving Commitments of all U.S. Revolving Lenders then in effect. The original amount of the Total U.S. Revolving Commitments is $75,000,000.

                  "TOTAL U.S. REVOLVING EXTENSIONS OF CREDIT": at any time, the aggregate amount of the U.S. Revolving Extensions of Credit of all U.S. Revolving Lenders outstanding at such time.

                  "TRANCHE A TERM LOANS": the collective reference to the U.S. Tranche A Term Loans and the Canadian Term Loans.

                  "TRANSFEREE":  any Assignee or Participant.

                  "TRANSITION SERVICES AGREEMENT": the Transition Services Agreement to be entered into among General Mills, and the U.S. Borrower on substantially the terms and conditions set forth in the draft thereof dated August 17, 2001, previously delivered to the Administrative Agents, with such changes therein as are not adverse to the U.S. Borrower or the Lenders or as shall be approved in writing by the Administrative Agents, as the same, after the execution thereof, may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.16.

                  "TYPE": as to any Loan, its nature as an ABR Loan, a Eurodollar Loan, a U.S. Base Rate Loan, a C$ Prime Loan or a Bankers' Acceptance.

                  "UPDATED PRO FORMA BALANCE SHEET": as defined in Section 5.1(c)(iv)

                  "UPDATED PRO FORMA STATEMENT OF OPERATIONS":  as defined in
Section 5.1(c)(iv).

                  "U.S. ADMINISTRATIVE AGENT": CIBC, together with its affiliates, as the arranger of the U.S. Commitments and as the administrative agent for the U.S. Lenders under this Agreement and the other Loan Documents, together with any of its successors.

                  "U.S. BASE RATE": a fluctuating rate of interest per annum which is equal at all times to the greater of: (a) the reference rate of interest (however designated) of the Canadian Administrative Agent for determining interest chargeable by it on U.S. Dollar commercial loans made in Canada; and (b) 1.00% above the Federal Funds Effective Rate from time to time in effect.

                  "U.S. BASE RATE LOANS": Loans the rate of interest applicable to which is based upon the U.S. Base Rate.

                  "U.S. BORROWER":  as defined in the preamble hereto.

                  "U.S. COMMITMENTS": as to any U.S. Lender, the sum of the U.S. Tranche A Term Commitment, the U.S. Tranche B Term Commitment and the U.S. Revolving Commitment of such Lender.

                  "U.S. GUARANTEE AND COLLATERAL AGREEMENT": the Guarantee and Collateral Agreement to be executed and delivered by each of the grantors party thereto, substantially in the form of Exhibit A-1.

                  "U.S. ISSUING LENDER": CIBC, in its capacity as issuer of any U.S. Letter of Credit.

                  "U.S. L/C COMMITMENT":  $10,000,000.

                  "U.S. L/C OBLIGATIONS": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding U.S. Letters of Credit and (b) the aggregate amount of drawings under U.S. Letters of Credit that have not then been reimbursed pursuant to
Section 3.5(a).

                  "U.S. L/C PARTICIPANTS": the collective reference to all the U.S. Revolving Lenders other than the U.S. Issuing Lender.

                  "U.S. LENDERS": the collective reference to the U.S. Term Lenders and the U.S. Revolving Lenders.

                  "U.S. LETTERS OF CREDIT":  as defined in Section 3.1(a).

                  "U.S. LOANS": the collective reference to all Loans to the U.S. Borrower.

                  "U.S. MORTGAGED PROPERTIES": the real properties listed and identified as such on Part A of Schedule 1.1A, as to which the Collateral Agent, for the benefit of the Lenders, shall be granted a Lien pursuant to the U.S. Mortgages.

                  "U.S. MORTGAGES": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Collateral Agent, for the benefit of the Lenders, substantially in the form of Exhibit E-1, in the case of fee interests (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), or in form and substance reasonably satisfactory to the U.S. Administrative Agent, in the case of any leasehold interests in which a Lien may in the future be created to secure the Obligations, as the same, after the execution thereof, may be amended, supplemented or otherwise modified from time to time.

                  "U.S. REIMBURSEMENT OBLIGATION": the obligation of the U.S. Borrower to reimburse the U.S. Issuing Lender pursuant to Section 3.5(a) for amounts drawn under U.S. Letters of Credit.

                  "U.S. REVOLVING COMMITMENT": as to any U.S. Lender, the obligation of such Lender, if any, to make U.S. Revolving Loans and participate in U.S. Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth opposite the heading "U.S. Revolving Commitment" on
Schedule 1 to the Lender Addendum delivered by such Lender or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

                  "U.S. REVOLVING EXTENSIONS OF CREDIT": as to any U.S. Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all U.S. Revolving Loans held by such Lender then outstanding and (b) such Lender's U.S. Revolving Percentage of the U.S. L/C Obligations then outstanding.

                  "U.S. REVOLVING FACILITY": the U.S. Revolving Commitments and the extensions of credit made thereunder.

                  "U.S. REVOLVING LENDERS": each U.S. Lender that has a U.S. Revolving Commitment or that holds U.S. Revolving Loans.

                  "U.S. REVOLVING LOANS":  as defined in Section 2.7.

                  "U.S. REVOLVING PERCENTAGE": as to any U.S. Revolving Lender at any time, the percentage which such Lender's U.S. Revolving Commitment then in effect constitutes of the Total U.S. Revolving Commitments then in effect or, at any time after the U.S. Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's U.S. Revolving Loans then outstanding constitutes of the aggregate principal amount of the U.S. Revolving Loans then outstanding, PROVIDED that, in the event that the U.S. Revolving Loans are paid in full prior to the reduction to zero of the Total U.S. Revolving Extensions of Credit, the U.S. Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding U.S. Revolving Extensions of Credit shall be held by the U.S. Revolving Lenders on a comparable basis.

                  "U.S. SUBSIDIARY GUARANTOR": each Subsidiary of the U.S. Borrower other than any Excluded Foreign Subsidiary.

                  "U.S. TERM LENDERS": the collective reference to the U.S. Tranche A Term Lenders and the U.S. Tranche B Term Lenders.

                  "U.S. TERM LOANS": the collective reference to the U.S. Tranche A Term Loans and the U.S. Tranche B Term Loans.

                  "U.S. TRANCHE A TERM COMMITMENT": as to any U.S. Lender, the obligation of such Lender, if any, to make a U.S. Tranche A Term Loan to the U.S. Borrower in a principal amount not to exceed the amount set forth opposite the heading "U.S. Tranche A Term Commitment" on Schedule 1 to the Lender Addendum delivered by such Lender. The original aggregate amount of the U.S. Tranche A Term Commitments is $90,000,000 minus the aggregate amount, if any, of the Medium Term Notes outstanding on the Closing Date (unless such outstanding amount is equal to or less than $5,000,000, in which case no such reduction in the U.S. Tranche A Term Commitment shall be made).

                  "U.S. TRANCHE A TERM FACILITY": the Tranche A Term Commitments and the Tranche A Term Loans made thereunder.

                  "U.S. TRANCHE A TERM LENDER": each U.S. Lender that has a U.S. Tranche A Term Commitment or that holds a U.S. Tranche A Term Loan.

                  "U.S. TRANCHE A TERM LOAN":  as defined in Section 2.1.

                  "U.S. TRANCHE A TERM PERCENTAGE": as to any U.S. Tranche A Term Lender at any time, the percentage which such Lender's U.S. Tranche A Term Commitment then in effect constitutes of the aggregate U.S. Tranche A Term Commitments then in effect or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's U.S. Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the U.S. Tranche A Term Loans then outstanding.

                  "U.S. TRANCHE B TERM COMMITMENT": as to any U.S. Lender, the obligation of such Lender, if any, to make a U.S. Tranche B Term Loan to the U.S. Borrower in a principal amount not to exceed the amount set forth opposite the heading "U.S. Tranche B Term Commitment" on Schedule 1 to the Lender Addendum delivered by such Lender. The original aggregate amount of the U.S. Tranche B Term Commitments is $200,000,000.

                  "U.S. TRANCHE B TERM FACILITY": the Tranche B Term Commitments and the Tranche B Term Loans made thereunder.

                  "U.S. TRANCHE B TERM LENDER": each Lender that has a Tranche B Term Commitment or that holds a Tranche B Term Loan.

                  "U.S. TRANCHE B TERM LOAN":  as defined in Section 2.1.

                  "U.S. TRANCHE B TERM PERCENTAGE": as to any U.S. Tranche B Lender at any time, the percentage which such Lender's U.S. Tranche B Term Commitment then in effect constitutes of the aggregate U.S. Tranche B Term Commitments then in effect or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's U.S. Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the U.S. Tranche B Term Loans then outstanding.

                  "U.S. WHOLLY OWNED SUBSIDIARY GUARANTOR": any U.S. Subsidiary Guarantor that is a Wholly Owned Subsidiary of the U.S. Borrower.

                  "UNITED STATES":  the United States of America.

                  "WHOLLY OWNED SUBSIDIARY": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "WHOLLY OWNED SUBSIDIARY GUARANTOR": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the U.S. Borrower.

                  1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto,
(i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume or become liable in respect of (and the words "incurred" and "incurrence" shall have correlative meanings),
(iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 U.S. TERM COMMITMENTS. Subject to the terms and conditions hereof, (a) each U.S. Tranche A Term Lender severally agrees to make a term loan (a "U.S. TRANCHE A TERM LOAN") to the U.S. Borrower on the Closing Date in an amount not to exceed the amount of the U.S. Tranche A Term Commitment of such Lender and (b) each U.S. Tranche B Term Lender severally agrees to make a term loan (a "U.S. TRANCHE B TERM LOAN") to the U.S. Borrower in Dollars on the Closing Date in an amount not to exceed the amount of the U.S. Tranche B Term Commitment of such Lender. The U.S. Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the U.S. Borrower and notified to the U.S. Administrative Agent in accordance with Sections 2.2 and 2.19.

                  2.2 PROCEDURE FOR U.S. TERM LOAN BORROWING. The U.S. Borrower shall give the U.S. Administrative Agent irrevocable notice (which notice must be received by the U.S. Administrative Agent prior to 10:00 a.m., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the U.S. Term Lenders make the U.S. Term Loans on the Closing Date and specifying the amount to be borrowed. The U.S. Term Loans made on the Closing Date shall initially be ABR Loans and, unless otherwise agreed by the U.S. Administrative Agent in its sole discretion, no U.S. Tranche B Term Loan may be converted into or continued as a Eurodollar Loan prior to the date that is 5 Business Days after the Closing Date and the initial Interest Period for U.S. Tranche B Term Loans which are Eurodollar Loans shall

                                                                         34
be one month. Upon receipt of such notice, the U.S. Administrative Agent shall promptly notify each U.S. Term Lender thereof. Not later than 12:00 noon, New York City time, on the Closing Date each U.S. Term Lender shall make available to the U.S. Administrative Agent at its Funding Office an amount in immediately available funds equal to the U.S. Term Loan or U.S. Term Loans to be made by such Lender. The U.S. Administrative Agent shall make available to the U.S. Borrower, in accordance with instructions received from it by the U.S. Administrative Agent, the aggregate of the amounts made available to the U.S. Administrative Agent by the U.S. Term Lenders in immediately available funds.

                  2.3 REPAYMENT OF U.S. TERM LOANS. (a) The U.S. Tranche A Term Loan of each U.S. Tranche A Lender shall mature in ten consecutive installments, payable on the last day of each of the fiscal quarters of the U.S. Borrower ending on or about the dates set forth below and on September 30, 2006, each of which shall be in an amount equal to such Lender's U.S. Tranche A Term Percentage multiplied by the amount set forth below opposite such date:

                      ------------------------------------- ---------------------------
                                      DATE                       PRINCIPAL AMOUNT
                      ------------------------------------- ---------------------------
                            February 28, 2002                        $6,000,000
                      ------------------------------------- ---------------------------
                            August 31, 2002                          $6,000,000
                      ------------------------------------- ---------------------------
                            February 28, 2003                        $7,500,000
                      ------------------------------------- ---------------------------
                            August 31, 2003                          $7,500,000
                      ------------------------------------- ---------------------------
                            February 28, 2004                       $10,500,000
                      ------------------------------------- ---------------------------
                            August 31, 2004                         $10,500,000
                      ------------------------------------- ---------------------------
                            February 28, 2005                       $10,500,000
                      ------------------------------------- ---------------------------
                            August 31, 2005                         $10,500,000
                      ------------------------------------- ---------------------------
                            February 28, 2006                       $10,500,000
                      ------------------------------------- ---------------------------
                            September 30, 2006                      $10,500,000
                      ------------------------------------- ---------------------------

PROVIDED, HOWEVER, that if the aggregate amount of the Medium Term Notes not repaid on or before the Closing Date exceeds $5,000,000, the aggregate amount of the installments of the U.S. Tranche A Term Loans set forth above shall be reduced by the aggregate amount of such unpaid Medium Term Notes, with the application of such reductions being determined with respect to each Medium Term Note outstanding on the Closing Date (considered chronologically according to the respective maturity dates thereof) as follows: (a) an amount equal to 50% of the amount payable at the maturity of such unpaid Medium Term Note shall, FIRST, reduce the installment that is due immediately prior to the maturity date of such Medium Term Note (to the extent such installment exists and has not previously been eliminated pursuant to this proviso) and, SECOND, reduce the installments immediately following the installment reduced pursuant to the foregoing clause FIRST (to the extent such installments have not previously been eliminated pursuant to this proviso) in the direct order of their stated maturity and (b) an amount equal to 50% of the amount payable at the maturity of such unpaid Medium Term Note shall reduce the installments that are due immediately succeeding the maturity date of such Medium Term Note (to the extent such installments have not previously been eliminated pursuant to this proviso). If necessary, the U.S. Borrower and the U.S. Administrative Agent will, as soon as practicable following the Closing Date, establish a revised schedule for the amortization of the U.S. Tranche

A Term Loans in accordance with the proviso to the preceding sentence and deliver a copy of such revised schedule to the Lenders.

                  (b) The U.S. Tranche B Term Loan of each U.S. Tranche B Lender shall mature in thirteen consecutive semi-annual installments, payable on the last day of each of the fiscal quarters of the U.S. Borrower ending on or about the dates set forth below, each of which shall be in an amount equal to such Lender's U.S. Tranche B Term Percentage multiplied by the amount set forth below opposite such installment:

                      ------------------------------------- ---------------------------
                                      DATE                       PRINCIPAL AMOUNT
                      ------------------------------------- ---------------------------
                            February 28, 2002                        $1,000,000
                      ------------------------------------- ---------------------------
                            August 31, 2002                          $1,000,000
                      ------------------------------------- ---------------------------
                            February 28, 2003                        $1,000,000
                      ------------------------------------- ---------------------------
                            August 31, 2003                          $1,000,000
                      ------------------------------------- ---------------------------
                            February 28, 2004                        $1,000,000
                      ------------------------------------- ---------------------------
                            August 31, 2004                          $1,000,000
                      ------------------------------------- ---------------------------
                            February 28, 2005                        $1,000,000
                      ------------------------------------- ---------------------------
                            August 31, 2005                          $1,000,000
                      ------------------------------------- ---------------------------
                            February 28, 2006                        $1,000,000
                      ------------------------------------- ---------------------------
                            August 31, 2006                          $1,000,000
                      ------------------------------------- ---------------------------
                            February 28, 2007                       $63,333,333
                      ------------------------------------- ---------------------------
                            August 31, 2007                         $63,333,333
                      ------------------------------------- ---------------------------
                            February 28, 2008                       $63,333,334
                      ------------------------------------- ---------------------------

                  2.4 CANADIAN TERM COMMITMENTS. Subject to the terms and conditions hereof, (a) each Canadian Term Lender severally agrees to make a term loan to, and accept Drafts from, the Canadian Borrower (such loan and acceptances of Drafts, a "CANADIAN TERM LOAN") on the Closing Date in an amount not to exceed the amount of the Canadian Term Commitment of such Lender. The Canadian Term Loans may (a) be denominated in Dollars or in Canadian Dollars as determined by the Canadian Borrower and notified to the Canadian Administrative Agent in accordance with Section 2.5 and (b) from time to time be (i) Eurodollar Loans, in the case of such Loans denominated in Dollars, (ii) U.S. Base Rate Loans, in the case of such Loans denominated in Dollars, (iii) C$ Prime Loans, in the case of such Loans denominated in Canadian Dollars, or (iv) Bankers' Acceptances, in the case of such Loans denominated in Canadian Dollars, as determined by the Canadian Borrower and notified to the Canadian Administrative Agent in accordance with Sections 2.5, 2.11 and 2.19.

                  2.5 PROCEDURE FOR CANADIAN TERM LOAN BORROWING. The Canadian Borrower shall give the Canadian Administrative Agent irrevocable notice (which notice must be received by the Canadian Administrative Agent prior to 10:00 a.m., Toronto time, one Business Day prior to the anticipated Closing Date) requesting that the Canadian Term Lenders make the Canadian Term Loans on the Closing Date and specifying the amount to be borrowed. The Canadian Term Loans made on the Closing Date shall initially be U.S. Base Rate Loans, if such Loans are requested to be made in Dollars, or C$ Prime Loans, if such Loans are requested to be made in Canadian Dollars. Upon receipt of such notice the Canadian Administrative Agent shall promptly notify each Canadian Term Lender thereof. Not later than 12:00 noon, Toronto time, on the Closing Date each Canadian Term Lender shall make available to the Canadian Administrative Agent at its Funding Office an amount in immediately available funds equal to the Canadian Term Loan to be made by such Lender. The Canadian Administrative Agent shall credit the account of the Canadian Borrower on the books of such office of the Canadian Administrative Agent with the aggregate of the amounts made available to the Canadian Administrative Agent by the Canadian Term Lenders in immediately available funds. The Canadian Borrower may request that if the Canadian Term Loans are made available in Canadian Dollars, such Loans may be made by way of Bankers' Acceptances in accordance with and pursuant to the procedures set forth in Section 2.11.

                  2.6 REPAYMENT OF CANADIAN TERM LOANS. The Canadian Term Loan of each Canadian Term Lender shall mature in ten consecutive installments, payable on the last day of each of the fiscal quarters of the U.S. Borrower ending on or about the dates set forth below and on September 30, 2006, each of which shall be in an amount equal to such Lender's Canadian Term Percentage multiplied by the percentage set forth below opposite such installment multiplied by the original amount of the aggregate Canadian Term Loan
Commitments:

                      ------------------------------------- ---------------------------
                                  DATE                              PERCENTAGE
                      ------------------------------------- ---------------------------
                      February 28, 2002                              6 2/3%
                      ------------------------------------- ---------------------------
                      August 31, 2002                                6 2/3%
                      ------------------------------------- ---------------------------
                      February 28, 2003                              8 1/3%
                      ------------------------------------- ---------------------------
                      August 31, 2003                                8 1/3%
                      ------------------------------------- ---------------------------
                      February 28, 2004                             11 2/3%
                      ------------------------------------- ---------------------------
                      August 31, 2004                               11 2/3%
                      ------------------------------------- ---------------------------
                      February 28, 2005                             11 2/3%
                      ------------------------------------- ---------------------------
                      August 31, 2005                               11 2/3%
                      ------------------------------------- ---------------------------
                      February 28, 2006                             11 2/3%
                      ------------------------------------- ---------------------------
                      September 30, 2006                            11 2/3%
                      ------------------------------------- ---------------------------

                  2.7 U.S. REVOLVING COMMITMENTS. (a) Subject to the terms and conditions hereof, each U.S. Revolving Lender severally agrees to make revolving credit loans ("U.S. REVOLVING LOANS") to the U.S. Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's U.S. Revolving Percentage of the U.S. L/C Obligations then outstanding, does not exceed the amount of such Lender's U.S. Revolving Commitment. During the Revolving Commitment Period the U.S. Borrower may use the U.S. Revolving Commitments by borrowing, prepaying the U.S. Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The U.S. Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the U.S. Borrower and notified to the U.S. Administrative Agent in accordance with Sections 2.8 and 2.19.

                  (b) The U.S. Borrower shall repay all outstanding U.S. Revolving Loans on the Revolving Termination Date.

                  2.8 PROCEDURE FOR U.S. REVOLVING LOAN BORROWING. The U.S. Borrower may borrow under the U.S. Revolving Commitments during the Revolving Commitment Period on any Business Day, PROVIDED that the U.S. Borrower shall give the U.S. Administrative Agent irrevocable notice (which notice must be received by the U.S. Administrative Agent prior to 12:00 noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) on the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of U.S. Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any U.S. Revolving Loans made on the Closing Date shall initially be ABR Loans. Each borrowing under the U.S. Revolving Commitments shall be in an amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available U.S. Revolving Commitments are less than $1,000,000, such lesser amount). Upon receipt of any such notice from the U.S. Borrower, the U.S. Administrative Agent shall promptly notify each U.S. Revolving Lender thereof and in no event later than 2:00 p.m., New York City time, in the case of ABR Loans. Each U.S. Revolving Lender will make the amount of its PRO RATA share of each borrowing available to the U.S. Administrative Agent for the account of the U.S. Borrower at the Funding Office of the U.S. Administrative Agent prior to 3:00 p.m., New York City time, on the Borrowing Date requested by the U.S. Borrower in funds immediately available to the U.S. Administrative Agent. Such borrowing will then be made available to the U.S. Borrower by the U.S. Administrative Agent making available to the U.S. Borrower, in accordance with instructions received from it by the U.S. Administrative Agent, the aggregate of the amounts made available to the U.S. Administrative Agent by the U.S. Revolving Lenders and in like funds as received by the U.S. Administrative Agent.

                  2.9 CANADIAN REVOLVING COMMITMENTS. (a) Subject to the terms and conditions hereof, each Canadian Revolving Lender severally agrees to make revolving credit loans to, and accept Drafts from, the Canadian Borrower (such loans and acceptances of Drafts, the "CANADIAN REVOLVING LOANS") from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Lender's Canadian Revolving Commitment. During the Revolving Commitment Period the Canadian Borrower may use the Canadian Revolving Commitments by borrowing, prepaying the Canadian Revolving Loans in whole or in part, and reborrowing, and by requesting the Canadian Revolving Lenders to accept Drafts, all in accordance with the terms and conditions hereof. The Canadian Revolving Loans may (a) be denominated in Dollars or Canadian Dollars as determined by the Canadian Borrower and notified to the Canadian Administrative Agent in accordance with Section 2.10 and (b) from time to time be (i) Eurodollar Loans, in the case of such Loans denominated in Dollars, (ii) U.S. Base Rate Loans, in the case of such Loans denominated in Dollars, (iii) C$ Prime Loans, in the case of such Loans denominated in Canadian Dollars, or (iv) Bankers' Acceptances, in the case of such Loans denominated in Canadian Dollars; in each case as determined by the Canadian Borrower and notified to the Canadian Administrative Agent in accordance with Sections 2.10, 2.11 and 2.19.

                  (b) The Canadian Borrower shall repay all outstanding Canadian Revolving Loans on the Revolving Termination Date.

                  2.10 PROCEDURE FOR CANADIAN REVOLVING LOAN BORROWING. The Canadian Borrower may borrow under the Canadian Revolving Commitments during the Revolving Commitment Period on any Business Day, PROVIDED that the Canadian Borrower shall give the Canadian Administrative Agent irrevocable notice (which notice must be received by the Canadian Administrative Agent prior to 12:00 noon, Toronto time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, (b) two Business Days prior to the requested Borrowing Date, in the case of Bankers' Acceptances or (c) one Business Day prior to the requested Borrowing Date, in the case of C$ Prime Loans and U.S. Base Rate Loans), specifying (i) the amount and Type of Canadian Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans and Bankers' Acceptances, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Canadian Revolving Loans made on the Closing Date shall initially be U.S. Base Rate Loans, if such Loans are requested to be made in Dollars, or C$ Prime Loans, if such Loans are requested to be made in Canadian Dollars. Each borrowing under the Canadian Revolving Commitments shall be in an amount equal to $1,000,000 (or the Canadian Dollar Equivalent thereof) or a whole multiple of $100,000 (or the Canadian Dollar Equivalent thereof) in excess thereof (or, if the then aggregate Available Canadian Revolving Commitments are less than $1,000,000 (or the Canadian Dollar Equivalent thereof), such lesser amount). Upon receipt of any such notice from the Canadian Borrower, the Canadian Administrative Agent shall promptly notify each Canadian Revolving Lender thereof. Each Canadian Revolving Lender will make the amount of its PRO RATA share of each borrowing available to the Canadian Administrative Agent for the account of the Canadian Borrower at its Funding Office prior to 2:00 p.m., Toronto time, on the Borrowing Date requested by the Canadian Borrower in funds immediately available to the Canadian Administrative Agent. Such borrowing will then be made available to the Canadian Borrower by the Canadian Administrative Agent crediting the account of the Canadian Borrower on the books of the Canadian Lending Office with the aggregate of the amounts made available to the Canadian Administrative Agent by the Canadian Revolving Lenders and in like funds as received by the Canadian Administrative Agent. The Canadian Borrower may make Bankers' Acceptance borrowings during the Revolving Credit Commitment Period on any Business Day, in accordance with and pursuant to the procedures set forth in Section 2.11.

                  2.11 BANKERS' ACCEPTANCES. (a) DRAFTS. The Canadian Borrower may (i) issue Drafts denominated in Canadian Dollars for acceptance by the Canadian Lenders and (ii) at its option, require that Bankers' Acceptances denominated in Canadian Dollars be purchased by the Canadian Lenders.

                  (b) PROCEDURES.

                      (i) NOTICE. The Canadian Borrower shall notify the Canadian Administrative Agent by irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) by 12:00 noon, Toronto time, two Business Days prior to the Borrowing Date in respect of any borrowing by way of Bankers' Acceptances.

                      (ii) MINIMUM BORROWING AMOUNT. Each borrowing by way of Bankers' Acceptances shall be in a minimum aggregate face amount of C$3,000,000 or a whole multiple of C$100,000 in excess thereof.

                      (iii) FACE AMOUNTS. The face amount of each Bankers' Acceptance shall be C$100,000 or any whole multiple thereof.

                      (iv) TERM. Bankers' Acceptances shall be issued and shall mature on a Business Day. Each Bankers' Acceptance shall have a term of 30, 60, 90 or 120 days (or such shorter or longer term as shall be agreed to by all of the Canadian Lenders under the relevant Facility), shall mature on or before the Revolving Credit Termination Date or the final maturity date of the Canadian Term Loans, as the case may be, and shall be in form and substance reasonably satisfactory to each relevant Canadian Lender. The Canadian Borrower shall select terms for Bankers' Acceptances so as not to require a payment or prepayment of any Bankers' Acceptance during a term for such Bankers' Acceptance.

                      (v) BANKERS' ACCEPTANCES IN BLANK. To facilitate the acceptance of Drafts under this Agreement, the Canadian Borrower shall, from time to time as required, provide to the Canadian Lenders Drafts duly executed and endorsed in blank by the Canadian Borrower in quantities sufficient for each Canadian Lender to fulfill its obligations hereunder. Each Canadian Lender is hereby authorized to accept such Drafts endorsed in blank in such face amounts as may be determined by such Canadian Lender in accordance with the terms of this Agreement, PROVIDED that the aggregate amount thereof is less than or equal to the aggregate amount of Bankers' Acceptances required to be accepted by such Canadian Lender. No Canadian Lender shall be responsible or liable for its failure to accept a Draft if the cause of such failure is, in whole or in part, due to the failure of the Canadian Borrower to provide duly executed and endorsed Drafts to such Canadian Lender on a timely basis, nor shall any Canadian Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use arising by reason of the gross negligence or willful misconduct of such Canadian Lender, its officers, employees, agents or representatives. Each Canadian Lender shall exercise such care in the custody and safekeeping of Drafts as it would exercise in the custody and safekeeping of similar property owned by it. Each Canadian Lender will, upon the request of the Canadian Borrower, promptly advise the Canadian Borrower of the number and designation, if any, of Drafts then held by it for the Canadian Borrower. Each Canadian Lender shall maintain a record with respect to Drafts and Bankers' Acceptances (A) received by it from the Canadian Borrower in blank hereunder, (B) voided by it for any reason, (C) accepted by it hereunder, (D) purchased by it hereunder and (E) canceled at their respective maturities. Each Canadian Lender further agrees to retain such records in the manner and for the statutory periods provided in the various Canadian provincial or federal statutes and regulations which apply to such Canadian Lender.

                      (vi) EXECUTION OF BANKERS' ACCEPTANCES. Drafts of the Canadian Borrower to be accepted as Bankers' Acceptances hereunder shall be duly executed on behalf of the Canadian Borrower. The Canadian Borrower hereby appoints each Canadian Lender as its attorney to sign and endorse on its behalf (in accordance with a borrowing notice relating to an advance by way of Bankers' Acceptances), in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Canadian Lender, Drafts in the form requested by such Canadian Lender. In this respect, it is each Canadian Lender's responsibility to maintain an adequate supply of Drafts for acceptance under this Agreement. All Drafts signed and/or endorsed by a Canadian Lender on behalf of the Canadian Borrower shall bind the Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of the Canadian Borrower. Each Canadian Lender is hereby authorized (in accordance with a borrowing notice relating to an advance by way of Bankers' Acceptances) to issue such Drafts endorsed in blank in such face amounts as may be determined by such Canadian Lender; PROVIDED that the aggregate amount thereof is equal to the aggregate amount of Drafts required to be accepted and purchased by such Canadian Lender. No Canadian Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except to the extent such damage, loss or other claim is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the fraud, gross negligence or willful misconduct of the Canadian Lender or its officers, employees, agents or representatives. Each Canadian Lender shall maintain a record with respect to Drafts (A) received by it in blank hereunder, (B) voided by it for any reason, (C) accepted and purchased by it hereunder and (D) cancelled at their respective maturities. On request by or on behalf of the Canadian Borrower, a Canadian Lender shall cancel all forms of Drafts which have been pre-signed or pre-endorsed on behalf of the Canadian Borrower and which are held by such Canadian Lender and are not required to be issued in accordance with the Canadian Borrower's irrevocable notice. Notwithstanding that any person whose signature appears on any Draft or Bankers' Acceptance may no longer be an authorized signatory for any Canadian Lender or the Canadian Borrower at the date of issuance of a Draft or Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Draft or Bankers' Acceptance so signed shall be binding on the Canadian Borrower.

                      (vii) ISSUANCE OF BANKERS' ACCEPTANCES. Promptly following receipt of a notice of borrowing by way of Bankers' Acceptances, the Canadian Administrative Agent shall so advise the Canadian Lenders and shall advise each Canadian Lender of the face amount of each Draft to be accepted by it and the term thereof. The aggregate face amount of Drafts to be accepted by a Canadian Lender shall be determined by the Canadian Administrative Agent on a PRO RATA basis by reference to the respective Canadian Revolving Credit Commitments and Canadian Term Loans, as the case may be, of the Canadian Lenders, except that, if the face amount of a Bankers' Acceptance, which would otherwise be accepted by a Canadian Lender, would not be C$100,000 or a whole multiple thereof, such face amount shall be increased or reduced by the Canadian Administrative Agent in its sole and unfettered discretion to the nearest whole multiple of C$100,000.

                      (viii) ACCEPTANCE OF BANKERS' ACCEPTANCES. Each Draft to be accepted by a Canadian Lender shall be accepted at the Canadian Lending Office of such Canadian Lender.

                      (ix) PURCHASE OF BANKERS' ACCEPTANCES. If the Canadian Borrower exercises its option pursuant to Section 2.11(a)(ii), each Canadian Lender shall be required to purchase (subject to Section 2.12) from the Canadian Borrower on such Borrowing Date, at the Applicable BA Discount Rate, the Bankers' Acceptances accepted by it on such Borrowing Date and to provide to the Canadian Administrative Agent the BA Discount Proceeds thereof (net of the applicable Acceptance Fee as determined under Section 2.11(e)) not later than 2:00 p.m., Toronto time, on such Borrowing Date for the account of the Canadian Borrower. Not later than 3:00 p.m., Toronto time, on such Borrowing Date, the Canadian Administrative Agent shall make such BA Discount Proceeds (net of the applicable Acceptance Fee) available to the Canadian Borrower by crediting the account of the Canadian Borrower on the books of its Canadian Lending Office with the aggregate of the amounts made available to the Canadian Administrative Agent by the Canadian Lenders and in like funds as received by the Canadian Administrative Agent.

                      (x) SALE OF BANKERS' ACCEPTANCES. Each Canadian Lender may at any time and from time to time purchase, hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it, and no such dealing shall prejudice or impair the Canadian Borrower's obligations under Section 2.11(c).

                      (xi) WAIVER OF PRESENTMENT AND OTHER CONDITIONS. The Canadian Borrower waives demand, presentment for payment, protest, noting of protest, dishonor, noting of dishonor and any other defense to payment of any amounts due to a Canadian Lender in respect of a Bankers' Acceptance accepted by such Canadian Lender pursuant to this Agreement, including merger, which might exist solely by reason of such Bankers' Acceptance being held, at the maturity thereof, by such Canadian Lender in its own right, and the Canadian Borrower agrees not to claim any days of grace if such Canadian Lender as holder sues the Canadian Borrower on the Bankers' Acceptances for payment of the amount payable by the Canadian Borrower thereunder.

                  (c) The Canadian Borrower shall reimburse a Canadian Lender for, and there shall become due and payable at 10:00 a.m., Toronto time, on the contract maturity date for each Bankers' Acceptance, an amount in Canadian Dollars in same day funds equal to the full face amount of such Bankers' Acceptance. The Canadian Borrower shall make each such reimbursement payment (i) by causing any proceeds of a Refunding Bankers' Acceptance issued in accordance with Section 2.11(d) or conversion of such Bankers' Acceptance in accordance with Section 2.19(c) to be applied in reduction of such reimbursement payment and (ii) by depositing the amount of such reimbursement payment (or any portion thereof remaining unpaid after application of any proceeds referred to in clause
(i)) to the relevant payment account. The Canadian Borrower's payment in accordance with this Section shall satisfy its obligations under any Bankers' Acceptance to which it relates, and the Canadian Lender which has accepted such Bankers' Acceptance shall thereafter be solely responsible for the payment of such Bankers' Acceptance.

                  (d) The Canadian Borrower shall give irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) (or such other method of notification as may be agreed upon between the Canadian Administrative Agent and the Canadian Borrower) to the Canadian Administrative Agent prior to 12:00 noon, Toronto time, two Business Days prior to the maturity date of each Bankers' Acceptance of the Canadian Borrower's intention to issue a Bankers' Acceptance on such maturity date (a "REFUNDING BANKERS' ACCEPTANCE") to provide for the payment of such maturing Bankers' Acceptance (it being understood that payments by the Canadian Borrower and fundings by the Canadian Lenders in respect of each maturing Bankers' Acceptance and the related Refunding Bankers' Acceptance shall be made on a net basis reflecting the difference between the face amount of such maturing Bankers' Acceptance and the BA Discount Proceeds (net of the applicable Acceptance Fee) of such Refunding Bankers' Acceptance). If the Canadian Borrower fails to give such notice or does not have sufficient funds on deposit in the amount of the reimbursement payment in accordance with Section 2.11(c), the Canadian Borrower shall be deemed to have requested that such maturing Bankers' Acceptances be repaid with the proceeds of C$
Prime Loans (without any requirement to give notice with respect thereto), commencing on the maturity date of such maturing Bankers' Acceptances.

                  (e) An Acceptance Fee shall be payable by the Canadian Borrower to each Canadian Lender in advance (in the manner specified in Section 2.11(b)(ix)) upon the issuance of a Bankers' Acceptance to be accepted by such Canadian Lender calculated at the rate per annum equal to the Applicable Margin, such Acceptance Fee to be calculated on the face amount of such Bankers' Acceptance and to be computed on the basis of the number of days in the term of such Bankers' Acceptance.

                  (f) Upon the occurrence of any Default or Event of Default which is continuing, and in addition to any other rights or remedies of any Canadian Lender and the Canadian Administrative Agent hereunder, any Canadian Lender or the Canadian Administrative Agent (or such alternate arrangement as may be agreed upon by the Canadian Borrower and such Canadian Lender or the Canadian Administrative Agent, as applicable) shall be entitled to deposit and retain in an account to be maintained by the Canadian Administrative Agent (bearing interest at the Canadian Administrative Agent's rates as may be applicable in respect of other deposits of similar amounts for similar terms), for the ratable benefit of the Canadian Lenders, amounts which are received by such Canadian Lender or the Canadian Administrative Agent from the Canadian Borrower hereunder or as proceeds of the exercise of any rights or remedies of any Canadian Lender or the Canadian Administrative Agent hereunder against the Canadian Borrower, to the extent such amounts may be required to satisfy any contingent or unmatured obligations or liabilities of the Canadian Borrower to the Canadian Lenders or the Canadian Administrative Agent, or any of them hereunder in respect of outstanding Bankers' Acceptances.

                  2.12 CIRCUMSTANCES MAKING BANKERS' ACCEPTANCES UNAVAILABLE.
(a) If the Canadian Administrative Agent determines in good faith, which determination shall be final, conclusive and binding upon the Canadian Borrower, and notifies the Canadian Borrower that, by reason of circumstances affecting the money market, there is no market for Bankers' Acceptances, then:

                      (i) the right of the Canadian Borrower to request a
                  borrowing by way of Bankers' Acceptance shall be suspended until the Canadian Administrative Agent determines that the circumstances causing such suspension no longer exist and the Canadian Administrative Agent so notifies the Canadian Borrower; and

                      (ii) any notice relating to a borrowing by way of Bankers'
                  Acceptance which is outstanding at such time shall be deemed to be a notice requesting a borrowing by way of C$ Prime Loans (all as if it were a notice given pursuant to Section 2.10).

                  (b) The Canadian Administrative Agent shall promptly notify the Canadian Borrower and the Canadian Lenders of the suspension of the Canadian Borrower's right to request a borrowing by way of Bankers' Acceptance and of the termination of such suspension.

                  2.13 CANADIAN SWINGLINE COMMITMENT. Subject to the terms and conditions hereof, the Canadian Swingline Lender agrees to make extensions of credit to the Canadian Borrower from time to time during the Revolving Commitment Period by making swing line loans ("CANADIAN SWINGLINE LOANS") to the Canadian Borrower in Canadian Dollars and/or issuing Canadian Letters of Credit on behalf of the Canadian Borrower in an aggregate amount not to exceed the Canadian Swingline Commitment of such Lender. Each Canadian Swingline Loan will be made by the Canadian Swingline Lender on an overdraft basis to meet a drawing upon any account maintained by the Canadian Borrower with the Canadian Swingline Lender and no notice of such borrowing shall be required by debiting the account of the Canadian Borrower on the books of the Canadian Lending Office. The amount of such overdraft from time to time shall be deemed to be a C$ Prime Loan or such other type of Loans as shall be agreed to by the Canadian Borrower and the Canadian Swingline Lender. The Canadian Borrower shall ensure that, after giving effect to the making of any Canadian Swingline Loan, the aggregate amount of Canadian Swingline Extensions of Credit then outstanding shall not exceed the Canadian Swingline Commitment. During the Revolving Commitment Period, the Canadian Borrower may use the Canadian Swingline Commitment by borrowing, repaying and reborrowing and causing Canadian Letters of Credit to be issued, all in accordance with the terms and conditions hereof.

                  2.14 REPAYMENT OF CANADIAN SWINGLINE LOANS. The Canadian Borrower shall repay all outstanding Canadian Swingline Loans on the Revolving Termination Date.

                  2.15 COMMITMENT FEES, ETC. (a) The U.S. Borrower agrees to pay to the U.S. Administrative Agent (i) for the account of each U.S. Revolving Lender a commitment fee for the period from and including the date hereof to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available U.S. Revolving Commitment of such Lender during the period for which payment is made, payable on the Closing Date and, thereafter, quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date, commencing on the first of such dates to occur after the Closing Date and (ii) for the account of each U.S. Term Lender a commitment fee for the period from and including the date hereof to the Closing Date (or, if earlier, the date upon which the U.S. Commitments shall be terminated in accordance with Section 2.16), computed at the Commitment Fee Rate on the U.S. Tranche A Term Commitment or the U.S. Tranche B Term Commitment, as the case may be, of such Lender, payable on the Closing Date or on such earlier date of termination.

                  (b) The Canadian Borrower agrees to pay in Canadian Dollars to the Canadian Administrative Agent (i) for the account of each Canadian Revolving Lender a commitment fee for the period from and including the date hereof to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Canadian Revolving Commitment of such Lender during the period for which payment is made, payable on the Closing
Date and, thereafter, quarterly in arrears on the first Business Day of each calendar quarter and on the Revolving Termination Date, commencing on the first of such dates to occur after the Closing Date and (ii) for the account of each Canadian Term Lender a commitment fee for the period from and including the date hereof to the Closing Date (or, if earlier, the date upon which the Canadian Commitments shall be terminated in accordance with Section 2.16) on the Canadian Term Commitment of such Lender, payable on the Closing Date or on such earlier date of termination, PROVIDED, HOWEVER, that, in the case of commitment fees payable pursuant to this paragraph on the Closing
Date, such fees shall be payable in U.S. Dollars and shall be based upon the U.S. Dollar amounts of the Canadian Revolving Commitments and the Canadian
Term Commitments.

                  (c) The Canadian Borrower agrees to pay in Canadian Dollars to the Canadian Swingline Lender a commitment fee for the period from and including the date hereof to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Canadian Swingline Commitment of such Lender during the period for which payment is made, payable on the Closing Date and, thereafter, quarterly in arrears on the first Business Day of each calendar quarter and on the Revolving Termination Date, commencing on the first of such dates to occur after the Closing Date.

                  (d) Each Borrower agrees to pay to the relevant Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by such Borrower and such Administrative Agent.

                  2.16 TERMINATION OR REDUCTION OF COMMITMENTS AND CANADIAN SWINGLINE COMMITMENT. (a) The U.S. Borrower shall have the right, upon not less than (i) one Business Days' notice to the U.S. Administrative Agent, to terminate the U.S. Commitments or (ii) three Business Days' notice to the U.S. Administrative Agent, from time to time after the Closing Date, to terminate or reduce the amount of the U.S. Revolving Commitments; PROVIDED that no such termination or reduction of U.S. Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the U.S. Revolving Loans made on the effective date thereof, the Total U.S. Revolving Extensions of Credit would exceed the Total U.S. Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the U.S. Revolving Commitments then in effect.

                  (b) The Canadian Borrower shall have the right, upon not less than (i) one Business Days' notice to the Canadian Administrative Agent, to terminate the Canadian Commitments or (ii) three Business Days' notice to the Canadian Administrative Agent, from time to time after the Closing Date, to terminate or reduce the amount of the Canadian Revolving Commitments; PROVIDED that no such termination or reduction of Canadian Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Canadian Revolving Loans made on the effective date thereof, the Canadian Dollar Equivalent of the Total Canadian Revolving Loans would exceed the Total Canadian Revolving Commitments. Any such reduction shall be in an amount equal to C$1,000,000, or a whole multiple thereof, and shall reduce permanently the Canadian Revolving Commitments then in effect.

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                                                                              45

                  (c) The Canadian Borrower shall have the right, upon not less than three Business Days' notice to the Canadian Swingline Lender, to terminate the Canadian Swingline Commitment or, from time to time, to reduce the amount of the Canadian Swingline Commitment; PROVIDED that no such termination or reduction of Canadian Swingline Commitment shall be permitted if, after giving effect thereto and to any prepayments of the Canadian Swingline Loans made on the effective date thereof, the aggregate then outstanding Canadian Swingline Extensions of Credit would exceed the Canadian Swingline Commitment. Any such reduction shall be in an amount equal to C$1,000,000, or a whole multiple thereof, and shall reduce permanently the Canadian Swingline Commitment then in effect.

                  2.17 OPTIONAL PREPAYMENTS. Each Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the relevant Administrative Agent or, as the case may be, the Canadian Swingline Lender at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, C$ Prime Loans or U.S. Base Rate Loans, which notice shall specify the date, amount of prepayment and the Type of Loans to be prepaid; PROVIDED that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, such Borrower shall also pay any amounts owing pursuant to Section 2.27. Upon receipt of any such notice the relevant Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans, C$ Prime Loans or U.S. Base Rate Loans and Canadian Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Canadian Swingline Loans shall be in an aggregate principal amount of C$100,000 or a whole multiple thereof. Notwithstanding anything to the contrary contained herein, Canadian Loans consisting of Bankers' Acceptances may not be prepaid pursuant to this Section.

                  2.18 MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS. (a) If any Capital Stock shall be issued by any Group Member to any Person that is not a Group Member (other than Capital Stock of the U.S. Borrower issued (x) to employees of the U.S. Borrower and its Subsidiaries pursuant to the U.S. Borrower's 401(k) plan or to employees of the Canadian Borrower and its Subsidiaries pursuant to the Robin Hood Stock Purchase Plan or (y) in connection with the exercise of options issued to employees, consultants and directors of the U.S. Borrower and its Subsidiaries), an amount equal to 50% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Commitments and Canadian Swingline Commitment as set forth in Section 2.18(e).

                  (b) If any Indebtedness shall be issued or incurred by any Group Member subsequent to the Closing Date (excluding (i) any refinancing of the Bridge Facility permitted under this Agreement to the extent the proceeds of any such refinancing are applied to repay the Bridge Facility and (ii) any Indebtedness incurred in accordance with Section 7.2), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Commitments and Canadian Swingline Commitment as set forth in Section 2.18(e).

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                                                                              46

                  (c) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale or Recovery Event which, when aggregated with all other Net Cash Proceeds from Asset Sales or Recovery Events, respectively, theretofore received by the Group Members during the fiscal year of the U.S. Borrower in which such date occurs, exceeds $5,000,000 for all such Asset Sales or Recovery Events, as the case may be, then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds in excess of $5,000,000 shall be applied on such date toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.18(e); PROVIDED that notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $15,000,000, (ii) the aggregate Net Cash Proceeds of Recovery Events that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $15,000,000 and (iii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Commitments and Canadian Swingline Commitment as set forth in Section 2.18(e).

                  (d) Concurrently with the delivery of the financial statements referred to in Section 6.1(a) for each fiscal year of the U.S. Borrower, commencing with the fiscal year ending on or about February 28, 2003, the U.S. Borrower shall deliver to the U.S. Administrative Agent and each Lender a certificate executed by a Responsible Officer of the U.S. Borrower (which may be included as part of the Compliance Certificate delivered pursuant to Section 6.2(b)(ii) in connection with the financial statements for such fiscal year) setting forth in reasonable detail the calculation of Excess Cash Flow for such fiscal year. If there shall be Excess Cash Flow for any such fiscal year, the U.S. Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Term Loans and the reduction of the Revolving Commitments and Canadian Swingline Commitment as set forth in Section 2.18(e). Each such prepayment and commitment reduction shall be made on a date (an "EXCESS CASH FLOW APPLICATION DATE") no later than five days after the earlier of (i) the date on which the financial statements of the U.S. Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

                  (e) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section shall be applied, FIRST, to the prepayment of the Term Loans, SECOND, to reduce permanently the Revolving Commitments and, THIRD, to reduce permanently the Canadian Swingline Commitment. Except to the extent provided in the immediately succeeding sentence, prepayments of the Term Loans made pursuant to this Section shall be applied PRO RATA to the U.S. Tranche A Term Loans, the U.S. Tranche B Term Loans and the Canadian Term Loans and ratably to the respective remaining installments thereof, and reductions of the Revolving Commitments made pursuant to this Section shall be applied PRO RATA to the U.S. Revolving Commitments and the Canadian Revolving Commitments in effect at the time of such reduction. Any prepayments and Commitment reductions made pursuant to paragraph (c) of this Section, to the extent the assets that are the subject of any Asset Sale or Recovery Event are owned by the U.S. Borrower or any of its Subsidiaries (other than the Canadian Borrower or any of its Subsidiaries) shall be applied, FIRST, to the prepayment of the U.S. Term Loans (PRO RATA, to the U.S. Tranche A Term Loans and the U.S. Tranche B Term

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                                                                              47

Loans and ratably to the respective remaining installments thereof), SECOND to the permanent reduction of the U.S. Revolving Commitment, THIRD, to the prepayment of the Canadian Term Loan (ratably to the remaining installments thereof), FOURTH, to the permanent reduction of the Canadian Revolving Commitment, and FIFTH, to the permanent reduction of the Canadian Swingline Commitment. Any prepayments and Commitment reductions made pursuant to paragraph (c) of this Section, to the extent the assets that are the subject of any Asset Sale or Recovery Event are owned by the Canadian Borrower or any of its Subsidiaries shall be applied, FIRST, to the prepayment of the Canadian Term Loan (ratably to the remaining installments thereof), SECOND, to the permanent reduction of the Canadian Revolving Commitment, THIRD, to the permanent reduction of the Canadian Swingline Commitment, FOURTH, to the prepayment of the U.S. Term Loans (PRO RATA, to the U.S. Tranche A Term Loans and the U.S. Tranche B Term Loans and ratably to the respective remaining installments thereof), and FIFTH, to the permanent reduction of the U.S. Revolving Commitment.

                  (f) Notwithstanding anything to the contrary in Section 2.18(e) or 2.24, with respect to the amount of any mandatory prepayment described in Section 2.18 that is allocated to U.S. Tranche B Term Loans (such amount, the "TRANCHE B PREPAYMENT AMOUNT"), at any time when Tranche A Term Loans remain outstanding, the relevant Borrower will, in lieu of applying such amount to the prepayment of U.S. Tranche B Term Loans as provided in paragraph
(e) above, on the date specified in Section 2.18 for such prepayment, give the Administrative Agents telephonic notice (promptly confirmed in writing) requesting that the U.S. Administrative Agent prepare and provide to each U.S. Tranche B Lender a notice (each, a "PREPAYMENT OPTION NOTICE") as described below. As promptly as practicable after receiving such notice, the U.S. Administrative Agent will send to each U.S. Tranche B Lender a Prepayment Option Notice, which shall be in the form of Exhibit G, and shall include an offer by the Borrowers to prepay on the date (each a "MANDATORY PREPAYMENT DATE") that is 10 Business Days after the date of the Prepayment Option Notice, the U.S. Tranche B Term Loans of such Lender by an amount equal to the portion of the Tranche B Prepayment Amount indicated in such Lender's Prepayment Option Notice. On the Mandatory Prepayment Date, (i) the Borrowers shall pay to the relevant U.S. Tranche B Lenders the aggregate amount necessary to prepay that portion of the outstanding U.S. Tranche B Term Loans in respect of which such Lenders have accepted prepayment as described above, and (ii) the Borrowers shall pay to the Tranche A Lenders an amount equal to 100% of the portion of the Tranche B Prepayment Amount not accepted by the relevant Lenders, and such amount shall be applied to the prepayment of the Tranche A Term Loans, PROVIDED, HOWEVER, that if such Tranche B Prepayment Amount arises from a mandatory prepayment from any Asset Sale or Recovery Event with respect to assets owned by (x) the U.S. Borrower or any of its Subsidiaries (other than the Canadian Borrower or any of its Subsidiaries), such amount shall be applied FIRST, to the prepayment of the U.S. Tranche A Term Loans and SECOND, to the prepayment of the Canadian Term Loans and (y) the Canadian Borrower or any of its Subsidiaries, such amount shall be applied FIRST, to the prepayment of the Canadian Term Loans and SECOND, to the prepayment of the U.S. Tranche A Term Loans.

                  (g) Any reduction of the U.S. Revolving Commitments pursuant to this Section 2.18 shall be accompanied by prepayment of the U.S. Revolving Loans to the extent, if any, that the Total U.S. Revolving Extensions of Credit exceed the amount of the Total U.S. Revolving Commitments as so reduced, PROVIDED that if the aggregate principal amount of U.S. Revolving Loans then outstanding is less than the amount of such excess (because U.S. L/C

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                                                                              48

Obligations constitute a portion thereof), the U.S. Borrower shall, to the extent of the balance of such excess, replace outstanding U.S. Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the U.S. Administrative Agent, for the benefit of the U.S. Lenders, on terms and conditions satisfactory to the U.S. Administrative Agent. Any reduction of the Canadian Revolving Commitments pursuant to this Section shall be accompanied by prepayment of the Canadian Revolving Loans to the extent, if any, that the Canadian Dollar Equivalent of the Total Canadian Revolving Loans exceed the amount of the Total Canadian Revolving Commitments as so reduced. Any reduction of the Canadian Swingline Commitment pursuant to this Section shall be accompanied by prepayment of the Canadian Swingline Loans to the extent, if any, that the aggregate then outstanding amount of the Canadian Swingline Extensions of Credit exceeds the amount of the Canadian Swingline Commitment as so reduced, PROVIDED that if the aggregate principal amount of Canadian Swingline Loans then outstanding is less than the amount of such excess (because Canadian L/C Obligations constitute a portion thereof), the Canadian Borrower shall, to the extent of the balance of such excess, replace outstanding Canadian Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Canadian Swingline Lender, on terms and conditions satisfactory to the Canadian Swingline Lender. The application of any prepayment pursuant to this Section shall be made, FIRST, to ABR Loans, U.S. Base Rate Loans or C$ Prime Loans, as the case may be, and, SECOND, to Eurodollar Loans. Each prepayment of the Loans under this Section (except in the case of Revolving Loans that are ABR Loans, U.S. Base Rate Loans or C$ Prime Loans and Canadian Swingline Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                  2.19 CONVERSION AND CONTINUATION OPTIONS. (a) Either Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans (in the case of any U.S. Loan) or to convert Eurodollar Loans to U.S. Base Rate Loans (in the case of any Canadian Loan in U.S. Dollars that is not a Canadian Swingline Loan) by giving the relevant Administrative Agent at least three Business Days' prior irrevocable notice of such election, PROVIDED that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. Either Borrower may elect from time to time to convert ABR Loans (in the case of any U.S. Loan) or U.S. Base Rate Loans (in the case of any Canadian Loan in U.S. Dollars that is not a Canadian Swingline Loan) to Eurodollar Loans by giving the relevant Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), PROVIDED that no ABR Loan or U.S. Base Rate Loan, as the case may be, under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the relevant Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice, the relevant Administrative Agent shall promptly notify each relevant Lender thereof.

                  (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower giving irrevocable notice to the relevant Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, PROVIDED that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the relevant

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                                                                              49

Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and PROVIDED, FURTHER, that if the relevant Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans (in the case of any U.S.
Loan) or U.S. Base Rate Loans (in the case of any Canadian Loan in U.S. Dollars that is not a Canadian Swingline Loan) on the last day of such then expiring Interest Period. Upon receipt of any such notice the relevant Administrative Agent shall promptly notify each relevant Lender thereof.

                  (c) Subject to the provisions of this Agreement, the Canadian Borrower may, prior to the Revolving Credit Termination Date or the final maturity date of the Canadian Term Loans, as the case may be, effective on any Business Day, convert, in whole or in part, Canadian Loans (other than Canadian Swingline Loans) that are C$ Prime Loans into Bankers' Acceptances or Bankers' Acceptances into C$ Prime Loans upon giving to the Canadian Administrative Agent prior irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) within the notice period and in the form which would be required to be given to the Canadian Administrative Agent in respect of the relevant Facility under which such Canadian Loan was made or into which the outstanding Canadian Loan (other than Canadian Swingline Loans) is to be converted in accordance with the provisions of Sections 2.5, 2.10 or 2.11, as applicable, PROVIDED that:

                      (i) no C$ Prime Loan may be converted into a Bankers'
                  Acceptance when any Default or Event of Default has occurred and is continuing;

                      (ii) each conversion to Bankers' Acceptances shall be for
                  an aggregate amount of C$1,000,000 (and whole multiples of C$100,000 in excess thereof), and each conversion to C$ Prime Loans shall be in a minimum aggregate amount of C$500,000; and

                      (iii) Bankers' Acceptances may be converted only on the
                  maturity date of such Bankers' Acceptances and, PROVIDED that, if less than all Bankers' Acceptances are converted, then after such conversion not less than C$1,000,000 (and whole multiples of C$100,000 in excess thereof) shall remain as Bankers' Acceptances.

                  2.20 LIMITATIONS ON EURODOLLAR TRANCHES. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than fifteen Eurodollar Tranches shall be outstanding at any one time.

                  2.21 INTEREST RATES AND PAYMENT DATES. (a) Each
Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

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                                                                              50

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                  (c) Each C$ Prime Loan shall bear interest at a rate per annum equal to the C$ Prime Rate plus the Applicable Margin, and each U.S. Base Rate Loan shall bear interest at a rate per annum equal to the U.S. Base Rate plus the Applicable Margin.

                  (d) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal amount of all Loans and Reimbursement Obligations shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section PLUS 2%,
(y) in the case of U.S. Reimbursement Obligations, the rate applicable to ABR Loans under the U.S. Revolving Facility PLUS 2% or (z) in the case of Canadian Reimbursement Obligations, the rate applicable to C$ Prime Loans under the Canadian Swingline Facility PLUS 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans, U.S. Base Rate Loans or C$ Prime Loans, as the case may be, under the relevant Facility PLUS 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the U.S. Revolving Facility PLUS 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (e) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to paragraph (d) of this Section shall be payable from time to time on demand. Interest in respect of U.S. Loans, U.S. Reimbursement Obligations and Canadian Loans that are denominated in Dollars (and all other amounts denominated in Dollars) shall be payable in Dollars, and interest in respect of Canadian Loans or Canadian Reimbursement Obligations if such Loans or Reimbursement Obligations are denominated in Canadian Dollars (and all other amounts denominated in Canadian Dollars) shall be payable in Canadian Dollars.

                  (f) (i) If any provision of this Agreement would obligate any Loan Party to make any payment of interest or other amount payable to any Canadian Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by such Canadian Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Canadian Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows:

                  (x) first, by reducing the amount or rates of interest required to be paid under this Section; and

                  (y) thereafter, by reducing any fees, commissions, premiums and other amounts which would constitute interest for purposes of
         Section 347 of the Criminal Code (Canada).

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                                                                              51

                  (ii) If, notwithstanding the provisions of clause (i) of this paragraph (f), and after giving effect to all adjustments contemplated thereby, any Canadian Lender shall have received an amount in excess of the maximum permitted by such clause, then the applicable Loan Party shall be entitled, by notice in writing to such Canadian Lender, to obtain reimbursement from such Canadian Lender of an amount equal to such excess, and, pending such reimbursement, such amount shall be deemed to be an amount payable by such Canadian Lender to such Loan Party.

                  (iii) Any amount or rate of interest referred to in this paragraph (f) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term of any Canadian Loan on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be prorated over that period of time and otherwise be prorated over the period from the Closing Date to the Revolving Credit Termination Date or the final maturity date of the Canadian Term Loans, as the case may be, and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Canadian Administrative Agent shall be conclusive for the purposes of such determination absent manifest error.

                  2.22 COMPUTATION OF INTEREST AND FEES. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that (i) with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, U.S. Base Rate Loans and C$ Prime Loans, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed and (ii) Acceptance Fees and interest calculated on the basis of the CDOR Rate shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The relevant Administrative Agent shall as soon as practicable notify the relevant Borrower and the relevant Lenders of each determination of a Eurodollar Rate or the Applicable BA Discount Rate. Any change in the interest rate on a Loan resulting from a change in the ABR, the C$ Prime Rate, the U.S. Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The relevant Administrative Agent shall as soon as practicable notify the relevant Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the relevant Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the relevant Borrower and the relevant Lenders in the absence of manifest error. The relevant Administrative Agent shall, at the request of the relevant Borrower, deliver to such Borrower a statement showing the quotations used by such Administrative Agent in determining any interest rate pursuant to Section 2.22(a).

                  (c) For the purposes of the Interest Act (Canada), in any case in which an interest rate is stated in this Agreement to be calculated on the basis of a year of 360 days or 365 days, as the case may be, the yearly rate of interest to which such interest rate is equivalent is equal to such interest rate multiplied by the number of days in the year in which the relevant interest payment accrues and divided by 360 or 365, respectively. In addition, the principles of deemed

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                                                                              52

investment of interest do not apply to any interest calculations under this Agreement and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

                  2.23 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

                  (a) either Administrative Agent shall have determined (which determination shall be conclusive and binding upon the relevant Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) either Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period,

                  (c) such Administrative Agent shall give telecopy or telephonic notice thereof to the relevant Borrower and the relevant Lenders as soon as practicable thereafter.

If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans (in the case of any U.S. Loan) or U.S. Base Rate Loans (in the case of any Canadian Loan), (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans or U.S. Base Rate Loans, as the case may be, and
(z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans (in the case of any U.S. Loan) or to U.S. Base Rate Loans (in the case of any Canadian Loan). Until such notice has been withdrawn by the relevant Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the relevant Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

                  2.24 PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing by the Borrowers from the Lenders hereunder, each payment by the Borrowers on account of any Acceptance Fee or commitment fee and any reduction of the Commitments of the Lenders shall be made PRO RATA according to the respective U.S. Tranche A Term Percentages, U.S. Tranche B Term Percentages, U.S. Revolving Percentages, Canadian Term Percentages or Canadian Revolving Percentages as the case may be, of the relevant Lenders. The preceding sentence shall not apply to the Canadian Swingline Facility.

                  (b) Each payment (including each prepayment) by the U.S. Borrower on account of principal of and interest on the U.S. Term Loans shall be made PRO RATA according to the respective outstanding principal amounts of the U.S. Term Loans then held by the U.S. Term Lenders (except as otherwise provided in Section 2.18(f)). The amount of each principal prepayment of the U.S. Term Loans shall be applied to reduce the then remaining installments of the U.S. Tranche A Term Loans and U.S. Tranche B Term Loans, as the case may be, PRO RATA

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                                                                              53

based upon the then remaining principal amount thereof. Each payment (including each prepayment) by the Canadian Borrower on account of principal of and interest on the Canadian Term Loans shall be made PRO RATA according to the respective outstanding principal amounts of the Canadian Term Loans then held by the Canadian Term Lenders (except as otherwise provided in Section 2.18(f)). The amount of each principal prepayment of the Canadian Term Loans shall be applied to reduce the then remaining installments of the Canadian Term Loans PRO rata based upon the then remaining principal amount thereof. Amounts prepaid on account of the Term Loans may not be reborrowed.

                  (c) Each payment (including each prepayment) by the U.S. Borrower on account of principal of and interest on the U.S. Revolving Loans shall be made PRO RATA according to the respective outstanding principal amounts of the U.S. Revolving Loans then held by the U.S. Revolving Lenders. Each payment (including each prepayment) by the Canadian Borrower on account of principal of and interest on the Canadian Revolving Loans shall be made PRO RATA according to the respective outstanding principal amounts of the Canadian Revolving Loans then held by the Canadian Revolving Lenders.

                  (d) All payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 noon, New York City time (in the case of U.S. Loans or obligations) or Toronto time (in the case of Canadian Loans or obligations), on the due date thereof to the relevant Administrative Agent, for the account of the relevant Lenders, at the relevant Payment Office, in Dollars or Canadian Dollars, as the case may be, and in immediately available funds. The relevant Administrative Agent shall distribute such payments to the relevant Lenders as soon as practicable following receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (e) Unless the relevant Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to such Administrative Agent, such Administrative Agent may assume that such Lender is making such amount available to such Administrative Agent, and such Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to such Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to such Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate (in the case of U.S. Loans) or at the then effective CDOR Rate (in the case of Canadian Loans) for the period until such Lender makes such amount immediately available to such Administrative Agent and such other compensatory fees as such Administrative Agent may reasonably request. A certificate of the relevant Administrative Agent submitted to any Lender with respect to any amounts owing

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                                                                              54

under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the relevant Administrative Agent by such Lender within three Business Days after such Borrowing Date, such Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, U.S. Base Rate Loans or C$ Prime Loans, as the case may be, under the relevant Facility, on demand, from the relevant Borrower.

                  (f) Unless the relevant Administrative Agent shall have been notified in writing by the relevant Borrower prior to the date of any payment due to be made by such Borrower hereunder that such Borrower will not make such payment to such Administrative Agent, such Administrative Agent may assume that such Borrower is making such payment, and such Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective PRO RATA shares of a corresponding amount. If such payment is not made to the relevant Administrative Agent by such Borrower within three Business Days after such due date, such Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate (in the case of U.S. Loans) or at the then effective CDOR Rate (in the case of Canadian Loans) and such other compensatory fees as such Administrative Agent may reasonably request. Nothing herein shall be deemed to limit the rights of either Administrative Agent or any Lender against the Borrowers.

                  2.25 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                      (i) shall subject any Lender to any tax of any kind
                  whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or any Bankers' Acceptances purchased or accepted by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.26 and changes in the rate of tax on the net income of such Lender or changes in the rate of any branch taxes or doing business taxes (in both cases, imposed in lieu of net income taxes) imposed on such Lender);

                      (ii) shall impose, modify or hold applicable any reserve,
                  special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate, the BA Discount Rate or any other rate of interest hereunder; or

                      (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining

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                                                                              55

Eurodollar Loans or issuing or participating in Letters of Credit, or purchasing or accepting Bankers' Acceptances, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the relevant Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the relevant Borrower (with a copy to the relevant Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the relevant Borrower (with a copy to the relevant Administrative Agent) of a written request therefor, such Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction; PROVIDED that neither Borrower shall be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies such Borrower of such Lender's intention to claim compensation therefor; and PROVIDED FURTHER that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

                  (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the relevant Borrower (with a copy to the relevant Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrowers pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.26 TAXES. (a) All payments made by the Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on either Administrative Agent or any Lender as a result of a present or former connection between such Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") or Other Taxes are required to be withheld from any amounts payable to either Administrative Agent or any Lender hereunder, the amounts so payable to such Administrative Agent or such


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                                                                            56


Lender shall be increased to the extent necessary to yield to such Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, PROVIDED, HOWEVER, that neither Borrower shall be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or
(e) of this Section, (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the U.S. Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph or (iii) that are Canadian withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Canadian Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

                  (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by either Borrower, as promptly as possible thereafter such Borrower shall send to the relevant Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If either Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the relevant Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the relevant Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by such Administrative Agent or any Lender as a result of any such failure.

                  (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "NON-U.S. LENDER") shall deliver to the U.S. Borrower and the U.S. Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit H and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the U.S. Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the U.S. Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the U.S. Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a

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                                                                            57


Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the relevant Borrower (with a copy to the relevant Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, PROVIDED that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.27 INDEMNITY. Each Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment of or conversion from Eurodollar Loans after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) OVER (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the relevant Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.28 CHANGE OF LENDING OFFICE. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.25 or 2.26(a) with respect to such Lender, it will, if requested by the relevant Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; PROVIDED that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and PROVIDED

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                                                                            58


FURTHER, that nothing in this Section shall affect or postpone any of the obligations of either Borrower or the rights of any Lender pursuant to
Section 2.25 or 2.26(a).

                  2.29 REPLACEMENT OF LENDERS. The Borrowers shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.25 or 2.26(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; PROVIDED that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) prior to any such replacement, such Lender shall have taken no action under Section 2.28 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.25 or 2.26(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement (including amounts of interest and fees that have accrued but are not then due), (v) the relevant Borrower shall be liable to such replaced Lender under Section 2.27 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the relevant Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section
10.6 (PROVIDED that the relevant Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the relevant Borrower shall pay all additional amounts (if any) required pursuant to Section 2.25 or 2.26(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that either Borrower, either Administrative Agent or any other Lender shall have against the replaced Lender.

                  2.30 CONTROLS; CURRENCY EXCHANGE RATE FLUCTUATIONS. (a) In the event that at any time the Canadian Borrower determines that by reason of changes in currency exchange rates (i) the aggregate then outstanding Canadian Dollar Equivalent of the Total Canadian Revolving Loans exceeds the Total Canadian Revolving Commitment by more than 5% or (ii) the aggregate then outstanding Canadian Dollar Equivalent principal amount of the Canadian Term Loans exceeds by more than 5% the aggregate principal amount of Canadian Term Loans that would have been then outstanding in Canadian Dollars if the Canadian Term Loans had been made in Canadian Dollars, had remained outstanding at all times in Canadian Dollars and were repaid in accordance with Section 2.6 (disregarding any optional or mandatory prepayments), the Canadian Borrower shall immediately notify the Canadian Administrative Agent (which notice shall promptly be confirmed in writing).

                  (b) The Canadian Administrative Agent shall calculate the Canadian Dollar Equivalent of the Total Canadian Revolving Loans from time to time, and in any event on each date of receipt of a notice of a borrowing of Canadian Revolving Loans and otherwise not less frequently than once each calendar month.

                  (c) In the event that on any date the Canadian Administrative Agent calculates or is notified that any excess of a type described in Section 2.30(a)(i) or (ii) (a "C$ EXCESS") exists, the Canadian Administrative Agent shall give notice to such effect to the Canadian Borrower and the Canadian Lenders.

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                                                                            59


                  (d) Within five Business Days after notification to the Canadian Administrative Agent pursuant to clause (a) above or receipt of notice pursuant to paragraph (c) above, the Canadian Borrower shall make such repayments or prepayments of the Canadian Revolving Loans or, as the case may be, Canadian Term Loans (together with interest accrued to the date of such repayment or prepayment) as shall be necessary to eliminate any C$ Excess, unless, by the time such repayment or prepayment is required to be made, such C$ Excess no longer exists by reason of currency exchange rate fluctuations. If any such repayment or prepayment of a Eurodollar Loan pursuant to this Section occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Canadian Borrower shall pay to the Canadian Lenders such amounts, if any, as may be required pursuant to Section 2.27.

                  2.31 OCCURRENCE OF A RESCISSION EVENT. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence of a Rescission Event, without any further action by either Administrative Agent or any Lender:

                  (a) the U.S. Borrower shall, upon receipt of the refund of the Purchase Price (as defined in the Acquisition Agreement) pursuant to the Acquisition Agreement and all other amounts payable as a result of the termination of the Acquisition Agreement (including any amounts paid in respect of expense reimbursement pursuant to the Acquisition Agreement) to the U.S. Borrower pursuant thereto as a result of a Rescission Event (the "PURCHASE PRICE REFUND"), apply the proceeds of the Purchase Price Refund as follows: FIRST, to redeem the Senior Notes or, as the case may be, to repay the loans under the Bridge Facility in an aggregate amount equal to 101% of the aggregate principal amount of the Senior Notes or, as the case may be, such loans outstanding at the time of the prepayment, together with accrued and unpaid interest thereon to extent interest is paid pursuant to the Acquisition Agreement (it being agreed that nothing in this clause shall be deemed to limit the ability of the U.S. Borrower to pay any remaining interest on the Senior Notes or, as the case may be, loans under the Bridge Facility from sources other than the Purchase Price Refund) and SECOND, to prepay the Term Loans (ratably as among them (and ratably to the then remaining installments of principal of each thereof) at a price equal to 101% of the unpaid principal amount thereof so prepaid and without giving effect to Section 2.18(f)); and

                  (b) (i) each of the Term Loans shall be deemed to mature on the date that is six months after the occurrence of the Rescission Event, and the aggregate principal amount of the Term Loans outstanding (after giving effect to paragraph (a) above) shall be due and payable on such maturity date and (ii) the Revolving Commitments of all Lenders and the Canadian Swingline Commitment of the Canadian Swingline Lender shall terminate on the date that is six months after the occurrence of the Rescission Event, and on such date, the aggregate principal amount of all Revolving Loans and Canadian Swingline Loans outstanding shall be due and payable and all outstanding Letters of Credit and Bankers' Acceptances shall be cash collateralized in the manner set forth in
         Section 8.

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                                                                            60


                          SECTION 3. LETTERS OF CREDIT

                  3.1 L/C COMMITMENT. (a) Prior to the Closing Date, CIBC has issued the Existing Letter of Credit which, from and after the Closing Date, shall constitute a U.S. Letter of Credit hereunder. Subject to the terms and conditions hereof, the U.S. Issuing Lender, in reliance on the agreements of the other U.S. Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("U.S. LETTERS OF CREDIT") for the account of the U.S. Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the U.S. Issuing Lender; PROVIDED that the U.S. Issuing Lender shall not issue any U.S. Letter of Credit if, after giving effect to such issuance, (i) the U.S. L/C Obligations would exceed the U.S. L/C Commitment or (ii) the aggregate amount of the Available U.S. Revolving Commitments would be less than zero. Each U.S. Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Termination Date, PROVIDED that any U.S. Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

                  (b) Subject to the terms and conditions hereof, the Canadian Issuing Lender agrees to issue letters of credit ("CANADIAN LETTERS OF CREDIT") for the account of the Canadian Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Canadian Issuing Lender; PROVIDED that the Canadian Issuing Lender shall have no obligation to issue any Canadian Letter of Credit if, after giving effect to such issuance, the Canadian L/C Obligations, when added to the aggregate principal amount of the Canadian Swingline Loans then outstanding, would exceed the Canadian Swingline Commitment. Each Canadian Letter of Credit shall (i) be denominated in Canadian Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Termination Date, PROVIDED that any Canadian Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

                  (c) Neither Issuing Lender shall at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause such Issuing Lender or any U.S. L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2 PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. (a) The U.S. Borrower may from time to time request that the U.S. Issuing Lender issue a U.S. Letter of Credit by delivering to the U.S. Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the U.S. Issuing Lender, and such other certificates, documents and other papers and information as the U.S. Issuing Lender may request. Upon receipt of any Application, the U.S. Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the U.S. Letter of Credit requested thereby (but in no event shall the U.S. Issuing Lender be required to issue any U.S. Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by

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issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the U.S. Issuing Lender and the U.S. Borrower. The U.S. Issuing Lender shall furnish a copy of such Letter of Credit to the U.S. Borrower promptly following the issuance thereof. The U.S. Issuing Lender shall promptly furnish to the U.S. Administrative Agent, which shall in turn promptly furnish to the U.S. Revolving Lenders, notice of the issuance of each U.S. Letter of Credit (including the amount thereof).

                  (b) The Canadian Borrower may from time to time request that the Canadian Issuing Lender issue a Canadian Letter of Credit by delivering to the Canadian Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Canadian Issuing Lender, and such other certificates, documents and other papers and information as the Canadian Issuing Lender may request. Upon receipt of any Application, the Canadian Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Canadian Letter of Credit requested thereby (but in no event shall the Canadian Issuing Lender be required to issue any Canadian Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Canadian Issuing Lender and the Canadian Borrower. The Canadian Issuing Lender shall furnish a copy of such Letter of Credit to the Canadian Borrower promptly following the issuance thereof.

                  3.3 FEES AND OTHER CHARGES. (a) The U.S. Borrower will pay a fee (to be shared among the U.S. Revolving Lenders ratably according to their respective U.S. Revolving Percentages) on all outstanding U.S. Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the U.S. Revolving Facility, and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such U.S. Letters of Credit. In addition, the U.S. Borrower shall pay to the U.S. Issuing Lender for its own account a fronting fee of 0.25% per annum on the undrawn and unexpired amount of each U.S. Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such U.S. Letter of Credit.

                  (b) The Canadian Borrower will pay a fee on all outstanding Canadian Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Canadian Revolving Facility and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Canadian Letters of Credit. In addition, the Canadian Borrower shall pay to the Canadian Issuing Lender for its own account a fronting fee of 0.25% per annum on the undrawn and unexpired amount of each Canadian Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Canadian Letter of Credit.

                  (c) In addition to the foregoing fees, the U.S. Borrower shall pay or reimburse the U.S. Issuing Lender, and the Canadian Borrower shall pay or reimburse the Canadian Issuing Lender, for such normal and customary costs and expenses as are incurred or charged by the relevant Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any U.S. Letter of Credit or Canadian Letter of Credit, as the case may be.

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                  3.4 L/C PARTICIPATIONS. (a) The U.S. Issuing Lender
irrevocably agrees to grant and hereby grants to each U.S. L/C Participant, and, to induce the U.S. Issuing Lender to issue U.S. Letters of Credit, each U.S. L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the U.S. Issuing Lender, on the terms and conditions set forth below, for such U.S. L/C Participant's own account and risk an undivided interest equal to such U.S. L/C Participant's U.S. Revolving Percentage in the U.S. Issuing Lender's obligations and rights under and in respect of each U.S. Letter of Credit and the amount of each draft paid by the U.S. Issuing Lender thereunder. Each U.S. L/C Participant unconditionally and irrevocably agrees with the U.S. Issuing Lender that, if a draft is paid under any U.S. Letter of Credit for which the U.S. Issuing Lender is not reimbursed in full by the U.S. Borrower in accordance with the terms of this Agreement, such U.S. L/C Participant shall pay to the U.S. Issuing Lender upon demand at the U.S. Issuing Lender's address for notices specified herein an amount equal to such U.S. L/C Participant's U.S. Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

                  (b) If any amount required to be paid by any U.S. L/C Participant to the U.S. Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such U.S. L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any U.S. L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such U.S. L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such U.S. L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the U.S. Revolving Facility. A certificate of the Issuing Lender submitted to any U.S. L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the U.S. Issuing Lender has made payment under any Letter of Credit and has received from any U.S. L/C Participant its PRO RATA share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the relevant Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such U.S. L/C Participant its PRO RATA share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such U.S. L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

                  3.5 REIMBURSEMENT OBLIGATION OF THE BORROWERS. (a) The U.S. Borrower agrees to reimburse the U.S. Issuing Lender on the Business Day next succeeding the Business Day on which the U.S. Issuing Lender notifies the U.S. Borrower of the date and amount of a draft presented under any U.S. Letter of Credit and paid by the U.S. Issuing Lender for the

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amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the U.S. Issuing Lender in connection with such payment. Each such payment shall be made to the U.S. Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (i) until the Business Day next succeeding the date of the relevant notice, Section 2.21(b) and (ii) thereafter, Section 2.21(d).

                  (b) The Canadian Borrower agrees to reimburse the Canadian Issuing Lender on the Business Day next succeeding the Business Day on which the Canadian Issuing Lender notifies the Canadian Borrower of the date and amount of a draft presented under any Canadian Letter of Credit and paid by the Canadian Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Canadian Issuing Lender in connection with such payment. Each such payment shall be made to the Canadian Issuing Lender at its address for notices referred to herein in Canadian Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (i) until the Business Day next succeeding the date of the relevant notice, Section 2.21(c) and (ii) thereafter, Section 2.21(d).

                  3.6 OBLIGATIONS ABSOLUTE. Each Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that such Borrower may have or have had against the relevant Issuing Lender, any beneficiary of a Letter of Credit or any other Person. Each Borrower also agrees with the relevant Issuing Lender that (except as provided in the following sentence) such Issuing Lender shall not be responsible for, and such Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among such Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of such Borrower against any beneficiary of such Letter of Credit or any such transferee. Neither Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions which have resulted from the gross negligence or willful misconduct of such Issuing Lender. Each Borrower agrees that any action taken or omitted by the relevant Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York (in the case of U.S. Letters of Credit) or in the laws of the Province of Ontario and the laws of Canada applicable thereto (in the case of Canadian Letters of Credit), shall be binding on the relevant Borrower and shall not result in any liability of such Issuing Lender to such Borrower.

                  3.7 LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the relevant Borrower of the date and amount thereof. The responsibility of either Issuing Lender to the relevant Borrower in connection with any draft presented for payment under any Letter of Credit

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shall, in addition to any payment obligation expressly provided for in such
Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

                  3.8 APPLICATIONS. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrowers hereby jointly and severally represent and warrant to each Administrative Agent and each Lender that:

                  4.1 FINANCIAL CONDITION. (a) The unaudited pro forma consolidated balance sheet of the U.S. Borrower and its consolidated Subsidiaries as of March 3, 2001 (including the notes thereto) (the "PRO FORMA BALANCE SHEET"), and the unaudited pro forma statement of operations of the U.S. Borrower and its consolidated Subsidiaries for the twelve month period ended March 3, 2001 (including the notes thereto) (the "PRO FORMA STATEMENT OF OPERATIONS"), copies of which have heretofore been made available to the Lenders in the Confidential Information Memorandum, have been prepared giving effect (as if such events had occurred on such date, in the case of the Pro Forma Balance Sheet, or as if such events had occurred on the first day of the twelve-month period ended March 3, 2001 and as if the twelve-month period for the Pillsbury Businesses that ended on December 31, 2000 and the twelve-month period for the Robin Hood Business (as defined in the Acquisition Agreement) that ended on May 27, 2000 had ended on March 3, 2001, in the case of the Pro Forma Statement of Operations) to (i) the consummation of the Acquisition (as defined in the Asset Purchase Agreement, dated as of February 4, 2001, among the U.S. Borrower, General Mills and The Pillsbury Company, as such agreement was in effect immediately prior to the date hereof), (ii) the Loans to be made and the Senior Notes to be issued or, as the case may be, the loans to be made under the Bridge Facility on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet and the Pro Forma Statement of Operations, the Updated Pro Forma Statement of Operations and the Updated Pro Forma Balance Sheet have been or, as the case may be, will be prepared based on the best information available to the U.S. Borrower as of the date of delivery thereof, and present or, as the case may be, will present fairly on a pro forma basis in accordance with Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (except that the information for the Robin Hood Business referred to above is not sufficiently up to date to meet the requirements of such Regulation), the estimated financial position of the U.S. Borrower and its consolidated Subsidiaries as at March 3, 2001 or September 1, 2001, as applicable, assuming that the events specified in the preceding sentence had actually occurred at such date, in the case of the Pro Forma Balance Sheet or the Updated Pro Forma Balance Sheet, or as if such events had occurred on the first day of the most recently completed fiscal period covered thereby as more particularly set forth above in this Section or in Section 5.1(c), as applicable, in the case of the Pro Forma Statement of Operations or the Updated Pro Forma Statement of Operations.

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                                                                            65


                  (b) The audited consolidated balance sheets of the U.S. Borrower and its consolidated Subsidiaries as at February 29, 2000 and March 3, 2001, and the related consolidated statements of operations and of cash flows for each of the years in the three-year period ended March 3, 2001, reported on by and accompanied by an unqualified report from KPMG LLP, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of the U.S. Borrower and its consolidated Subsidiaries as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the U.S. Borrower and its consolidated Subsidiaries as at September 1, 2001, and the related unaudited consolidated statements of operations and cash flows for the six month period ended on such date, present fairly the consolidated financial condition of the U.S. Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flow for the six month period then ended (subject to normal year-end adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). No Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from March 3, 2001 to and including the date of this Agreement there has been no Disposition by any Group Member of any material part of its business or property other than sales of inventory in the ordinary course of business.

                  4.2 NO CHANGE. Since March 3, 2001, in the case of the U.S. Borrower and its Subsidiaries, or June 30, 2001, in the case of the Pillsbury Businesses, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

                  4.3 EXISTENCE; COMPLIANCE WITH LAW. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of each Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of each Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any

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Governmental Authority or any other Person is required in connection with the
Acquisition and the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices will have been obtained or made on or before the Closing Date and will be in full force and effect on and after the Closing Date, (ii) the filings referred to in Section 4.19 and (iii) consents, authorizations, filings and notices the absence of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each
Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.5 NO LEGAL BAR. The execution, delivery and performance of this Agreement and the other Loan Documents and, on and after the Closing Date, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents and any Liens that may be required pursuant to the Medium Term Notes Indenture). No Requirement of Law or Contractual Obligation applicable to U.S. Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  4.6 LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of either Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

                  4.7 NO DEFAULT. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8 OWNERSHIP OF PROPERTY; LIENS. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property necessary in the course of their respective businesses, and none of such property is subject to any Lien except as permitted by Section 7.3.

                  4.9 INTELLECTUAL PROPERTY. (a) Each Group Member owns, is licensed to use or otherwise has the right to use, all Intellectual Property necessary for the conduct of its business as currently conducted, except to the extent that the absence of such property could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) as of the date hereof and the date of each extension of credit, no claim has been asserted or is

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                                                                            67


pending or, to the knowledge of either Borrower, threatened against such Group Member by any Person challenging or questioning the use by such Group Member of any Intellectual Property in a manner that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, nor does either Borrower know of any reason to believe that any such claim would be successful if brought; (c) as of the date hereof and the date of each extension of credit, no claim has been asserted or is pending or, to the knowledge of either Borrower, threatened against such Group Member by any Person challenging or questioning the validity or effectiveness of any of such Group Member's Intellectual Property in a manner that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (d) the use of Intellectual Property by each Group Member does not infringe on the rights of any Person in a manner that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.10 TAXES. Each Group Member has filed or caused to be filed all Federal, state and other tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member), except where the failure to make any such filing or payment could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; no tax Lien has been filed, and, to the knowledge of either Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  4.11 FEDERAL REGULATIONS. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or either Administrative Agent, the Borrowers will furnish to each Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

                  4.12 LABOR MATTERS. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of either Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

                  4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has

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                                                                            68


occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the U.S. Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the U.S. Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the U.S. Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                  4.14 INVESTMENT COMPANY ACT; OTHER REGULATIONS. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

                  4.15 SUBSIDIARIES. Except as disclosed to the Administrative Agents by the Borrowers in writing from time to time on or after the Closing Date (a) Schedule 4.15 sets forth the name and jurisdiction of incorporation of each Subsidiary of the Borrowers as of the Closing Date and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of any Subsidiary of the U.S. Borrower, except as created by the Loan Documents.

                  4.16 USE OF PROCEEDS. The proceeds of the Term Loans and a portion of the U.S. Revolving Loans shall be used to finance a portion of the Acquisition, to refinance Indebtedness of the Borrowers outstanding on the Closing Date and to pay related fees and expenses. The U.S. Letters of Credit and the proceeds of the U.S. Revolving Loans shall be used to finance working capital needs and for general corporate purposes of the U.S. Borrower and its Subsidiaries in the ordinary course of business. The Canadian Letters of Credit and the proceeds of the Canadian Revolving Loans and the Canadian Swingline Loans shall be used to finance working capital needs and for general corporate purposes of the Canadian Borrower and its Subsidiaries in the ordinary course of business.

                  4.17 ENVIRONMENTAL MATTERS. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

                  (a) each Group Member: (i) is, and within the period of all applicable statutes of limitation has been, in compliance with all applicable Environmental Laws; (ii) holds all Environmental Permits (each of which is in full force and effect) required for any of its current or intended operations or for any property owned, leased, or otherwise operated by it; (iii) is, and within all applicable statutes of limitation has been, in compliance with all of its Environmental

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         Permits; and (iv) reasonably believes that: each of its Environmental
         Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of it will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to it will be timely attained and maintained, without material expense;

                  (b) to the knowledge of either Borrower, Materials of Environmental Concern are not and have not been present at, on, under, in, or about any real property now or formerly owned, leased or operated by any Group Member, or at any other location (including without limitation any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) under conditions which could reasonably be expected to: (i) give rise to liability of any Group Member under any applicable Environmental Law or otherwise result in costs to any Group Member; (ii) interfere with any Group Member's continued or planned operations; or (iii) impair the fair saleable value of any real property owned or leased by any Group Member;

                  (c) there is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which a Group Member is, or to the knowledge of any Group Member will be, named as a party that is pending or, to the knowledge of any Group Member, threatened;

                  (d) no Group Member has received any request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern;

                  (e) no Group Member has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, order or other agreement in any judicial, administrative, or arbitral forum, relating to compliance with or liability under any applicable Environmental Law or with respect to any Materials of Environmental Concern; and

                  (f) no Group Member has assumed or retained, by contract or operation of law, any liabilities, fixed or contingent, known or unknown, under any applicable Environmental Law or with respect to any Materials of Environmental Concern.

                  4.18 ACCURACY OF INFORMATION, ETC. The statements and information contained in this Agreement, the other Loan Documents, the Confidential Information Memorandum and the other documents, certificates and statements furnished by or on behalf of any Loan Party to the Administrative Agents or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole, do not contain, as of the date of this Agreement, any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

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The projections and PRO FORMA financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the U.S. Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, the representations and warranties contained in the Acquisition Documentation are true and correct in all material respects. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents. Notwithstanding anything in this Section 4.18 to the contrary, to the extent the foregoing representation and warranty relates to the Pillsbury Businesses (whether the information referred to in such representation and warranty is contained in this Agreement, the Confidential Information Memorandum, the Acquisition Documentation or any other agreement or document referred to herein), such representation and warranty is made by the Borrowers only to their knowledge.

                  4.19 SECURITY DOCUMENTS. (a) The U.S. Guarantee and Collateral Agreement shall be, when executed in accordance with this Agreement, effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the U.S. Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Collateral Agent, and in the case of the other Collateral described in the U.S. Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 3 to the U.S. Guarantee and Collateral Agreement in appropriate form are filed in the offices specified on said Schedule, the U.S. Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Pledged Stock and such other Collateral in which (x) a security interest may be perfected by filing under the applicable Uniform Commercial Code or (y) in which a security interest may be perfected by taking such other actions described in Schedule 3 to the U.S. Guarantee and Collateral Agreement and the proceeds thereof, as security for the Secured Obligations (as defined in the U.S. Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral described in the U.S. Guarantee and Collateral Agreement other than Pledged Stock, Liens permitted by Section 7.3 which have priority by operation of law and Liens, if any, securing the Medium Term Notes).

                  (b) The Canadian Collateral Agreement shall be, when executed in accordance with this Agreement, effective to create in favor of the Collateral Agent, for the benefit of the Canadian Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Canadian Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Collateral Agent, and in the case of the other Collateral described in the Canadian Collateral Agreement, when financing statements and other filings specified on Schedule 3 to the Canadian Collateral Agreement in appropriate form are filed in the offices specified on said Schedule, the

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Canadian Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Collateral in which (x) a security interest may be perfected by filing under the Canadian Personal Property Security legislation or (y) in which a security interest may be perfected by taking such other actions described in
Schedule 3 to the Canadian Collateral Agreement and the proceeds thereof, as security for the Secured Obligations (as defined in the Canadian Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral described in the Canadian Collateral Agreement, Liens permitted by Section 7.3 which have priority by operation of law and Liens, if any, securing the Medium Term Notes).

                  (c) The Canadian Pledge Agreement shall be, when executed in accordance with this Agreement, effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. When stock certificates representing such Pledged Securities are delivered to the Collateral Agent and when a financing statement is registered under the PERSONAL PROPERTY SECURITY ACT OF ONTARIO, the Canadian Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the U.S. Borrower in the Pledged Securities and the proceeds thereof, as security for the Secured Obligations (as defined in the Canadian Pledge Agreement), in each case prior and superior in right to any other Person (except for Liens permitted by Section 7.3 which have priority by operation of law and Liens, if any, securing the Medium Term Notes).

                  (d) The Quebec Security Documents shall be, when executed in accordance with this Agreement, effective to create in favor of the Collateral Agent, for the benefit of the Canadian Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Collateral described in the Quebec Security Documents, when financing statements and other filings specified therein in appropriate form are filed in the offices so specified, the Quebec Security Documents shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the pledged securities described in the Quebec Security Document and such other Collateral as security for the Secured Obligations (as defined in the Quebec Security Documents), in each case prior and superior in right to any other Person (except, in the case of Collateral described in the Quebec Security Documents, Liens permitted by Section 7.3 which have priority by operation of law and Liens, if any, securing the Medium Term Notes).

                  (e) Each of the Mortgages shall be, when executed in accordance with this Agreement, effective to create in favor of the Collateral Agent, for the benefit of the relevant Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the applicable offices of the counties in which the Mortgaged Properties described therein are located, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations or Secured Obligations (as defined in the relevant Mortgage), as applicable, in each case prior and superior in right to any other Person except (i) as permitted by Section 7.3 which have priority by operation of law and (ii) Liens, if any, securing the Medium Term Notes.
Schedule 1.1A lists each parcel of real property in the United States and Canada owned in fee simple by the U.S. Borrower or any of its Subsidiaries as of the date hereof.

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                  4.20 SOLVENCY. Each Loan Party is, and after giving effect to the Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

                  4.21 REGULATION H. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

                  4.22 CERTAIN DOCUMENTS. The Borrowers have delivered to each Administrative Agent a complete and correct copy of the Medium Term Notes Indenture, including any amendments, supplements or modifications with respect thereto.

                         SECTION 5. CONDITIONS PRECEDENT

                  5.1 CONDITIONS TO INITIAL EXTENSION OF CREDIT. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction on or before November 30, 2001, prior to or concurrently with the making of such extension of credit on the Closing Date of the following conditions precedent:

                  (a) CREDIT AGREEMENT; GUARANTEE AND COLLATERAL AGREEMENT. Each Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agents and the Borrowers, (ii) the U.S. Guarantee and Collateral Agreement, executed and delivered by the U.S. Borrower and each Subsidiary Guarantor, (iii) the Canadian Collateral Agreement, executed and delivered by the Canadian Borrower, and each Canadian Subsidiary Guarantor, (iv) an Acknowledgement and Consent in the form attached to each Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party, (v) the Canadian Pledge Agreement, executed and delivered by the U.S. Borrower, (vi) the Quebec Security Documents, executed and delivered by the Canadian Borrower and each Canadian Subsidiary Guarantor that owns property located in the Province of Quebec, Canada and (vii) a Lender Addendum executed and delivered by each Lender and accepted by the Borrowers and the Administrative Agent.

                  (b) ACQUISITION, ETC. The following transactions shall have been consummated, in each case on terms and conditions reasonably satisfactory to the Lenders:

                               (i) the U.S. Borrower shall have consummated the
                  acquisition of (A) the Pillsbury Retail Business and the Pillsbury Foodservice Business (each as defined in the Acquisition Agreement) from The Pillsbury Company and (B) the Robin Hood Business (as defined in the Acquisition Agreement) from General Mills, in each case pursuant to the Acquisition Documentation (the "ACQUISITION"), and the U.S. Borrower shall have delivered to the Administrative Agents a complete and correct copy of the Acquisition Documentation;

                               (ii) the U.S. Borrower shall have received at
                  least $200,000,000 in gross cash proceeds from the issuance of the Senior Notes or, as the case may be,

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                                                                            73


                  pursuant to the Bridge Facility, and the U.S. Borrower shall have delivered to the Administrative Agents a complete and correct copy of the Senior Note Indenture, or, as the case may be, the Bridge Facility Loan Documentation; and

                               (iii) the Administrative Agents shall have
                  received satisfactory evidence that (A)(1) the Existing Credit Facilities and the Existing Canadian Securitization shall have been terminated and all amounts thereunder shall have been paid in full and (2) satisfactory arrangements shall have been made for the termination of all Liens granted in connection therewith, (B) either (1) all Medium Term Notes outstanding immediately prior to the Closing Date shall have been paid in full and cancelled or (2) (x) the U.S. Borrower shall have commenced at least 30 days prior to the Closing Date a tender offer for the purchase of all the Medium Term Notes at a price equal to 100% of the principal amount thereof provided that each tendering holder thereof consents to the elimination from the Medium Term Notes Indenture of any covenants contained therein that would otherwise require that the Medium Term Notes be guaranteed and secured equally and ratably with the Obligations to the extent required pursuant to the terms thereof (the "EQUAL AND RATABLE COVENANT") or shall have in good faith made a bona fide offer to each holder of Medium Term Notes to repurchase all its Medium Term Notes at a price equal to 100% of the principal amount thereof provided that such holder consents to the elimination of the Equal and Ratable Covenant and (y) all Medium Term Notes tendered prior to the Closing Date pursuant to such tender offer shall have been paid in full and cancelled or, as the case may be, all Medium Term Notes with respect to which such bona fide offer shall have been accepted prior to the Closing Date shall have been paid in full and cancelled (and, in the case of each Medium Term Note so paid in full as described in this clause
                  (y), the holder thereof shall have consented to the elimination of the Equal and Ratable Covenant) and (C) if any Medium Term Notes remain outstanding on the Closing Date, the Medium Term Notes Indenture shall have been amended to eliminate the Equal and Ratable Covenant or, if the U.S. Borrower shall have been unable to obtain the consent of a sufficient number of holders of the Medium Term Notes to eliminate the Equal and Ratable Covenant, the U.S. Borrower and its Subsidiaries shall have entered into such security documents and other instruments (including an intercreditor agreement with the Collateral Agent) as shall be necessary to comply with the Equal and Ratable Covenant (each of which security documents and instruments shall be satisfactory in form and substance to the Administrative Agents).

                  (c) COMPLIANCE CERTIFICATE; FINANCIAL STATEMENTS. The Lenders shall have received (i) a Compliance Certificate of a Responsible Officer of the U.S. Borrower confirming to the satisfaction of each of the Administrative Agents, and including reasonably detailed support for the calculations included therein, that the ratio of Consolidated Total Debt on June 2, 2001 to Consolidated EBITDA for the period of twelve consecutive months ended June 2, 2001 (adjusted to give effect to the Acquisition and the financing thereof as if the Acquisition and such financing had occurred on the first day of such period and as if the twelve-month period for the Pillsbury Foodservice Business and the Pillsbury Retail Business (each such term as defined in the Acquisition

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         Agreement, collectively, the "PILLSBURY Businesses") that ended on June
         30, 2001 had ended on June 2, 2001 and the twelve-month period for the Robin Hood Business that ended on May 26, 2001 had ended on June 2,
         2001) is not greater than 4.0 to 1.0, (ii) unaudited interim consolidated financial statements of the U.S. Borrower and its consolidated Subsidiaries and unaudited interim income statements of the businesses acquired by the U.S. Borrower pursuant to the Acquisition for each fiscal quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to Section 4.1(b) as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the U.S. Borrower and its consolidated Subsidiaries, as a whole, or of the business acquired by the U.S. Borrower pursuant to the Acquisition, as reflected in the financial statements or projections contained in the Confidential Information Memorandum, (iii) the audited combined schedules of direct earnings before interest and taxes of the Pillsbury Businesses for the fiscal years ended June 30, 1999, 2000 and 2001 which present fairly in all material respects the results of operations of the Pillsbury Businesses for the periods set forth therein and (iv) the unaudited pro forma consolidated balance sheet of the U.S. Borrower and its consolidated Subsidiaries as of September 1, 2001 (including the notes thereto) (the "UPDATED PRO FORMA BALANCE SHEET"), and the unaudited pro forma statement of operations of the U.S. Borrower and its consolidated Subsidiaries for the six month period ended September 1, 2001
         (including the notes thereto) (the "UPDATED PRO FORMA STATEMENT OF OPERATIONS"), in each case prepared to give effect (as if such events had occurred on such date, in the case of the Updated Pro Forma Balance Sheet, or as if such events had occurred on March 1, 2000 but based on six months of operations of the U.S. Borrower ended on September 1, 2001, of the Pillsbury Businesses ended on June 30, 2001 and of the Robin Hood Business (as defined in the Acquisition Agreement) (as estimated) ended on May 26, 2001, in the case of the Updated Pro Forma Statement of Operations) to (i) the consummation of the Acquisition,
         (ii) the Loans to be made and the Senior Notes to be issued or, as the case may be, the loans to be made under the Bridge Facility on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing, and the financial information contained in the Updated Pro Forma Balance Sheet and Updated Pro Forma Statement of Operations shall not materially and adversely differ from the financial information disclosed by the U.S. Borrower to the Lenders on September 17, 2001.

                  (d) APPROVALS. The Provisional Consent Decree shall have been accepted for public comments by the FTC and shall name the U.S. Borrower as an acceptable purchaser of the Pillsbury Retail Business and the Pillsbury Foodservice Business (each as defined in the Acquisition Agreement), or the acquisition of the Pillsbury Retail Business and the Pillsbury Foodservice Business by the U.S. Borrower shall otherwise have been approved by the FTC; and all other governmental and third party approvals (including landlords' and other consents but excluding any consents in respect of non-material third party approvals) necessary in connection with the Acquisition, the continuing operations of the Group Members and the transactions contemplated hereby shall have been obtained and be in full force and effect.

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                                                                            75


                  (e) LIEN SEARCHES. The Administrative Agents shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 7.3 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agents.

                  (f) ENVIRONMENTAL MATTERS. The Administrative Agents shall have completed and shall be satisfied in all material respects with an environmental due diligence investigation of the U.S. Borrower, its Subsidiaries and the businesses acquired pursuant to the Acquisition.

                  (g) FEES. The Lenders, the Arranger and the Administrative Agents shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the relevant Borrower to the relevant Administrative Agent on or before the Closing Date.

                  (h) CLOSING CERTIFICATE. The Administrative Agents shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

                  (i) LEGAL OPINIONS. The Administrative Agents shall have received the following executed legal opinions:

                           (i) the legal opinion of Faegre & Benson, counsel
                  to the U.S. Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agents;

                           (ii) the legal opinion of Stikeman Elliott, Canadian
                  counsel to the Canadian Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agents;

                           (iii) the legal opinion of Frank W. Bonvino, general
                  counsel of the U.S. Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agents;

                           (iv) the legal opinion of Richards, Layton &
                  Finger, P.A., Delaware counsel to the U.S. Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agents; and

                           (v) the legal opinion of local counsel to the U.S.
                  Borrower in each of Connecticut, California, Texas, Kansas, Colorado and Quebec, and of such other special and local counsel as may be required by the Administrative Agents, each of which legal opinions shall cover matters relating to the Collateral and shall be in form and substance reasonably satisfactory to the Administrative Agents.

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                                                                            76


         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agents may reasonably require.

                  (j) PLEDGED STOCK; STOCK POWERS; PLEDGED NOTES. (i) The U.S. Administrative Agent shall have received (A) the certificates representing the shares of Capital Stock pledged pursuant to the U.S. Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (B) each promissory note (if any) pledged to the U.S. Administrative Agent pursuant to the U.S. Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

                      (ii) The Canadian Administrative Agent shall have received
         (A) the certificates representing the shares of Capital Stock pledged pursuant to the Canadian Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (B) each promissory note (if any) pledged to the Canadian Administrative Agent pursuant to the Canadian Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

                  (k) FILINGS, REGISTRATIONS AND RECORDINGS. Each document (including any Uniform Commercial Code or Personal Property Security Act (Ontario) financing statement) required by the Security Documents or under law (including the law of the Province of Quebec) or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the relevant Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

                  (l) MORTGAGES, ETC. (i) The Collateral Agent shall have received a Mortgage with respect to each of the Mortgaged Properties, executed and delivered by a duly authorized officer of each party thereto.

                      (ii) If requested by the Collateral Agent, the Collateral Agent shall have received, and the title insurance company issuing the policy referred to in clause (iii) below (the "TITLE INSURANCE COMPANY") shall have received, maps or plats of an as-built survey of the sites of the applicable Mortgaged Properties certified to the Collateral Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Collateral Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Collateral Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992 (or equivalent thereof satisfactory to the Collateral Agent), and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the


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                                                                            77


         established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor;
         (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being on a filed map, a legend relating the survey to said map; and
         (G) the flood zone designations, if any, in which such Mortgaged Properties are located.

                      (iii) The Collateral Agent shall have received in respect of each applicable Mortgaged Property a mortgagee's title insurance policy (or policies) (or equivalent thereof satisfactory to the Collateral Agent) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Collateral Agent; (B) be issued at ordinary rates; (C) insure that the applicable Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (D) name the Collateral Agent for the benefit of the relevant Lenders as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent thereof satisfactory to the Collateral Agent); (F) contain such endorsements and affirmative coverage as the Collateral Agent may reasonably request and (G) be issued by title companies satisfactory to the Collateral Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Collateral Agent). The Collateral Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

                      (iv) If requested by the Collateral Agent, the Collateral Agent shall have received (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage applicable (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (B) confirmation that the U.S. Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

                      (v) The Collateral Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (iii) above and a copy of all other material documents affecting the applicable Mortgaged Properties.

                  (m) INSURANCE. The Collateral Agent shall have received insurance certificates satisfying the requirements of Section 5.2(b) of the applicable Guarantee and Collateral Agreement.


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                                                                           78


                  5.2 CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent such representation and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

                  (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by, submission of a notice of borrowing and issuance of a Letter of Credit on behalf of either Borrower hereunder shall constitute a representation and warranty by such Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

                  The Borrowers hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or either Administrative Agent hereunder, each Borrower shall and shall cause each of its Subsidiaries to:

                  6.1      FINANCIAL STATEMENTS.  Furnish to each
Administrative Agent and each Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the U.S. Borrower, a copy of the audited consolidated balance sheet of the U.S. Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year (PROVIDED that the delivery of the U.S. Borrower's annual report on Form 10-K shall satisfy the foregoing requirement) reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG LLP or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each quarterly period of each fiscal year of the U.S. Borrower, the unaudited consolidated balance sheet of the U.S. Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form for the 2003 fiscal year and each subsequent fiscal year the figures for the previous year, certified by a Responsible Officer of the U.S. Borrower as being fairly stated in all material respects (subject to normal year-end


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                                                                           79


         adjustments), PROVIDED that (x) the delivery of the U.S. Borrower's quarterly report on form 10-Q shall satisfy the requirement of this
         Section 6.1(b) in respect of each of the first three quarterly periods of each fiscal year of the U.S. Borrower and (y) the delivery of the U.S. Borrower's quarterly earnings release (including schedules detailing the unaudited consolidated condensed balance sheet of the U.S. Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statement of income for such quarter) shall satisfy the requirement of this Section 6.1(b) in respect of the fourth quarter of each fiscal year of the U.S. Borrower.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except for the absence of footnotes in the case of unaudited statements and except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  6.2 CERTIFICATES; OTHER INFORMATION. Furnish to each Administrative Agent and each Lender (or, in the case of clause (h), to the relevant Lender):

                  (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of any financial statements pursuant to Section 6.1(a) and (b), (i) a certificate of a Responsible Officer of the U.S. Borrower stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrowers with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the U.S. Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agents, a listing of any change in name or jurisdiction of organization of any Loan Party, of any county, state or province within the United States or Canada where any Loan Party keeps inventory or equipment and of any Intellectual Property (except for (A) rights licensed to such Loan Party pursuant to licenses for (1) computer software, or (2) patents, copyrights, trademarks, service marks, technology, know-how and/or processes which are embedded in equipment or fixtures, and (B) copyrights, trademarks, service marks, trade dress, technology, know-how, inventions and/or processes for which no steps have been taken to obtain registrations or patents) acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date) and (iii) for each fiscal quarter of the U.S. Borrower subsequent to the Closing Date for which such information is available (and otherwise based on good faith estimates for the Pillsbury Food Service Business consistent with prior years' performance), an updated Schedule 7.1 to this Agreement which shall reflect any additional available information for the Acquired Businesses to complete such Schedule up to and including the fourth fiscal quarter of the U.S. Borrower ending on or about February 28, 2002;

                  (c) as soon as available, and in any event no later than 30 days after the end of each fiscal year of the U.S. Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the U.S. Borrower and its Subsidiaries as of the end of each fiscal quarter of the following fiscal year, the related quarterly consolidated statements of projected cash flow and projected income and a description of the underlying assumptions (including assumptions with respect to Capital Expenditures)) applicable thereto (the "PROJECTIONS"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer of the U.S. Borrower stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

                  (d) within 45 days after the end of each of the first three fiscal quarters of the U.S. Borrower or within 90 days after the U.S. Borrower's fiscal year end, (i) a narrative discussion and analysis of the results of operations of the U.S. Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared (in the case of fiscal quarters occurring during the U.S. Borrower's 2003 fiscal year and subsequent fiscal years) to the portion of the Projections covering such periods and (ii) for so long the Conversion Date (as defined in the Acquisition Agreement) has not occurred, but including the fiscal quarter in which the Conversion Date occurs, a report as to the progress of (A) the integration of the Pillsbury Businesses into the business of the U.S. Borrower and its Subsidiaries, including the services covered by the Transition Services Agreement and
         (B) the transition of the manufacturing business of the Pillsbury Businesses into the manufacturing business of the U.S. Borrower and its Subsidiaries, including the services covered by the Conversion Plan Agreement.

                  (e) (i) no later than 5 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Note Indenture or, as the case may be, the Bridge Facility Loan Agreement and (ii) no later than 5 Business Days after the effectiveness thereof, copies of any amendment, supplement, waiver or other modification with respect to the Acquisition Documentation;

                  (f) within five days after the same are sent, copies of all financial statements and reports that the U.S. Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the U.S. Borrower may make to, or file with, the SEC;

                  (g) promptly upon receipt thereof, copies of all final reports submitted to either Borrower by independent certified public accountants in connection with each annual, interim or special financial audit of the books of such Borrower made by such accountants, including without limitation, any final comment letter submitted by such accountants to management in connection with their annual audit; and

                  (h) promptly, such additional financial and other information as the U.S. Administrative Agent on behalf of any Lender may from time to time reasonably request.

                  6.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member; provided that any failure to pay Indebtedness shall only constitute an Event of Default as provided in
Section 8(e).

                  6.4 MAINTENANCE OF EXISTENCE; COMPLIANCE. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause
(ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.5 MAINTENANCE OF PROPERTY; INSURANCE. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

                  6.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.
(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable prior notice, at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants.

                  6.7      NOTICES.  Promptly give notice to each
Administrative Agent and each Lender of:

                  (a)  the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting any Group Member
         (i) in which the amount involved is $5,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought or
         (iii) which relates to any Loan Document;

                  (d) the U.S. Borrower or any of its Subsidiaries becoming liable for remediation and/or environmental compliance expenses and/or fines, penalties or other charges which, in the aggregate, could reasonably be expected to result in payments by the U.S. Borrower and its Subsidiaries (other than with the proceeds of insurance) having a present value (based upon then applicable ABR) in excess of $5,000,000;

                  (e) the following events, as soon as possible and in any event within 30 days after the U.S. Borrower knows thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
         (ii) the institution of proceedings or the taking of any other action by the PBGC or the U.S. Borrower or any Commonly Controlled Entity or any Multiemployer Plan to effectuate a withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

                  (f) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

                  6.8 ENVIRONMENTAL MANAGEMENT. (a) Comply in all material respects with, and undertake all reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

                  (b) Handle, store, and otherwise manage Materials of Environmental Concern, and undertake all reasonable efforts to ensure that all tenants, subtenants, and others handle, store, and otherwise manage Materials of Environmental Concern, in a manner that does not, and is not reasonably likely to: (i) give rise to any material liability (including any material exacerbation of any existing condition) of any Group Member under any applicable Environmental Law; or (ii) materially impair the fair saleable value (including any material exacerbation of any existing condition) of any real property owned by any Group Member.

                  (c) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

                  (d) No more than 120 days, but not less than 30 days, prior to the acquisition by any Group Member of the Toledo Facility from General Mills, deliver to the Administrative Agents, an updated environmental assessment in respect of the Toledo Facility in scope, form and substance reasonably satisfactory to the Administrative Agents.

                  6.9 ADDITIONAL COLLATERAL, ETC. (a) With respect to any property acquired after the Closing Date by any Group Member (other than (x) any property described in paragraph (b) (or which would have been described in paragraph (b) but for the dollar threshold therein), (c), (d) or (e) below and
(y) any property subject to a Lien expressly permitted by Section 7.3(g)) as to which the Collateral Agent, for the benefit of the relevant Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Collateral Agent such amendments to the relevant Guarantee and Collateral Agreement or such other documents as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the relevant Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including the filing of such financing statements in such jurisdictions as may be required by the relevant Guarantee and Collateral Agreement or by law or as may be requested by the Collateral Agent. Notwithstanding anything herein to the contrary, with respect to (A) Intellectual Property of any Group Member which arises under laws of countries (or political subdivisions thereof) other than the United States or Canada, such Group Member shall not be required to comply with the foregoing obligations, and
(B) non-material Intellectual Property licensed to any Group Member (other than any such Intellectual Property licensed pursuant to the Acquisition Documentation), such Group Member shall not be required to comply with the foregoing obligations to the extent that (1) such Group Member does not have the right under the applicable license or under applicable law to comply with such obligations for such property, or (2) doing so would impair the value of such property or otherwise subject such Group Member to material penalties or liability.

                  (b) (i) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the date hereof by any Group Member (other than any such real property subject to a Lien expressly permitted by Section 7.3(g)), promptly (or, in the case of any such interest acquired prior to the Closing Date, on the Closing Date) and (ii) within 45 days after the acquisition by any Group Member of the Toledo Facility from General Mills, (A) execute and deliver a first priority Mortgage, in favor of the Collateral Agent, for the benefit of the relevant Lenders, covering such real property, (B) if requested by the Collateral Agent, provide such Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Collateral Agent) as well as a current ALTA survey thereof or equivalent thereof satisfactory to the Collateral Agent, together with a surveyor's certificate, (y) any consents or estoppels reasonably deemed necessary or advisable by the Collateral Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Collateral Agent and (z) environmental reports or other evidence reasonably satisfactory to the Collateral Agent as to any potential liabilities under Environmental Laws associated with such real property and (C) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

                  (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by any Group Member (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), promptly
(i) execute and deliver to the Collateral Agent such amendments to the U.S. Guarantee and Collateral Agreement as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the U.S. Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Group Member, (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such new Subsidiary (A) to become a party to the U.S. Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the U.S. Lenders a perfected first priority security interest in the Collateral described in the U.S. Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the U.S. Guarantee and Collateral Agreement or by law or as may be requested by the Collateral Agent and (C) to deliver to the Collateral Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

                  (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by any Group Member (other than by any Group Member that is an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Collateral Agent such amendments to the U.S. Guarantee and Collateral Agreement as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the U.S. Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any such Group Member (provided that in no event shall more than 66% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, and take such other action as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Collateral Agent's security interest therein, and (iii) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

                  (e) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by any Group Member, promptly (i) execute and deliver to the Collateral Agent such amendments to the Canadian Collateral Agreement as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Canadian Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Group Member, (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such new Subsidiary (A) to become a party to the Canadian Collateral Agreement,
(B) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Canadian Collateral Agreement with respect to such new Subsidiary, including the filing of Personal Property Security Act (Ontario) financing statements in such jurisdictions as may be required by the Canadian Collateral Agreement or by law or as may be requested by the Collateral Agent and (C) to deliver to the Collateral Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, (iv) cause such new Subsidiary to become a Guarantor under and as defined in the U.S. Guarantee and Collateral Agreement of the Obligations of the Canadian Borrower, and (v) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

                  (f) If all of the Capital Stock of 985079 Ontario, Inc. shall not have been sold on or before December 31, 2001 to a Person other than the U.S. Borrower and/or its Subsidiaries, it shall become a party to the Canadian Collateral Agreement on or before such date and shall become a Guarantor under and as defined in the U.S. Guarantee and Collateral Agreement of the Obligations of the Canadian Borrower and for all purposes under this Agreement and the other Loan Documents.

                  (g) If at any time after the Closing Date the available funds on deposit in any Deposit Account (as defined in the Guarantee and Collateral Agreements) of any Group Member shall exceed $1,000,000 for ten or more consecutive Business Days, promptly but in any event within 60 days, (i) execute and deliver to the Collateral Agent such amendments to the applicable Guarantee and Collateral Agreement as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a perfected first priority security interest in such Deposit Account, (ii) take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Lenders a perfected first priority security interest in such Deposit Account, including, with respect to any such Deposit Account held in the United States, to take such actions to cause the Collateral Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) and (iii) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

                          SECTION 7. NEGATIVE COVENANTS

                  The Borrowers hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or either Administrative Agent hereunder, each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  7.1      FINANCIAL CONDITION COVENANTS.

                  (a) CONSOLIDATED LEVERAGE RATIO. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the U.S. Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                                                            Consolidated
                               Fiscal Quarter                              Leverage Ratio
                               --------------                              --------------
                           Q4 of '02, Q1, Q2 and Q3 of '03                    4.50 to 1
                           Q4 of '03 and Q1 of `04                            4.25 to 1
                           Q2 and Q3 of '04                                   4.00 to 1
                           Q4 of '04, Q1, Q2 and Q3 of '05                    3.50 to 1
                           Q4 of '05, Q1, Q2 and Q3 of '06                    3.00 to 1
                           Q4 of '06 and thereafter                           2.50 to 1

PROVIDED that for the purposes of determining the ratio described above for the fiscal quarters of the U.S. Borrower ending on or about February 28, 2002, May 31, 2002 and August 31, 2002, Consolidated EBITDA for the fiscal quarters listed on Schedule 7.1 shall be deemed to be the respective amounts thereof set forth on such Schedule.

                  (b) CONSOLIDATED INTEREST COVERAGE RATIO. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the U.S. Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                                        Consolidated Interest
                               Fiscal Quarter                              Leverage Ratio
                               --------------                              --------------
                           Q4 of '02 and Q1, Q2 and Q3 of '03                 2.25 to 1
                           Q4 of '03 and Q1, Q2 and Q3 of '04                 2.50 to 1
                           Q4 of '04 and Q1, Q2 and Q3 of '05                 2.75 to 1
                           Q4 of '05 and thereafter                           3.00 to 1

PROVIDED that for the purposes of determining the ratio described above for the fiscal quarters of the U.S. Borrower ending on or about February 28, 2002, May 31, 2002 and August 31, 2002, (i) Consolidated Interest Expense for the relevant period shall be deemed to equal Consolidated Interest Expense for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarter commencing after the Closing Date) MULTIPLIED BY 4, 2 and 4/3, respectively, and (ii) Consolidated EBITDA for the fiscal quarters listed on
Schedule 7.1 shall be deemed to be the respective amounts thereof set forth on such Schedule.


                  (c) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the U.S. Borrower (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                                         Consolidated Fixed
                               Fiscal Quarter                          Charge Coverage Ratio
                               --------------                          ---------------------
                           Q4 of '02 and Q1, Q2, Q3 and                       1.20 to 1
                           Q4 of '03 and Q1, Q2 and Q3 of `04
                           Q4 of '04 and Q1, Q2 and Q3 of '05                 1.25 to 1
                           Q4 of '05 and thereafter                           1.30 to 1

PROVIDED that for the purposes of determining the ratio described above for the fiscal quarters of the U.S. Borrower ending on or about February 28, 2002, May 31, 2002 and August 31, 2002, (i) Consolidated Interest Expense for the relevant period shall be deemed to equal Consolidated Interest Expense for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarter commencing after the Closing Date) MULTIPLIED BY 4, 2 and 4/3, respectively, and (ii) Consolidated EBITDA, Consolidated Lease Expense, Capital Expenditures and scheduled principal payments on account of Indebtedness for the fiscal quarters listed on Schedule 7.1 shall be deemed to be the respective amounts thereof set forth on such Schedule.

                  7.2 INDEBTEDNESS. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) (i) Indebtedness of the U.S. Borrower to any of its Subsidiaries and of any U.S. Wholly Owned Subsidiary Guarantor to the U.S. Borrower or any of its Subsidiaries, (ii) Indebtedness of the Canadian Borrower to any of its Subsidiaries and of any Canadian Wholly Owned Subsidiary Guarantor to the Canadian Borrower or to any of its Subsidiaries, (iii) Indebtedness of the U.S. Borrower to any of its Subsidiaries and of any Subsidiary of the U.S. Borrower to the U.S. Borrower or to any other Subsidiary of the U.S. Borrower constituting the deferred purchase price of inventory acquired in the ordinary course of business consistent with prior practice and (iv) Indebtedness of any Subsidiary of the U.S. Borrower to the U.S. Borrower or to any other Subsidiary of the U.S. Borrower not otherwise permitted by this clause (b) in an aggregate principal amount (for all such Subsidiaries), when added to the then outstanding Guarantee Obligations permitted under Section 7.2(c)(iii), not to exceed $15,000,000 (or, in the case of any Indebtedness that is denominated in Canadian Dollars, the Dollar Equivalent thereof) at any time outstanding;

                  (c) Guarantee Obligations incurred in the ordinary course of business by (i) the U.S. Borrower or any of its Subsidiaries of Indebtedness of the U.S. Borrower or any U.S. Wholly Owned Subsidiary Guarantor, (ii) the Canadian Borrower or any of its Subsidiaries of Indebtedness of the Canadian Borrower or any Canadian Wholly Owned Subsidiary Guarantor and (iii) the U.S. Borrower or any of its Subsidiaries that are not permitted by either clause (i) or clause (ii) of this paragraph (c), PROVIDED that the aggregate amount of all such Guarantee Obligations incurred as permitted by this clause (iii), when added to the aggregate amount of the then outstanding Indebtedness permitted under Section 7.2(b)(iv), shall not exceed $15,000,000 (or, in the case of any Guarantee Obligations that are denominated in Canadian Dollars, the Dollar Equivalent thereof) at any time outstanding;

                  (d) (i) Indebtedness outstanding on the date hereof and either listed on Schedule 7.2(d) or that is required to be repaid on the Closing Date pursuant to Section 5.1(b)(iii) and (ii) the Medium Term Notes.

                  (e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding;

                  (f) (i) Indebtedness of the U.S. Borrower in respect of the Senior Notes or, as the case may be, the Bridge Facility in an aggregate principal amount not to exceed $200,000,000 and (ii) Guarantee Obligations of any U.S. Subsidiary Guarantor in respect of such Indebtedness;

                  (g) Hedge Agreements, PROVIDED that (i) such Hedge Agreement relating to interest rates may only be entered into in respect of Indebtedness otherwise permitted hereby that bears interest at a floating rate and (ii) no such Hedge Agreement may be entered into for speculative purposes; and

                  (h) additional unsecured Indebtedness in an aggregate amount not to exceed $5,000,000.

                  7.3 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

                  (a) Liens for taxes, assessments or governmental charges not yet due or that are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of the U.S. Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

                  (c) pledges, deposits or other Liens in connection with workers' compensation, unemployment insurance and other social security legislation;


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                                                                            89


                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the U.S. Borrower or any of its Subsidiaries;

                  (f) Liens in existence on the date hereof and either listed on
         Schedule 7.3(f) or securing Indebtedness permitted by Section 7.2(d) that is required to be repaid on the Closing Date pursuant to Section 5.1(b)(iii) and, in accordance with Section 5.1(b)(iii)(C), Liens on the assets covered by the security documents that secure the Medium Term Notes equally and ratably with the Obligations to the extent required pursuant to the terms of the Medium Term Notes Indenture;

                  (g) Liens securing Indebtedness of the U.S. Borrower or any Subsidiary thereof incurred pursuant to Section 7.2(e) to finance the acquisition of fixed or capital assets, PROVIDED that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

                  (h) Liens created pursuant to the Security Documents;

                  (i) any interest or title of a lessor under any lease entered into by the U.S. Borrower or any Subsidiary thereof in the ordinary course of its business and covering only the assets so leased; and

                  (j) Permitted Canadian Real Property Liens.

                  7.4 FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

                  (a) (i) any Subsidiary of the U.S. Borrower (other than the Canadian Borrower or any of its Subsidiaries) may be merged or consolidated with or into the U.S. Borrower (PROVIDED that the U.S. Borrower shall be the continuing or surviving corporation) or with or into any U.S. Wholly Owned Subsidiary Guarantor (PROVIDED that such U.S. Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation) and (ii) any Subsidiary of the Canadian Borrower may be merged or consolidated with or into the Canadian Borrower (PROVIDED that the Canadian Borrower shall be the continuing or surviving corporation) or with or into any Canadian Wholly Owned Subsidiary Guarantor (PROVIDED that such Canadian Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation);

                  (b) (i) any Subsidiary of the U.S. Borrower may Dispose of any or all of its assets (A) to the U.S. Borrower or any U.S. Wholly Owned Subsidiary Guarantor (upon voluntary liquidation or otherwise) or (B) pursuant to a Disposition permitted by Section 7.5 and (ii) any Subsidiary of the Canadian Borrower may Dispose of any or all of its assets (A) to the Canadian Borrower or any Canadian Wholly Owned Subsidiary Guarantor (upon voluntary liquidation or otherwise) or (B) pursuant to a Disposition permitted by Section 7.5; and

                  (c) any acquisition permitted under Section 7.8(f) or (j) may be consummated by merger or consolidation with or into the U.S. Borrower or any Subsidiary thereof (PROVIDED that the U.S. Borrower shall be the continuing or surviving corporation in any such merger involving the U.S. Borrower).

                  7.5 DISPOSITION OF PROPERTY. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition of obsolete or worn out property in the ordinary course of business;

                  (b)  the sale of inventory in the ordinary course of business;

                  (c) Dispositions (i) permitted by Section 7.4(b) and (ii) in connection with Investments permitted by Section 7.8;

                  (d) (i) the sale or issuance of the Capital Stock of any Subsidiary of the U.S. Borrower to the U.S. Borrower or any U.S. Wholly Owned Subsidiary Guarantor and (ii) the sale or issuance of the Capital Stock of any Subsidiary of the Canadian Borrower to the Canadian Borrower or any Canadian Wholly Owned Subsidiary Guarantor;

                  (e) the Disposition of other property having a fair market value not to exceed $25,000,000 in the aggregate during any fiscal year of the U.S. Borrower; and

                  (f) the sale of the Canadian Borrower's manufacturing facility located in Scarborough, Ontario, Canada, PROVIDED that the aggregate consideration received in respect of such sale consists of cash.

                  7.6 RESTRICTED PAYMENTS. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, "RESTRICTED PAYMENTS"), except that (a) any Subsidiary of the U.S. Borrower may make Restricted Payments to the U.S. Borrower or any U.S. Wholly Owned Subsidiary Guarantor, (b) any Subsidiary of the Canadian Borrower may make Restricted Payments to the Canadian Borrower or any Canadian Wholly Owned Subsidiary Guarantor and (c) the U.S. Borrower may purchase or repurchase its Capital Stock or options therefor (x) from directors, officers, consultants or employees of the U.S. Borrower or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such directors, officers, consultants or employees, or (y) to replenish treasury stock of the U.S. Borrower which (i) has been used to fulfill the U.S. Borrower's obligation to match, in part, the contribution of any such employee under the U.S. Borrower's 401(k) plan or the Robin Hood Stock Purchase Program or (ii) has been issued as restricted stock or upon vesting of restricted stock units or upon exercise of stock options, which restricted stock, restricted stock units or stock options were granted to any such director, officer, consultant or employee, PROVIDED that the aggregate amount of all such purchases and repurchases under this clause (c) consummated in any fiscal year may not exceed $2,000,000.

                  7.7 CAPITAL EXPENDITURES. Make or commit to make any Capital Expenditure, except (a) Capital Expenditures of the U.S. Borrower and its Subsidiaries in the ordinary course of business not exceeding (i) during the period from the date hereof through the end of the U.S. Borrower's 2002 fiscal year, $17,000,000 or (ii) during any fiscal year of the U.S. Borrower ending thereafter, the amount set forth below for such fiscal year:

                       FISCAL YEAR                                    AMOUNT
                       -----------                                    ------
                           2003                                     $36,000,000
                           2004                                     $30,000,000
                           2005                                     $30,000,000
                   2006 and thereafter                              $32,000,000

PROVIDED that (i) any such amount referred to above, if not so expended in the period or fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, FIRST, in respect of amounts permitted for such fiscal year as provided above and, SECOND, in respect of amounts carried over from the prior fiscal year pursuant to subclause (i) above and (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount.

                  7.8 INVESTMENTS. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "INVESTMENTS"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) investments in Cash Equivalents;

                  (c) Guarantee Obligations permitted by Section 7.2;

                  (d) loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $2,000,000 at any one time outstanding;

                  (e) the Acquisition;

                  (f) (i) Investments in assets (including through the purchase of Capital Stock of any Person) useful in the business of the U.S. Borrower and its Subsidiaries made by the U.S. Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount derived from assets owned by the U.S. Borrower or any of its Subsidiaries (other than the Canadian Borrower or any of its Subsidiaries) and (ii) Investments in assets (including through the purchase of Capital Stock of any Person) useful in the business of the Canadian Borrower and its Subsidiaries made by the Canadian Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount derived from assets owned by the Canadian Borrower or any of its Subsidiaries;

                  (g) (i) intercompany Investments by any Subsidiary of the U.S. Borrower in the U.S. Borrower or any Person that, prior to such investment, is a U.S. Wholly Owned Subsidiary Guarantor and (ii) intercompany Investments by any Subsidiary of the Canadian Borrower in the U.S. Borrower, the Canadian Borrower or any Person that, prior to such investment, is a Wholly Owned Subsidiary Guarantor;

                  (h)  intercompany loans permitted by Section 7.2(b);

                  (i) Investments by the U.S. Borrower or any of its Subsidiaries in any Wholly Owned Subsidiary Guarantor; and

                  (j) in addition to Investments otherwise expressly permitted by this Section, Investments by the U.S. Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed during the term of this Agreement $15,000,000 or, if the Consolidated Leverage Ratio shall be less than 2.75 to 1.0 as of the last day of any two consecutive fiscal quarters ending subsequent to the Closing Date, $30,000,000.

                  7.9 OPTIONAL PAYMENTS AND MODIFICATIONS OF CERTAIN DEBT INSTRUMENTS; SYNTHETIC PURCHASE AGREEMENTS. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Notes, the Bridge Facility or the Medium Term Notes (other than (i) any refinancing of the Bridge Facility with the issuance of senior notes (which may be sold in a public offering or a private placement) on terms no less favorable to the Lenders than the terms under the Bridge Facility and (ii) repurchases or redemptions of the Medium Term Notes on or prior to the Closing
Date); (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Notes, the Bridge Facility or the Medium Term Notes (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee and other than the amendment to the Medium Term Notes Indenture referred to in Section 5.1(b)(iii)(C)); or (c) enter into or be party to, or make any payment under, any Synthetic Purchase Agreement.

                  7.10 TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrowers or any Wholly Owned Subsidiary Guarantor and other than contributions to the Foundation) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the relevant Group Member, and (c) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

                  7.11 SALES AND LEASEBACKS. Enter into any arrangement after the date hereof with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member unless such arrangement is entered into in connection with (x) the financing of the acquisition of such property through the proceeds of a Capital Lease Obligation permitted by Section 7.2(e) and the sale or transfer of such property occurs within thirty days following the acquisition thereof by the U.S. Borrower or any of its Subsidiaries or (y) the sale or transfer of such property to a Governmental Authority which is financed by the issuance of tax-exempt bonds or other debt instruments issued by such Governmental Authority, PROVIDED that such property is contemporaneously leased to the U.S. Borrower or any of its Subsidiaries and PROVIDED, FURTHER, that the aggregate fair market value of the property subject of all such sales or transfers consummated pursuant to this clause (y) shall not exceed $10,000,000.

                  7.12 CHANGES IN FISCAL PERIODS. Permit the fiscal year of the U.S. Borrower to end on a day other than the Saturday closest to the last day of February or change the U.S. Borrower's method of determining fiscal quarters.

                  7.13 NEGATIVE PLEDGE CLAUSES. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents; (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) agreements relating to Indebtedness that is required to be repaid on the Closing Date pursuant to Section 5.1(b)(iii) and
(d) the Medium Term Notes Indenture.

                  7.14 CLAUSES RESTRICTING SUBSIDIARY DISTRIBUTIONS. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the U.S. Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the U.S. Borrower or any Subsidiary of the U.S. Borrower,
(b) make loans or advances to, or other Investments in, the U.S. Borrower or any Subsidiary of the U.S. Borrower or (c) transfer any of its assets to the U.S. Borrower or any Subsidiary of the U.S. Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary and (iii) any restrictions in agreements relating to Indebtedness that is required to be repaid on the Closing Date pursuant to Section 5.1(b)(iii).

                  7.15 LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrowers and their respective Subsidiaries are engaged on the date of this Agreement (after giving effect to the Acquisition) or that are reasonably related thereto.

                  7.16 AMENDMENTS TO ACQUISITION DOCUMENTS. Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of any of the Acquisition Documentation in any manner that is adverse to the interests of the Loan Parties or the Lenders.

                          SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) either Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or either Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                  (c) (i) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrowers only), Section 6.7(a) or Section 7 of this Agreement or Sections 5.5 and 5.7(b) of either Guarantee and Collateral Agreement or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

                  (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the relevant Borrower from the relevant Administrative Agent or the relevant Required Lenders; or

                  (e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; PROVIDED that a default, event or condition described in clause (i),
         (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and
         (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $7,500,000 (or the Canadian Dollar Equivalent thereof); or

                  (f) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause
         (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan that is not exempt under Section 408 of ERISA or Section 4975 of the Code, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the U.S. Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the U.S. Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition,
         together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

                  (h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $7,500,000 (or the Canadian Dollar Equivalent thereof) or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) any of the Security Documents shall at any time after the execution and delivery thereof cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall at any time after the execution and delivery thereof cease to be enforceable and of the same effect and priority purported to be created thereby (other than by reason of the action or inaction of either Administrative Agent or any Lender); or

                  (j) the guarantee contained in Section 2 of either Guarantee and Collateral Agreement shall at any time after the execution and delivery thereof cease, for any reason (other than by reason of the action or inaction of either Administrative Agent or any Lender), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                  (k) (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange
         Act), directly or indirectly, of more than 40% of the outstanding common stock of the U.S. Borrower; (ii) the board of directors of the U.S. Borrower shall cease to consist of a majority of Continuing Directors; or (iii) a Specified Change of Control shall occur; or

                  (l) the U.S. Borrower or any of its Subsidiaries shall become liable for remediation and/or environmental compliance expenses and/or fines, penalties or other charges which, in the aggregate, could reasonably expected to result in payments by the U.S. Borrower and its Subsidiaries (other than with the proceeds of insurance) having a present value (based upon then applicable ABR) in excess of $7,500,000;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to either Borrower, automatically the Commitments shall immediately terminate and the Loans (including the face amount of all Bankers' Acceptances accepted by any Canadian Lender), with accrued interest thereon, and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agents may, or upon the request of the Required Lenders, the Administrative Agents shall, by notice to the Borrowers declare the

Revolving Commitments and the Canadian Swingline Commitment to be terminated forthwith, whereupon the Revolving Commitments and the Canadian Swingline Commitment shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agents may, or upon the request of the Required Lenders, the Administrative Agents shall, by notice to the Borrowers, declare the Loans hereunder (including the face amount of all Bankers' Acceptances accepted by any Canadian Lender), with accrued interest thereon, and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to the Borrowers to be due and payable forthwith, whereupon the same shall immediately become due and payable.

                  With respect to all Bankers' Acceptances which are outstanding at the time the Administrative Agents take any action pursuant to this paragraph, the Canadian Borrower shall at such time deposit in a cash collateral account opened by Canadian Administrative Agent an amount of cash equal to the aggregate undiscounted face amount of all unmatured Bankers' Acceptances. Amounts held in such cash collateral account shall be applied by the Canadian Administrative Agent to the payment of maturing Bankers' Acceptances, and the unused portion thereof after all such Bankers' Acceptances shall have matured, if any, shall be applied to repay other obligations of the Canadian Borrower hereunder. After all Bankers' Acceptances shall have been satisfied and all other obligations of the Canadian Borrower hereunder shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Canadian Borrower.

                  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the relevant Borrower shall at such time deposit in a cash collateral account opened by the relevant Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the relevant Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the relevant Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the relevant Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the relevant Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrowers.

                              SECTION 9. THE AGENTS

                  9.1 APPOINTMENT. (a) Each U.S. Lender hereby irrevocably designates and appoints the U.S. Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the U.S. Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are

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expressly delegated to the U.S. Administrative Agent by the terms of this
Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each Canadian Lender hereby irrevocably designates and appoints the Canadian Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Canadian Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Canadian Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each Lender hereby irrevocably designates and appoints the Collateral Agent as the collateral agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Administrative Agents or the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any of the Administrative Agents or the Collateral Agent.

                  (b) For greater certainty, and without limiting the powers of the Collateral Agent hereunder or under any of the other Loan Documents, each of the Lenders hereby acknowledges that the Collateral Agent shall, for purposes of holding any security granted by the Canadian Borrower or any Canadian Subsidiary Guarantor on their respective property pursuant to the laws of the Province of Quebec to secure payment of the bond issued by the Canadian Borrower or any such Canadian Subsidiary Guarantor pursuant to the Quebec Security Documents and pledged in favor of the Collateral Agent (the "BOND"), be the holder of an irrevocable power of attorney (FONDE DE POUVOIR) (within the meaning of the CIVIL CODE OF QUEBEC) for all present and future Lenders and in particular for all present and future holders of the Bond. Each of the Administrative Agents and the Lenders hereby irrevocably constitutes, to the extent necessary, the Collateral Agent as the holder of an irrevocable power of attorney (FONDE DE POUVOIR) (within the meaning of Article 2692 of the CIVIL CODE OF QUEBEC) in order to hold security granted by the Canadian Borrower or any Canadian Subsidiary Guarantor in the Province of Quebec to secure the Bond. Each Assignee shall be deemed to have confirmed and ratified the constitution of the Collateral Agent as the holder of such irrevocable power of attorney (FONDE DE POUVOIR) by execution of the relevant Assignment and Acceptance. Notwithstanding the provisions of Section 32 of the SPECIAL CORPORATE POWERS ACT (Quebec), the Collateral Agent may acquire and be the holder of the Bond. The Canadian Borrower, for itself and for each Canadian Subsidiary Guarantor, hereby acknowledges that the Bond constitutes a title of indebtedness, as such term is used in Article 2692 of the CIVIL CODE OF QUEBEC. Anything in this Section 9.1(b) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the irrevocable power of attorney (FONDE DE POUVOIR) provided in this Section 9.1(b) unless an Event of Default shall have occurred and be continuing.

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                  9.2 DELEGATION OF DUTIES. Each of the Administrative Agents
and the Collateral Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. None of the Administrative Agents or the Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  9.3 EXCULPATORY PROVISIONS. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  9.4 RELIANCE BY ADMINISTRATIVE AGENTS. Each of the Administrative Agents and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by such Administrative Agent or Collateral Agent, as the case may be. Each Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Administrative Agent. Each of the Administrative Agents and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the relevant Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each of the Administrative Agents and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the relevant Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  9.5 NOTICE OF DEFAULT. Neither Administrative Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Administrative Agent has received notice from a Lender, or either Borrower referring to this

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Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that either Administrative Agent receives such a notice, such Administrative Agent shall give notice thereof to the Lenders. The Administrative Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the relevant Required Lenders (or, if so specified by this Agreement, all Lenders); PROVIDED that unless and until the Administrative Agents shall have received such directions, the Administrative Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders (except that, in any case where this Agreement expressly requires that such action be taken, or not be taken, only with consent or upon the authorization of the relevant Required Lenders, the relevant Majority Facility Lenders, or all of the Lenders, the Administrative Agents may take such action, or refrain from taking such action, only if it shall have received such consent or authorization).

                  9.6 NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by either Administrative Agent hereunder, such Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  9.7 INDEMNIFICATION. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be

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imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  9.8 AGENT IN ITS INDIVIDUAL CAPACITY. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                  9.9 SUCCESSOR ADMINISTRATIVE AGENTS. Either Administrative Agent may resign as Administrative Agent upon 30 days' notice to the relevant Lenders and the relevant Borrower. If either Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the relevant Required Lenders shall appoint from among the relevant Lenders a successor agent for the relevant Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrowers shall have occurred and be continuing) be subject to approval by the relevant Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the relevant Administrative Agent, and the term "U.S. Administrative Agent" or "Canadian Administrative Agent", as the case may be, shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the relevant Lenders shall assume and perform all of the duties of the relevant Administrative Agent hereunder until such time, if any, as the relevant Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  9.10 DOCUMENTATION AGENT AND SYNDICATION AGENTS. None of the Documentation Agent or the Syndication Agents shall have any duties or responsibilities hereunder in its capacity as such.

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                                                                           102


                            SECTION 10. MISCELLANEOUS

                  10.1 AMENDMENTS AND WAIVERS. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agents and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agents, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall (i) reduce the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the written consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by either Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release any Guarantor that is a "significant subsidiary" under Regulation S-X promulgated under the Securities and Exchange Act of 1934, as amended, from its obligations under the Guarantee and Collateral Agreements, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 2.18(e), (f) or (g) or Section 2.24 without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (v) reduce the amount of Net Cash Proceeds or Excess Cash Flow required to be applied to prepay Loans under this Agreement without the written consent of the Majority Facility Lenders with respect to each Facility; (vi) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (vii) amend, modify or waive any provision of
Section 9 without the written consent of each Administrative Agent affected thereby; (viii) amend, modify or waive any provision of Section 2.13 or 2.14 without the written consent of the Canadian Swingline Lender; or (ix) amend, modify or waive any provision of Section 3 without the written consent of each Issuing Lender affected thereby. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default

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or Event of Default waived shall be deemed to be cured and not continuing;
but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  For the avoidance of doubt, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agents and the Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "ADDITIONAL EXTENSIONS OF CREDIT") to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders; PROVIDED that no such amendment shall permit the Additional Extensions of Credit to share ratably with or with preference to the Term Loans in the application of mandatory prepayments without the consent of the Majority Facility Lenders under each Facility (other than the Revolving Facility) or otherwise to share ratably with or with preference to the Revolving Extensions of Credit without the consent of the Majority Facility Lenders under the Revolving Facility.

                  10.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Borrowers, the Administrative Agents and the Issuing Lenders, as follows, (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the relevant Administrative Agent or on Schedule 1 to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify the other parties hereto:

         U.S. Borrower:        International Multifoods Corporation
                               110 Cheshire Lane
                               Suite 300
                               Minnetonka, MN  55305
                               Attention: Vice President and Treasurer
                               Telecopy: 952-594-3362
                               Telephone: 952-594-3322

         Canadian Borrower:    Robin Hood Multifoods Inc.
                               60 Columbia Way
                               Markham, Ontario, L3R 0C9
                               Attention:  Vice President, Finance and Treasurer
                               Telecopy:  905-940-0742
                               Telephone: 905-940-5919

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         and in the case of    International Multifoods Corporation
         either Borrower       110 Cheshire Lane
         with a copy to:       Suite 300
                               Minnetonka, MN  55305
                               Attention:  General Counsel
                               Telecopy:  952-594-3367
                               Telephone:  952-594-3579

         U.S. Administrative   Canadian Imperial Bank of Commerce
         Agent, U.S. Issuing   425 Lexington Avenue
         Lender and            New York, New York  10017
         Collateral Agent:     Attention:  Marybeth Ross
                               Telecopy:  212-856-3763
                               Telephone:  212-856-3691

         Canadian              Canadian Imperial Bank of Commerce
         Administrative Agent  BCE Place
         and Canadian Issuing  161 Bay Street, 8th Fl.
         Lender:               Toronto, Ontario, M5J 258
                               Attention:  Joanna McNeil
                               Telecopy:  416-956-3838
                               Telephone:  416-956-3851

PROVIDED that any notice, request or demand to or upon the Administrative Agents, the Issuing Lenders or the Lenders shall not be effective until received.

                  10.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of either Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                  10.5 PAYMENT OF EXPENSES AND TAXES. The Borrowers agree (a) to pay or reimburse the Administrative Agents and the Arranger for all their respective out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of U.S. and Canadian counsel to the Administrative Agents and filing and recording fees and expenses, with

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statements with respect to the foregoing to be submitted to the Borrowers prior to the Closing Date (in the case of amounts to be paid on the Closing
Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agents shall deem appropriate, (b) to pay or reimburse each of the Lenders, the Administrative Agents and the Collateral Agent for all its costs and incurred expenses in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents (including those incurred in connection with any credit restructuring or any "workout" relating to the Obligations), including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to each Administrative Agent, (c) to pay, indemnify, and hold each of the Lenders, the Administrative Agents and the Collateral Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each of the Lenders, the Administrative Agents, the Collateral Agent and the Arranger and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "INDEMNITEE") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the facilities and properties owned, leased or operated by any Group Member and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "INDEMNIFIED LIABILITIES"), PROVIDED that the Borrowers shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, each Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this
Section 10.5 shall be payable not later than 10 days after written demand therefor. Statements payable by each Borrower pursuant to this Section shall be submitted to the Treasurer of the U.S. Borrower (Telephone No. 952-594-3322) (Telecopy No. 952-594-3362), at the address of the U.S.
Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by such Borrower in a written notice to the relevant Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

                  10.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the

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                                                                           106


Administrative Agents, all future holders of the Loans and their respective successors and assigns, except that neither Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each U.S. Lender or Canadian Lender, as the case may be.

                  (b) Any Lender other than any Conduit Lender may, without the consent of either Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "PARTICIPANT") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the relevant Borrower and the relevant Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would: reduce the principal of, or interest on, the Loans or any fees payable hereunder; postpone the date of the final maturity of the Loans, the scheduled date of amortization of any Term Loan or the scheduled date of any payment of interest on the Loans; release all or substantially all of the Collateral; release all or substantially all of the Guarantors from their obligations under the Guarantee and Collateral Agreements; or increase the amount or extend the expiration date of any Lender's Revolving Commitment, in each case described in this sentence to the extent subject to such participation. Each Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. Each Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.25, 2.26 and 2.27 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; PROVIDED that, in the case of Section 2.26, such Participant shall have complied with the requirements of such Section and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender other than any Conduit Lender (an "ASSIGNOR") may, in accordance with applicable law, at any time and from time to time assign to any Lender or any Lender Affiliate or, with the consent of the relevant Borrower and the relevant Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the relevant Administrative Agent for its acceptance and recording in the Register; PROVIDED that, unless otherwise agreed by the relevant Borrower and the relevant Administrative Agent, no such assignment to an Assignee (other than any Lender or any Lender Affiliate) shall be in an aggregate principal amount of less than $2,000,000 (or the Canadian Dollar Equivalent thereof), in each case except in the case of an assignment of all of a Lender's interests under this Agreement. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its Lender Affiliates, if any. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance,
(x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section, the consent of either Borrower shall not be required for any assignment that occurs when an Event of Default shall have occurred and be continuing. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of either Borrower or either Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section 10.6(c).

                  (d) Each Administrative Agent shall, on behalf of the relevant Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the relevant Lenders and the Commitment of, and the principal amount of the Loans owing to, each relevant Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and each Borrower, each other Loan Party, each Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

                  (e) Upon its receipt of (x) an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 10.6(c), (y) an administrative questionnaire if the Assignee is not an existing Lender, and (z) such forms, certificates or other evidence, if any, with respect to U.S. federal withholding tax pursuant to Section 2.26(d), together with payment to the relevant Administrative Agent of a registration and processing fee of $3,500 (PROVIDED that (A) no such processing fee shall be payable if the Assignee is a Lender Affiliate of the Assignor within the definition of clause (a) or (b) of the definition of Lender Affiliate, and (B) only one such fee shall be required in connection with a simultaneous assignment to Lender Affiliates of the Assignee within the definition of clause (c) of the definition of Lender Affiliate), such Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

                  (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender to any Federal Reserve Bank in accordance with applicable law.

                  (g) Each Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

                  (h) Each Borrower, each Lender and each Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; PROVIDED, HOWEVER, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

                  10.7 ADJUSTMENTS; SET-OFF. (a) If any Lender (for purposes of this sentence, a "BENEFITTED LENDER") shall at any time prior to any date on which the Commitments are terminated and the Loans and/or Reimbursement Obligations become due and payable pursuant to Section 8 (an "ACCELERATION") receive any payment of all or part of the Obligations owing to such Benefitted Lender by either Borrower, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender by such Borrower (in each case except to the extent that this Agreement provides for payments to be allocated to the Lenders under a particular Facility) then such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds with each of the Lenders ratably (based upon the respective Aggregate Exposure Percentages of the Lenders immediately prior to receipt by such Benefitted Lender of such payment or collateral); PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) If at the time of an Acceleration (i) the percentage which
(x) the Canadian Swingline Extensions of Credit then outstanding constitutes of
(y) the Canadian Swingline Commitment in effect immediately prior to such Acceleration is greater than (ii) the percentage which (x) the aggregate then outstanding principal amount of Canadian
Revolving Loans constitutes of (y) the aggregate Canadian Revolving
Commitments in effect immediately prior to such Acceleration, or if at such time the percentage referred to in clause (ii) is greater than the percentage referred to in clause (i), the Canadian Revolving Lenders and the Canadian Swingline Lender shall purchase in cash from each other participating interests in respect of the Obligations arising out of the Canadian Revolving Credit Facility and the Canadian Swingline Facility in such amounts so that, after giving effect thereto, the percentage which each such Canadian Lender holds of the aggregate then outstanding amount of the Canadian Swingline Extensions of Credit and Canadian Revolving Loans shall be equal to the percentage which (x) such aggregate then outstanding amount constitutes of
(y) the sum of the Canadian Swingline Commitment and the aggregate Canadian Revolving Commitments in effect immediately prior to such Acceleration. If any Lender (for purposes of this sentence, a "BENEFITTED LENDER") shall at any time after an Acceleration receive any payment of all or part of the Obligations owing to such Benefitted Lender by the Borrowers, or receive any collateral in respect thereof (whether voluntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment or collateral received by any other Lender, if any, in respect of the Obligations owing to such Lender by the Borrowers (after giving effect to the adjustments provided for in the preceding sentence), then such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds with each of the Lenders ratably (based upon the respective Aggregate Exposure Percentages of the Lenders immediately prior to receipt by such Benefitted Lender of such payment or collateral); PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted
Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (c) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by such Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of such Borrower, as the case may be. Each Lender agrees promptly to notify the Borrowers and the Administrative Agents after any such setoff and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

                  10.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement or a Lender Addendum by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with each Borrower and each Administrative Agent.

                  10.9 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10 INTEGRATION. This Agreement and the other Loan Documents represent the entire agreement of the Borrowers, the Administrative Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Borrowers, either Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.12 SUBMISSION TO JURISDICTION; WAIVERS. Each Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in Section 10.2 or at such other address of which the relevant Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  10.13 ACKNOWLEDGEMENTS. Each Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither Administrative Agent nor any Lender has any fiduciary relationship with or duty to either Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agents and Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

                  10.14 RELEASES OF GUARANTEES AND LIENS. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, each Administrative Agent is hereby irrevocably authorized by each relevant Lender (without requirement of notice to or consent of any such Lender except as expressly required by Section 10.1 or any Lender Affiliate or any other counterparty to any Specified Hedge Agreement) to take any action requested by the relevant Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.

                  (b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Hedge Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall (without the requirement of notice or consent of any Lender or any Lender Affiliate or any other counterparty to any Specified Hedge Agreement) be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of each Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

                  10.15 CONFIDENTIALITY. Each Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement consisting of financial statements or other information delivered pursuant to Section 6.1 or 6.2, information concerning potential acquisitions or dispositions and information that is designated by such Loan Party as confidential; PROVIDED that nothing herein shall prevent either Administrative Agent or any Lender from disclosing any such information (a) to either Administrative Agent, any other Lender or any Lender Affiliate, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Hedge Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental

Authority or as may otherwise be required pursuant to any Requirement of Law,
(f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

                  10.16 DELIVERY OF LENDER ADDENDA. Each Person which becomes a party hereto, and a Lender hereunder, on the date hereof shall become a party to this Agreement by delivering to the relevant Administrative Agent a Lender Addendum duly executed by such Person, the Borrowers and the relevant Administrative Agent.

                  10.17 WAIVERS OF JURY TRIAL. THE BORROWERS, THE ADMINISTRATIVE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                  INTERNATIONAL MULTIFOODS CORPORATION


                                  By:  /s/ John E. Byom
                                       ----------------------------------------
                                       John E. Byom
                                       Vice President and Chief Financial
                                       Officer


                                  ROBIN HOOD MULTIFOODS INC.


                                  By:  /s/ Don Twiner
                                       ----------------------------------------
                                       Don Twiner
                                       President


                                  CANADIAN IMPERIAL BANK OF COMMERCE,
                                    as U.S. Administrative Agent


                                  By:  /s/ Katherine Bass
                                       ----------------------------------------
                                       Katherine Bass
                                       Executive Director


                                  CANADIAN IMPERIAL BANK OF COMMERCE,
                                    as Canadian Administrative Agent


                                  By:  /s/ Warren Lobo
                                       ----------------------------------------
                                       Warren Lobo
                                       Associate


                                  U.S. BANK NATIONAL ASSOCIATION,
                                    as Syndication Agent


                                  By:  /s/ David A. Draxler
                                       ----------------------------------------
                                       David A. Draxler
                                       Vice President

                                  UBS WARBURG LLC, as Syndication Agent


                                  By:  /s/ Lynne B. Alfarone
                                       ----------------------------------------
                                       Lynne B. Alfarone
                                       Associate Director,
                                       Banking Products Services, US


                                  By:  /s/ Daniel W. Ladd III
                                       ----------------------------------------
                                       Daniel W. Ladd III
                                       Executive Director


                                  COOPERATIEVE CENTRALE RAIFFEISEN-
                                  BOERENLEENBANK B.A. trading under RABOBANK
                                  INTERNATIONAL, NEW YORK BRANCH,
                                    as Documentation Agent


                                  By:  /s/ Thomas F. Kelly
                                       ----------------------------------------
                                       Thomas F. Kelly
                                       Vice President


                                  By:  /s/ W. Pieter C. Kodde
                                       ----------------------------------------
                                       W. Pieter C. Kodde
                                       Managing Director

                                                                      ANNEX A-1


                          PRICING GRID FOR REVOLVING LOANS, CANADIAN SWINGLINE LOANS,
                                 TRANCHE A TERM LOANS AND COMMITMENT FEES
==================================================================================================================================
                                                            Applicable Margin for
    Consolidated                   Applicable Margin for   ABR, U.S. Base Rate or   Applicable Margin for
   Leverage Ratio                     Eurodollar Loans         C$ Prime Loans        Bankers' Acceptances   Commitment Fee Rate
----------------------------------------------------------------------------------------------------------------------------------
      GREATER THAN 3.75 to 1.00             3.00%                    2.00%                   3.00%                  0.50%
----------------------------------------------------------------------------------------------------------------------------------
  LESS THAN OR EQUAL TO 3.75 to 1:00
                and
      GREATER THAN 3.25 to 1.00             2.75%                    1.75%                   2.75%                  0.50%
----------------------------------------------------------------------------------------------------------------------------------
  LESS THAN OR EQUAL TO 3.25 to 1.00
                and
      GREATER THAN 3,00 to 1.00             2.50%                    1.50%                   2.50%                  0.50%
----------------------------------------------------------------------------------------------------------------------------------
  LESS THAN OR EQUAL TO 3.00 to 1.00
                and
      GREATER THAN 2.75 to 1.00             2.25%                    1.25%                   2.25%                 0.375%
----------------------------------------------------------------------------------------------------------------------------------
  LESS THAN OR EQUAL TO 2.75 to 1.00
                and
      GREATER THAN 2.50 to 1.00             2.00%                    1.00%                   2.00%                 0.375%
----------------------------------------------------------------------------------------------------------------------------------
  LESS THAN OR EQUAL TO 2.50 to 1.00        1.75%                    0.75%                   1.75%                 0.375%
==================================================================================================================================

Changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "ADJUSTMENT DATE") that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1(b) and shall remain in effect until the next change to be effected pursuant to this paragraph; PROVIDED that if the Consolidated Leverage Ratio reflected in the annual financial statements delivered to the Lenders pursuant to Section 6.1(a) requires a change in the Applicable Margin as a result of a change in the Consolidated Leverage Ratio from that reflected in the quarterly financial statements delivered to the Lenders pursuant to Section 6.1(b) for the period ending on the same date, such change in the Applicable Margin shall be retroactively applied so that it shall be deemed to have taken effect as of the date that is three Business Days after the date on which such quarterly financial statements were delivered to the Lenders (and if, prior to the date upon which it shall be determined that any such retroactive change shall be necessary, either Borrower shall have made an interest or commitment fee payment for a period which includes the period of such retroactive change: (a) if such change results in an increase in the Applicable Margin, the applicable Borrower shall be immediately obligated to pay to the applicable Administrative Agent, on behalf of the applicable Lenders, an amount reflecting such adjusted Applicable Margin or (b) if such change results in a decrease in the Applicable Margin, the applicable Borrower shall be entitled to reduce the next related interest and/or commitment fee payment to the extent necessary to reflect such adjusted Applicable Margin). If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of this Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of this Pricing Grid shall apply. Each determination of the Consolidated Leverage Ratio pursuant to this Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.1(a).

                                                               ANNEX A-2



                     PRICING GRID FOR U.S. TRANCHE B TERM LOANS

     ============================================================================
        Consolidated         Applicable Margin for    Applicable Margin for ABR
       Leverage Ratio          Eurodollar Loans                 Loans
     ----------------------------------------------------------------------------
         3.50 to 1.00                3.00%                      2.00%
     ----------------------------------------------------------------------------
       < 3.50 to 1:00                2.75%                      1.75%
     ============================================================================

Changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the Adjustment Date and shall remain in effect until the next change to be effected pursuant to this paragraph; PROVIDED that if the Consolidated Leverage Ratio reflected in the annual financial statements delivered to the Lenders pursuant to Section 6.1(a) requires a change in the Applicable Margin as a result of a change in the Consolidated Leverage Ratio from that reflected in the quarterly financial statements delivered to the Lenders pursuant to Section 6.1(b) for the period ending on the same date, such change in the Applicable Margin shall be retroactively applied so that it shall be deemed to have taken effect as of the date that is three Business Days after the date on which such quarterly financial statements were delivered to the Lenders (and if, prior to the date upon which it shall be determined that any such retroactive change shall be necessary, the U.S. Borrower shall have made an interest payment for a period which includes the period of such retroactive change: (a) if such change results in an increase in the Applicable Margin, the U.S. Borrower shall be immediately obligated to pay to the U.S. Administrative Agent, on behalf of the U.S. Tranche B Term Lenders, an amount reflecting such adjusted Applicable Margin or (b) if such change results in a decrease in the Applicable Margin, the U.S. Borrower shall be entitled to reduce the next related interest payment to the extent necessary to reflect such adjusted Applicable Margin). If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of this Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of this Pricing Grid shall apply. Each determination of the Consolidated Leverage Ratio pursuant to this Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.1(a).

                                            SCHEDULE 1.1A

                  PART A                                                        PART B
---------------------------------------------------------------- ----------------------------------------------------------------
1500 Sedalia Road, Sedalia, Missouri                             2 Sherwood Forest Lane, Port Colborne, Ontario
---------------------------------------------------------------- ----------------------------------------------------------------

6855 Business Park Drive, Houston, Texas                         6630 Hutchison Street, Montreal, Quebec
---------------------------------------------------------------- ----------------------------------------------------------------

5225 Investment Drive, Dallas, Texas                             2110 Notre-Dame St. West, Montreal, Quebec
---------------------------------------------------------------- ----------------------------------------------------------------

1700 Avenue B, Kissimmee, Florida                                4370 Harvester Road, Burlington, Ontario
---------------------------------------------------------------- ----------------------------------------------------------------

2410 S. Scheidt Lane, Bonner Springs, Kansas                     80 Second Avenue, Simcoe, Ontario
---------------------------------------------------------------- ----------------------------------------------------------------

451 West Avenue, Lockport, New York                              1535 Inkster Boulevard, Winnipeg, Manitoba
---------------------------------------------------------------- ----------------------------------------------------------------

6721 N. York Street, Denver, Colorado                            95, 33rd Street East, Saskatoon, Saskatchewan
---------------------------------------------------------------- ----------------------------------------------------------------

8320 Triad Drive, Greensboro, North Carolina                     701 Broad Street East, Dunnville, Ontario
---------------------------------------------------------------- ----------------------------------------------------------------

1400 Allec Street, Anaheim, California                           R.R. #3 Vanessa, Delhi Township, Delhi, Ontario
---------------------------------------------------------------- ----------------------------------------------------------------

5750 West 80th Street, Indianapolis, Indiana
----------------------------------------------------------------

6211 Las Positas Avenue, Livermore, California
----------------------------------------------------------------

625 Division Street, Rice, Minnesota
----------------------------------------------------------------

4551 West Maple Drive, Springfield, Missouri
----------------------------------------------------------------

9310 South McKemy Street, Tempe, Arizona
----------------------------------------------------------------

1 Market Circle, Windsor, Connecticut
----------------------------------------------------------------

325 S. Gateway Boulevard, Elyria, Ohio
----------------------------------------------------------------

                                                                     EXHIBIT A-1

================================================================================



                   FORM OF U.S. GUARANTEE AND COLLATERAL AGREEMENT


                                     made by


                      INTERNATIONAL MULTIFOODS CORPORATION,


                         and certain of its Subsidiaries


                                   in favor of


                        CANADIAN IMPERIAL BANK OF COMMERCE,
                               as Collateral Agent


                         Dated as of ____________, 2001


================================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

SECTION 1.       DEFINED TERMS....................................................................................1
        1.1.     Definition.......................................................................................1
        1.2.     Other Definitional Provisions....................................................................6

SECTION 2.       GUARANTEE........................................................................................6
        2.1.     Guarantee........................................................................................6
        2.2.     Right of Contribution............................................................................7
        2.3.     No Subrogation...................................................................................7
        2.4.     Amendments, etc. with respect to the Borrower Obligations........................................7
        2.5.     Guarantee Absolute and Unconditional.............................................................8
        2.6.     Reinstatement....................................................................................9
        2.7.     Payments.........................................................................................9

SECTION 3.       GRANT OF SECURITY INTEREST.......................................................................9

SECTION 4.       REPRESENTATIONS AND WARRANTIES..................................................................10
        4.1.     Title; No Other Liens...........................................................................10
        4.2.     Perfected First Priority Liens..................................................................10
        4.3.     Jurisdiction of Organization; Chief Executive Office............................................10
        4.4.     Inventory and Equipment.........................................................................10
        4.5.     Farm Products...................................................................................10
        4.6.     Investment Property.............................................................................10
        4.7.     Receivables.....................................................................................11
        4.8.     Contracts.......................................................................................11
        4.9.     Intellectual Property...........................................................................12

SECTION 5.       COVENANTS.......................................................................................12
        5.1.     Delivery of Instruments, Certificated Securities and Chattel Paper..............................12
        5.2.     Maintenance of Insurance........................................................................13
        5.3.     Payment of Obligations..........................................................................13
        5.4.     Maintenance of Perfected Security Interest; Further Documentation...............................13
        5.5.     Changes in Locations, Name, etc.................................................................14
        5.6.     Notices.........................................................................................14
        5.7.     Investment Property.............................................................................14
        5.8.     Receivables.....................................................................................15
        5.9.     Contracts.......................................................................................15
        5.10.    Intellectual Property...........................................................................16

SECTION 6.       REMEDIAL PROVISIONS.............................................................................17
        6.1.     Certain Matters Relating to Receivables.........................................................17
        6.2.     Communications with Obligors; Grantors Remain Liable............................................18
        6.3.     Pledged Stock; Pledged Notes....................................................................18
        6.4.     Proceeds to be Turned Over To Collateral Agent..................................................19

                                                                                                               PAGE
                                                                                                               ----
        6.5.     Application of Proceeds.........................................................................19
        6.6.     Code and Other Remedies.........................................................................20
        6.7.     Registration Rights.............................................................................20
        6.8.     Deficiency......................................................................................21

SECTION 7.       THE COLLATERAL AGENT............................................................................21
        7.1.     Collateral Agent's Appointment as Attorney-in-Fact, etc.........................................21
        7.2.     Duty of Collateral Agent........................................................................22
        7.3.     Execution of Financing Statements...............................................................23
        7.4.     Authority of Collateral Agent...................................................................23

SECTION 8.       MISCELLANEOUS...................................................................................23
        8.1.     Amendments in Writing...........................................................................23
        8.2.     Notices.........................................................................................23
        8.3.     No Waiver by Course of Conduct; Cumulative Remedies.............................................23
        8.4.     Enforcement Expenses; Indemnification...........................................................24
        8.5.     Successors and Assigns..........................................................................24
        8.6.     Set-Off.........................................................................................24
        8.7.     Counterparts....................................................................................24
        8.8.     Severability....................................................................................25
        8.9.     Section Headings................................................................................25
        8.10.    Integration.....................................................................................25
        8.11.    GOVERNING LAW...................................................................................25
        8.12.    Submission To Jurisdiction; Waivers.............................................................25
        8.13.    Acknowledgements................................................................................25
        8.14.    Additional Loan Parties.........................................................................26
        8.15.    Releases          ..............................................................................26
        8.16.    WAIVER OF JURY TRIAL............................................................................26
        8.17.    Grantors' Obligations...........................................................................26

SCHEDULES

Schedule 1        Notice Addresses
Schedule 2        Investment Property
Schedule 3        Perfection Matters
Schedule 4        Jurisdictions of Organization and Chief Executive Offices
Schedule 4.6      Third Party Record Ownership of Investment Property
Schedule 4.8      Contracts with Governmental Authorities
Schedule 5        Inventory and Equipment Locations
Schedule 6        Intellectual Property
Schedule 7        Contracts

                     U.S. GUARANTEE AND COLLATERAL AGREEMENT

                  U.S. GUARANTEE AND COLLATERAL AGREEMENT, dated as of ____________, 2001, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "LOAN PARTIES"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Secured Parties referred to below.

                             W I T N E S S E T H:

                  WHEREAS, pursuant to the Credit Agreement, dated as of September 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among INTERNATIONAL MULTIFOODS CORPORATION, a Delaware corporation (the "U.S. BORROWER"), ROBIN HOOD MULTIFOODS INC., an Ontario corporation and a Subsidiary of the U.S. Borrower (the "CANADIAN BORROWER" and, together with the U.S. Borrower, the "BORROWERS"), the banks and other financial institutions from time to time parties thereto (the "LENDERS"), Rabobank International, as Documentation Agent, U.S. Bank National Association and UBS Warburg LLC, as Syndication Agents, and Canadian Imperial Bank of Commerce, as administrative agent for the U.S. Lenders (in such capacity, the "U.S. ADMINISTRATIVE AGENT") and as administrative agent for the Canadian Lenders (in such capacity, the "CANADIAN ADMINISTRATIVE AGENT"), the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

                  WHEREAS, the Borrowers are members of an affiliated group of companies that includes each other Loan Party;

                  WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the other Loan Parties in connection with the operation of their respective businesses;

                  WHEREAS, the Borrowers and the other Loan Parties are engaged in related businesses, and each Loan Party will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Loan Parties shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Loan Party hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

                             SECTION 1. DEFINED TERMS

                  1.1 DEFINITIONS. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined : Accounts, Certificated Security, Chattel Paper,

Commercial Tort Claims, Documents, Equipment, Farm Products, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

                  (b) The following terms shall have the following meanings:

                  "AGREEMENT": this U.S. Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "BORROWER OBLIGATIONS": (a) in the case of each of the U.S. Subsidiary Guarantors, the collective reference to the U.S. Borrower Obligations and the Canadian Borrower Obligations, and (b) in the case of each of the Canadian Subsidiary Guarantors and the U.S. Borrower, the Canadian Borrower Obligations.

                  "CANADIAN BORROWER OBLIGATION GUARANTORS" or "CBO GUARANTORS": the collective reference to each Loan Party other than the Canadian Borrower.

                  "CANADIAN BORROWER OBLIGATIONS": the collective reference to the unpaid principal of and interest on the Canadian Loans and Canadian Reimbursement Obligations and all other obligations and liabilities of the Canadian Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Canadian Loans and Canadian Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Canadian Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Collateral Agent, either Administrative Agent or any Lender (or, in the case of any Canadian Borrower Specified Hedge Agreement, any Lender Affiliate or any other counterparty thereto), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Canadian Letter of Credit, any Canadian Borrower Specified Hedge Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent, either Administrative Agent or to the Lenders that are required to be paid by the Canadian Borrower pursuant to the terms of any of the foregoing agreements).

                  "COLLATERAL":  as defined in Section 3.

                  "COLLATERAL ACCOUNT": any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.4.

                  "CONTRACTS": the contracts and agreements listed in Schedule 7, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.

                  "COPYRIGHT LICENSES": any written agreement naming any Grantor as licensor or licensee now or hereafter in effect, (including, without limitation, those listed in SCHEDULE 6), granting any right under any copyright arising under the laws of the United States or Canada, including, without limitation, the grant of rights to reproduce, distribute, perform, display, exploit and sell materials derived from any such copyright.

                  "COPYRIGHTS": (i) all copyright rights owned by any Grantor arising under the laws of the United States or Canada, whether as author, assignee, transferee or otherwise; (ii) all copyrights owned by any Grantor arising under the laws of the United States or Canada, whether registered or unregistered and whether published or unpublished, and all registrations, supplemental registrations, and applications for registration in the United States Copyright Office or in any similar office or agency in Canada, including, without limitation, those listed on Schedule 6; and (iii) all rights owned by any Grantor to obtain all renewals thereof.

                  "DEPOSIT ACCOUNT": as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

                  "FOREIGN INTELLECTUAL PROPERTY": intellectual property of any Grantor which arises under or is governed by laws of a country (or a political subdivision thereof) other than the United States or Canada.

                  "FOREIGN SUBSIDIARY": any Subsidiary organized under the laws of any jurisdiction outside of the United States.

                  "FOREIGN SUBSIDIARY VOTING STOCK": the voting Capital Stock of any Foreign Subsidiary.

                  "GENERAL INTANGIBLES": all "general intangibles" as such term is defined in Section 9-102 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, excluding all Foreign Intellectual Property and Restricted Intellectual Property and otherwise including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the terms thereof (after giving effect to any consent that has been obtained, it being understood that such Grantor is not obligated to obtain any such consent) do not prohibit the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest therein without the consent of any other party thereto and do not give any other party thereto the right to terminate its obligations thereunder; PROVIDED, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due or other right to payment under any such contract, agreement, instrument or indenture.

                  "GRANTOR": each Loan Party other than the Canadian Borrower, the Canadian Subsidiary Guarantors and Inversiones 91060, C.A.

                  "GUARANTOR GROUP":  as defined in Section 2.2

                  "GUARANTORS": the collective reference to the CBO Guarantors and the USBO Guarantors and "GUARANTOR" means any one of them.

                  "INTELLECTUAL PROPERTY": the collective reference to all rights, priorities and privileges relating to intellectual property owned or hereafter acquired by any Grantor, whether arising under United States or Canadian laws or otherwise, specifically excluding all Foreign Intellectual Property and Restricted Intellectual Property and otherwise including, without limitation, the Copyrights, the Copyright

Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, all trade secrets, all confidential or proprietary information and all rights to sue at law or in equity for any infringement or other impairment thereof, including all rights owned by any Grantor to receive all proceeds and damages therefrom.

                  "INTERCOMPANY NOTE": any promissory note evidencing loans made by any Grantor to the U.S. Borrower or any of its Subsidiaries.

                  "INVESTMENT PROPERTY": the collective reference to (i) all "investment property" as such term is defined in Section 9-102 of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock") and (ii) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock.

                  "ISSUERS": the collective reference to each issuer of any Investment Property.

                  "NEW YORK UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "PATENT LICENSE": all agreements, whether written or oral now or hereafter in effect, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a patent of the United States or Canada, including, without limitation, any of the foregoing referred to in SCHEDULE 6.

                  "PATENTS": (i) all letters patent owned by any Grantor of the United States or Canada, all reissues and extensions thereof owned by any Grantor, including, without limitation, any of the foregoing referred to in
SCHEDULE 6, (ii) all applications for letters patent owned by any Grantor of the United States or Canada and all divisions, continuations and continuations-in-part thereof and the inventions claimed therein owned by any Grantor, including, without limitation, any of the foregoing referred to in
SCHEDULE 6, and (iii) all rights owned by any Grantor to obtain any reissues or extensions of the foregoing.

                  "PLEDGED NOTES": all promissory notes listed on SCHEDULE 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

                  "PLEDGED STOCK": the shares of Capital Stock listed on
SCHEDULE 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; PROVIDED that in no event shall (x) more than 66% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder or (y) the U.S. Borrower be required to pledge its ownership interest in the Foreign Subsidiary Voting Stock of the Canadian Borrower pursuant to this Agreement (which Foreign Subsidiary Voting Stock shall be pledged pursuant to the Canadian Pledge Agreement).

                  "PROCEEDS": all "proceeds" as such term is defined in Section 9-102 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

                  "RECEIVABLE": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

                  "RESTRICTED INTELLECTUAL PROPERTY": non-material intellectual property licensed to any Grantor (other than any such intellectual property licensed pursuant to the Acquisition Documentation), to the extent that (a) such Grantor does not have the right under the applicable license or under applicable law to grant a security interest therein or comply with the obligations herein related to such property, or (b) doing so would impair the value of such property or otherwise subject such Grantor to material penalties or liability.

                  "SECURED OBLIGATIONS": the obligations secured by the security interests granted pursuant to Section 3 of this Agreement, which obligations include the U.S. Borrower Obligations, the Canadian Borrower Obligations and the obligations of each Grantor under Section 2 hereof (it being understood that the obligations secured by such security interests do not include the obligations of the Canadian Borrower or any Guarantor hereunder which is not also a Grantor (the obligations of the Canadian Borrower and the Canadian Subsidiary Guarantors being secured pursuant to the Canadian Collateral Agreement)).

                  "SECURED PARTIES": the collective reference to (i) the Lenders and their respective successors, indorsees, transferees and assigns, (ii) the Administrative Agents and their respective successors and assigns in such capacities, (iii) any Lender Affiliate or any other counterparty party to any Specified Hedge Agreement, and (iv) the Collateral Agent and its successors and assigns in such capacity.

                  "SECURITIES ACT":  the Securities Act of 1933, as amended.

                  "TRADEMARK LICENSE": any agreement, whether written or oral, now or hereafter in effect, providing for the grant by or to any Grantor of any right to use any trademark arising under the laws of the United States or Canada, including, without limitation, any of the foregoing referred to in
SCHEDULE 6.

                  "TRADEMARKS": (i) all trademarks, trade names, domain names, corporate names, company names, business names, fictitious business names, trade styles, service marks and logos arising under the laws of the United States or Canada owned by any Grantor and other source or business identifiers, and all goodwill associated therewith or symbolized thereby, now existing or hereafter adopted or acquired, all registrations and recordings thereof owned by any Grantor, and all applications in connection therewith owned by any Grantor, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States or Canada, or otherwise, and all common-law rights owned by any Grantor related thereto, including, without limitation, any of the foregoing referred to in SCHEDULE 6, and (ii) all rights owned by any Grantor to obtain all renewals thereof.

                  "U.S. BORROWER OBLIGATION GUARANTORS" or "USBO GUARANTORS": the collective reference to each Loan Party other than the U.S. Borrower, the Canadian Borrower and the Canadian Subsidiary Guarantors.

                  "U.S. BORROWER OBLIGATIONS": the collective reference to the unpaid principal of and interest on the U.S. Loans and U.S. Reimbursement Obligations and all other obligations and liabilities of the U.S. Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the U.S. Loans and U.S. Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the U.S. Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Collateral Agent, either Administrative Agent or any Lender (or, in the case of any U.S. Borrower Specified Hedge Agreement, any Lender Affiliate or any other counterparty thereto), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any U.S. Letter of Credit, any U.S. Borrower Specified Hedge Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent, either Administrative Agent or to the Lenders that are required to be paid by the U.S. Borrower pursuant to the terms of any of the foregoing agreements).

                  "VEHICLES": all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and, in any event including, without limitation, all tires and other appurtenances to any of the foregoing.

                  1.2 OTHER DEFINITIONAL PROVISIONS. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                  (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                              SECTION 2. GUARANTEE

                  2.1 GUARANTEE. (a) Each of the USBO Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties, the prompt and complete payment and performance by the U.S. Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the U.S. Borrower Obligations and each of the CBO Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties, the prompt and complete payment and performance by the Canadian Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Canadian Borrower Obligations.

                  (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal, state and provincial laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

                  (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Collateral Agent or any Lender hereunder.

                  (d) The guarantee of each Guarantor contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations of such Guarantor and the obligations of such Guarantor with respect to such Borrower Obligations under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit constituting part of the relevant Borrower

Obligations shall be outstanding and the relevant Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Canadian Borrower or the U.S. Borrower, as the case may be, may be free from any Borrower Obligations.

                  (e) No payment made by either Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent, either Administrative Agent or any Lender from either Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for its respective Borrower Obligations up to the maximum liability of such Guarantor hereunder until its respective Borrower Obligations are paid in full, no Letter of Credit constituting part of the relevant Borrower Obligations shall be outstanding and the relevant Commitments are terminated.

                  2.2 RIGHT OF CONTRIBUTION. Each Subsidiary Guarantor hereby agrees that to the extent that another Subsidiary Guarantor that guarantees the same Borrower Obligations (all Subsidiary Guarantors which guarantee the same Borrower Obligations being referred to collectively as a "GUARANTOR GROUP") shall have paid more than its proportionate share (based upon the respective net worths of the members of the applicable Guarantor Group at the time of payment) of any payment made hereunder, such overpaying Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor that guarantees the same Borrower Obligations hereunder which has not paid its proportionate share (based upon the respective net worths of the members of the applicable Guarantor Group at the time of payment) of such payment. Each Subsidiary Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Collateral Agent, the Administrative Agents and the Lenders, and each Subsidiary Guarantor shall remain liable to the Collateral Agent, the Administrative Agents and the Secured Parties for the full amount guaranteed by such Subsidiary Guarantor hereunder.

                  2.3 NO SUBROGATION. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Collateral Agent, either Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent, either Administrative Agent or any Lender against the Borrowers or any Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent, either Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrowers or any Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Collateral Agent, either Administrative Agent and the Lenders by the Borrowers on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Collateral Agent, either Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine.

                  2.4 AMENDMENTS, ETC. WITH RESPECT TO THE BORROWER OBLIGATIONS. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any

Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Collateral Agent, either Administrative Agent or any Lender may be rescinded by the Collateral Agent, such Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent, either Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agents (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent, either Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. None of the Collateral Agent, either Administrative Agent or any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

                  2.5 GUARANTEE ABSOLUTE AND UNCONDITIONAL. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Collateral Agent, either Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrowers and any of the Guarantors, on the one hand, and the Collateral Agent, the Administrative Agents and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon either of the Borrowers or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent, either Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by either of the Borrowers or any other Person against the Collateral Agent, either Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for the Borrower Obligations, or of such Guarantor under the guarantee contained in this
Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent, either Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrowers, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent, either Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrowers, any Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrowers, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law,

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                                                                        9

of the Collateral Agent, either Administrative Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  2.6 REINSTATEMENT. The guarantee of each Guarantor contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations of such Guarantor is rescinded or must otherwise be restored or returned by the Collateral Agent, either Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, either Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  2.7 PAYMENTS. Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in Dollars, at the Funding Office specified in the Credit Agreement.

                         SECTION 3. GRANT OF SECURITY INTEREST

                  Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "COLLATERAL"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

                  (a)      all Accounts;

                  (b)      all Chattel Paper;

                  (c)      all Contracts;

                  (d)      all Deposit Accounts;

                  (e)      all Documents;

                  (f)      all Equipment;

                  (g)      all General Intangibles;

                  (h)      all Instruments;

                  (i)      all Intellectual Property;

                  (j)      all Inventory;

                  (k)      all Investment Property

                  (l)      all Letter-of-Credit Rights;

                  (m)      all Vehicles;

                  (n) all Commercial Tort Claims with respect to ______________;

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                                                                              10

                  (o)      all books and records pertaining to the
Collateral; and

                  (p) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

                       SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby represents and warrants to the Collateral Agent, each Administrative Agent and each Lender that:

                  4.1 TITLE; NO OTHER LIENS. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.

                  4.2 PERFECTED FIRST PRIORITY LIENS. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral described in said
Schedule in favor of the Collateral Agent in which (x) a security interest may be perfected by filing under the applicable Uniform Commercial Code or
(y) in which a security interest may be perfected by taking the other actions described on Schedule 3, for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for
(i) Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law and (ii) Liens securing the Medium Term Notes.

                  4.3 JURISDICTION OF ORGANIZATION; CHIEF EXECUTIVE OFFICE. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4.

                  4.4 INVENTORY AND EQUIPMENT. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

                  4.5 FARM PRODUCTS. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                  4.6 INVESTMENT PROPERTY. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 66% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

                  (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

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                                                                             11

                  (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (d) Such Grantor is the record (except as set forth on Schedule 4.6) and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and except for Liens permitted by Section 7.3(a) of the Credit Agreement which have priority by operation of law and Liens securing the Medium Term Notes.

                  4.7 RECEIVABLES. (a) No amount payable to such Grantor in excess of $250,000 under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

                  (b) None of the obligors on any Receivables having a value in excess of $250,000 is a Governmental Authority with respect to which all requirements of applicable law have not been fulfilled as to perfect and make fully effective the Lien thereon created hereby.

                  (c) The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

                  4.8 CONTRACTS. (a) No consent of any party (other than such Grantor) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

                  (b) Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (c) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

                  (d) Neither such Grantor nor (to the best of such Grantor's knowledge) any of the other parties to the Contracts is in default in the performance or observance of any of the terms thereof in any manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (e) To the knowledge of such Grantor, the right, title and interest of such Grantor in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims.

                  (f) Such Grantor has delivered to the Collateral Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto.

                  (g) No amount payable to such Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

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                                                                           12

                  (h) Except as set forth on Schedule 4.8, none of the parties to any Contract is a Governmental Authority.

                  4.9 INTELLECTUAL PROPERTY. (a) SCHEDULE 6 lists all Intellectual Property owned by such Grantor in its own name on the date hereof, other than (i) rights licensed to such Grantor pursuant to licenses for (A) computer software, or (B) patents, copyrights, trademarks, service marks, technology, know-how and/or processes which are embedded in equipment or fixtures, and (ii) copyrights, trademarks, service marks, trade dress, technology, know-how, inventions and/or processes for which no steps have been taken to obtain registrations or patents.

                  (b) On the date hereof, all Intellectual Property is (i) valid, subsisting, unexpired and enforceable and has not been abandoned and
(ii) does not infringe the intellectual property rights of any other Person, except to the extent that any of the foregoing could not reasonably be expected to have a material adverse effect on the value of any material Intellectual Property.

                  (c) On the date hereof, none of the material Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor, except (i) as set forth in
Schedule 6 or (ii) agreements with Affiliates of such Grantor.

                  (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

                  (e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof which both (i) seeks to limit, cancel or question the validity of any Intellectual Property or such Grantor's ownership interest therein, and (ii) which, if adversely determined, would have a material adverse effect on the value of any material Intellectual Property.

                  (f) For the purposes of Sections 4.9(b)-4.9(e), the term Intellectual Property shall not include: (i) rights licensed to such Grantor pursuant to licenses for (A) computer software, or (B) patents, copyrights, trademarks, service marks, technology, know-how and/or processes which are embedded in equipment or fixtures, (ii) copyrights, trademarks, service marks, trade dress, technology, know-how, inventions and/or processes for which no steps have been taken to obtain registrations or patents, (iii) except with respect to Section 4.9(b)(ii), any pending applications for any Copyrights, Trademarks or Patents or (iv) any of the following that are not registered: corporate names, company names, business names or fictitious business names.

                             SECTION 5. COVENANTS

                  Each Grantor covenants and agrees with the Collateral Agent, the Administrative Agents and the Lenders that, from and after the date of this Agreement until the Secured Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

                  5.1 DELIVERY OF INSTRUMENTS, CERTIFICATED SECURITIES AND CHATTEL PAPER. If any amount payable under or in connection with any of the Collateral in which such Grantor has an interest shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper having a value in excess of $250,000, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

                  5.2 MAINTENANCE OF INSURANCE. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies
(i) insuring the Inventory and Equipment and Vehicles against loss by fire, explosion, theft, water, wind and other casualties as are customarily insured against by operators of the same or similar businesses in the same or similar localities and (ii) insuring such Grantor, the Collateral Agent, the Administrative Agents and the Lenders against liability for personal injury and property damage relating to such Inventory and Equipment and Vehicles, such policies to be in such form and amounts and having such coverage as are customarily insured against by operators of the same or similar businesses in the same or similar localities.

                  (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as insured party or loss payee, as its interest may appear, (iii) if reasonably requested by the Collateral Agent, include mortgagee's interest coverage and
(iv) be reasonably satisfactory in all other respects to the Collateral Agent.

                  (c) Each of the Borrowers shall deliver to the Collateral Agent, the Administrative Agents and the Lenders an updated insurance certificate with respect to such insurance substantially concurrently with each delivery of such Borrower's audited annual financial statements and such additional information with respect thereto as the Collateral Agent may from time to time reasonably request.

                  5.3 PAYMENT OF OBLIGATIONS. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

                  5.4 MAINTENANCE OF PERFECTED SECURITY INTEREST; FURTHER DOCUMENTATION. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest to the extent required by and having at least the priority described in Section 4.2 (other than by reason of the action or inaction of the Collateral Agent or any Lender) and shall defend such security interest against the claims and demands of all Persons whomsoever.

                  (b) Such Grantor will furnish to the Collateral Agent, the Administrative Agents and the Lenders from time to time statements and schedules further identifying and describing the Collateral of such Grantor as the Collateral Agent may reasonably request.

                  (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction, and any filings, if any, required to be made in the United States Patent and Trademark Office, the United States Copyright Office and in any similar offices in Canada with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Collateral

Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto; PROVIDED, HOWEVER, that, so long as the Collateral Agent shall not have otherwise requested at a time when an Event of Default shall have occurred and be continuing, such Guarantor shall not be required to take any such action under this clause (ii) with respect to (x) Deposit Accounts other than the Borrower's concentration accounts, (y) with respect to Investment Property constituting commodity contracts or (z) any other Collateral referred to in this clause (ii) until the value of such other Collateral exceeds $250,000 with respect to any individual item of Collateral or $1,000,000 in the aggregate for all such items of Collateral.

                  5.5 CHANGES IN LOCATIONS, NAME, ETC. Such Grantor will not, except upon 15 days' prior written notice to the Collateral Agent and delivery to the Collateral Agent of (a) all additional executed financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to SCHEDULE 5 showing any additional location at which Inventory or Equipment shall be kept:

                           (i)      change its jurisdiction of organization
         or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.3; or

                           (ii) change its name to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading for purposes under the applicable Uniform Commercial Code.

                  5.6 NOTICES. Such Grantor will advise the Collateral Agent, the Administrative Agents and the Lenders promptly, in reasonable detail, of:

                  (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

                  (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

                  5.7 INVESTMENT PROPERTY. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations.

                  (b) Without the prior written consent of the Collateral Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer, unless, in the case of an issuance of Capital Stock, such Grantor (x) provides the Collateral Agent with five days' prior notice of such issuance and (y) promptly after such issuance, complies with Section 5.7(a), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction not prohibited by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and except as permitted by the Credit Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

                  (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Investment Property issued by it.

                  5.8. RECEIVABLES. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable,
(iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

                  (b) Such Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

                  5.9. CONTRACTS. (a) Such Grantor will perform and comply in all material respects with all its obligations under the Contracts.

                  (b) Such Grantor will not amend, modify, terminate or waive any provision of any Contract in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral.

                  (c) Such Grantor will exercise promptly and diligently each and every material right which it may have under each Contract (other than any right of termination).

                  (d) Such Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any Contract that questions the validity or enforceability of such Contract.

                  5.10. INTELLECTUAL PROPERTY. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) in the United States and Canada, not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark (or in the applicable license to use such mark if such mark is licensed to such Grantor) pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way; PROVIDED, HOWEVER, any decision made by a Grantor in its reasonable business judgment to discontinue a product line or product, or modify or update the branding of a product line or product, such that such Grantor ceases to use (or limit its use of) a Trademark shall not be claimed a violation of this Section 5.10(a).

                  (b) To the extent determined by it in its reasonable business judgment to be advisable, such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

                  (c) To the extent determined by it in its reasonable business judgment to be advisable, such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

                  (d) Such Grantor (either itself or through licensees) will not do any act that uses any material Intellectual Property to infringe the intellectual property rights of any other Person that would reasonably be likely to have a Material Adverse Effect.

                  (e) Such Grantor will notify the Collateral Agent, the Administrative Agents and the Lenders promptly if it knows, or has reason to know, that any application or registration relating to any material Copyright, Patent or Trademark may become forfeited, abandoned or dedicated to the public, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in the United States or Canada) regarding such Grantor's ownership of, or the validity of, any material Copyright, Patent or Trademark or such Grantor's right to register the same or to own and maintain the same.

                  (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Copyright, Patent or Trademark with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in Canada, such Grantor shall report such filing to the Collateral Agent together with the delivery of financial statements in accordance with
Section 6.1(a) of the Credit Agreement. Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the

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                                                                            17


security interest granted under this Agreement in any Copyright, Patent or Trademark (other than the Foreign Intellectual Property) and the goodwill of such Grantor relating thereto or represented thereby.

                  (g) To the extent determined by it in its reasonable business judgment, to be advisable, such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in Canada to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Copyrights, Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability. Such Grantor shall not abandon or fail to pay any maintenance fee or annuity due and payable on any material Copyright, Patent or Trademark, or fail to file any required affidavit or renewal in support thereof, without first providing the Collateral Agent: (i) sufficient written notice, of at least 90 days, to allow the Collateral Agent to pay timely any such maintenance fees or annuities which may become due on any of such Copyrights, Patents or Trademarks, or to file any affidavit or renewal with respect thereto, and (ii) a separate written power of attorney or other authorization to pay such maintenance fees or annuities, or to file such affidavit or renewal, should such be necessary or desirable.

                  (h) In the event that any material Copyright, Patent or Trademark is or is about to be infringed, misappropriated or diluted by a third party, such Grantor shall promptly notify the Collateral Agent after it learns thereof and shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Copyright, Patent or Trademark, such as suing for infringement, misappropriation or dilution, seeking injunctive relief where appropriate and recovering any and all damages for such infringement, misappropriation or dilution.

                         SECTION 6. REMEDIAL PROVISIONS

                  6.1. CERTAIN MATTERS RELATING TO RECEIVABLES. (a) At any time and from time to time (but, so long as no Event of Default shall have occurred and be continuing, no more often than once during any calendar year), upon the Collateral Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations and aging of, and trial balances for, the Receivables.

                  (b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor's Receivables, subject to the Collateral Agent's direction and control, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Administrative Agent and the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent, the Administrative Agents and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

                  (c) At the Collateral Agent's request after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

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                                                                            18


                  6.2. COMMUNICATIONS WITH OBLIGORS; GRANTORS REMAIN LIABLE.
(a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Collateral Agent's satisfaction the existence, amount and terms of any Receivables or Contracts.

                  (b) Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

                  (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. None of the Collateral Agent, either Administrative Agent or any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent, either Administrative Agent or any Lender of any payment relating thereto, nor shall the Collateral Agent, either Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  6.3. PLEDGED STOCK; PLEDGED NOTES. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Collateral Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

                  (b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in such order as the Collateral Agent may determine, and (ii) subject to obtaining requisite consents which shall be promptly obtained by the relevant Grantor or Grantors, any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational

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                                                                            19


structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  (c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.

                  6.4. PROCEEDS TO BE TURNED OVER TO COLLATERAL AGENT. In addition to the rights of the Collateral Agent, the Administrative Agents and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

                  6.5. APPLICATION OF PROCEEDS. At such intervals as may be agreed upon by the Borrowers and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent's election, the Collateral Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Secured Obligations in the following order:

                  FIRST, to pay incurred and unpaid fees and expenses of the Collateral Agent under the Loan Documents;

                  SECOND, to the Collateral Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Secured Obligations, PRO RATA among the Lenders according to the amounts of the Secured Obligations then due and owing and remaining unpaid to the Lenders;

                  THIRD, to the Collateral Agent, for application by it towards prepayment of the Secured Obligations, PRO RATA among the Lenders according to the amounts of the Secured Obligations then held by the Lenders, but in the absence of an Event of Default, only to the extent the Borrowers are required to make such prepayment pursuant to the Credit Agreement or as the Borrowers may otherwise agree; and

                  FOURTH, any balance of such Proceeds remaining after the Secured Obligations shall have been paid in full in cash or other immediately available funds, no Letters of Credit shall be

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                                                                            20


         outstanding and the Commitments shall have been terminated shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive the same.

                  6.6. CODE AND OTHER REMEDIES. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Administrative Agents and the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent, either Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent, the Administrative Agents and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent, either Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

                  6.7. REGISTRATION RIGHTS. (a) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to cooperate with the Collateral Agent to effect the registration of such Pledged Stock.

                  (b) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a

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                                                                            21


commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                  (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Collateral Agent, the Administrative Agents and the Lenders, that the Collateral Agent, the Administrative Agents and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement.

                  6.8. DEFICIENCY. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent, either Administrative Agent or any Lender to collect such deficiency.

                       SECTION 7. THE COLLATERAL AGENT

                  7.1. COLLATERAL AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT, ETC. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

                           (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

                           (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent's and the Lenders' security interest in such Intellectual Property and the goodwill of such Grantor relating thereto or represented thereby;

                           (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

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                                                                            22


                           (iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                           (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole reasonable discretion determine; and (8)generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's, the Administrative Agents' and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

                  Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

                  (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                  (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

                  (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

                  7.2. DUTY OF COLLATERAL AGENT. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. None of the Collateral Agent, either Administrative Agent, any

Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent, the Administrative Agents and the Lenders hereunder are solely to protect the Collateral Agent's, the Administrative Agents' and the Lenders' interests in the Collateral and shall not impose any duty upon the Collateral Agent, either Administrative Agent or any Lender to exercise any such powers. The Collateral Agent, the Administrative Agents and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                  7.3. EXECUTION OF FINANCING STATEMENTS. Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description "all personal property [except for ______]" in any such financing statements.

                  7.4. AUTHORITY OF COLLATERAL AGENT. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                         SECTION 8. MISCELLANEOUS

                  8.1. AMENDMENTS IN WRITING. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

                  8.2. NOTICES. All notices, requests and demands to or upon the Collateral Agent or any Loan Party hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; PROVIDED that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on SCHEDULE 1.

                  8.3. NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES. None of the Collateral Agent, either Administrative Agent or any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, either Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent, either Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent, such Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  8.4. ENFORCEMENT EXPENSES; INDEMNIFICATION. (a) Each Guarantor agrees to pay or reimburse the Collateral Agent, each Lender and each Administrative Agent for all of its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Collateral Agent and each Administrative Agent.

                  (b) Each Guarantor agrees to pay, and to save the Collateral Agent, the Administrative Agents and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                  (c) Each Guarantor agrees to pay, and to save the Collateral Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrowers would be required to do so pursuant to Section 10.5 of the Credit Agreement.

                  (d) The agreements in this Section 8.4 shall survive repayment of the Secured Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

                  8.5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of each Loan Party and shall inure to the benefit of the Collateral Agent, the Administrative Agents and the Lenders and their successors and assigns; PROVIDED that no Loan Party may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

                  8.6. SET-OFF. In addition to any rights and remedies of the Secured Parties provided by law, each Secured Party shall have the right, without prior notice to the Loan Parties, any such notice being expressly waived by each Loan Party to the extent permitted by applicable law, upon any amount becoming due and payable by such Loan Party hereunder or under any other Loan Document (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party or any branch or agency thereof to or for the credit or the account of such Loan Party, as the case may be. Each Secured Party agrees promptly to notify the Borrowers and the Administrative Agents after any such setoff and application made by such Secured Party, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

                  8.7. COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  8.8. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  8.9. SECTION HEADINGS. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  8.10. INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Loan Parties, the Collateral Agent, Administrative Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent, either Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

                  8.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  8.12. SUBMISSION TO JURISDICTION; WAIVERS. Each Loan Party hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Loan Party at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  8.13. ACKNOWLEDGEMENTS. Each Loan Party hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

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                                                                            26


                  (b) none of the Collateral Agent, either Administrative Agent or any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and the Collateral Agent, the Administrative Agents and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

                  8.14. ADDITIONAL LOAN PARTIES. Each Subsidiary of the Borrowers that is required to become a party to this Agreement pursuant to
Section 6.9 of the Credit Agreement shall (a) to the extent such Subsidiary is a U.S. Subsidiary Guarantor, become a Guarantor, a Grantor and a Loan Party for all purposes of this Agreement and (b) to the extent such Subsidiary is a Canadian Subsidiary Guarantor, become a CBO Guarantor and a Loan Party for all purposes under this Agreement, in either case upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

                  8.15. RELEASES. (a) At such time as the Loans, the Reimbursement Obligations and the other Secured Obligations (other than Secured Obligations in respect of Specified Hedge Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Loan Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Loan Parties. At the request and sole expense of any Loan Party following any such termination, the Collateral Agent shall deliver to such Loan Party any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such termination.

                  (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Loan Party in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Loan Party, shall execute and deliver to such Loan Party all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrowers, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; PROVIDED that the Borrowers shall have delivered to the Collateral Agent, at least five Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrowers stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

                  8.16. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  8.17. GRANTORS' OBLIGATIONS. Notwithstanding anything herein to the contrary, (i) each Grantor's obligations hereunder with respect to Collateral is limited to Collateral in which such Grantor has an interest; and (ii) any reports or other deliveries required by a Grantor hereunder shall be effective if made by one of the Borrowers or by any other Grantor hereunder.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.


                                  INTERNATIONAL MULTIFOODS CORPORATION


                                  By:
                                     -------------------------------------------
                                     Name:



                                  [GUARANTORS]

                                                                     EXHIBIT A-2

                      FORM OF CANADIAN COLLATERAL AGREEMENT

                  CANADIAN COLLATERAL AGREEMENT, dated as of _____________, 2001, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "GRANTORS"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Secured Parties referred to below.

                               W I T N E S S E T H:

                  WHEREAS, pursuant to the Credit Agreement, dated as of September 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among INTERNATIONAL MULTIFOODS CORPORATION, a Delaware corporation (the "U.S. BORROWER"), ROBIN HOOD MULTIFOODS INC., an Ontario corporation and a Subsidiary of the U.S. Borrower (the "CANADIAN BORROWER" and, together with the U.S. Borrower, the "BORROWERS"), the banks and other financial institutions from time to time parties thereto (the "LENDERS"), Rabobank International, as Documentation Agent, U.S. Bank National Association and UBS Warburg LLC, as Syndication Agents, and Canadian Imperial Bank of Commerce, as administrative agent for the U.S. Lenders (in such capacity, the "U.S. ADMINISTRATIVE AGENT") and as administrative agent for the Canadian Lenders (in such capacity, the "CANADIAN ADMINISTRATIVE AGENT"), the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

                  WHEREAS, the Borrowers are members of an affiliated group of companies that includes each other Loan Party;

                  WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the other Loan Parties in connection with the operation of their respective businesses;

                  WHEREAS, the Borrowers and the other Loan Parties are engaged in related businesses, and each Loan Party will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

                          SECTION 1.  DEFINED TERMS

1.1 DEFINITIONS. 1) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the PERSONAL PROPERTY SECURITY ACT in effect in the Province of Ontario on the date hereof are used herein as so defined : Accounts, Securities, Chattel Paper, Goods, Documents of Title, Equipment, Consumer Goods, Instruments, Inventory and Money.

         (b) The following terms shall have the following meanings:

                  "AGREEMENT": this Canadian Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "CANADIAN BORROWER OBLIGATION GUARANTORS" or "CBO GUARANTORS": the collective reference to each Grantor other than the Canadian Borrower.

                  "CANADIAN BORROWER OBLIGATIONS": the collective reference to the unpaid principal of and interest on the Canadian Loans and Canadian Reimbursement Obligations and all other obligations and liabilities of the Canadian Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Canadian Loans and Canadian Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Canadian Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Collateral Agent, either Administrative Agent or any Lender (or, in the case of any Canadian Borrower Specified Hedge Agreement, any Lender Affiliate or any other counterparty thereto), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Canadian Letter of Credit, any Canadian Borrower Specified Hedge Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent, either Administrative Agent or to the Lenders that are required to be paid by the Canadian Borrower pursuant to the terms of any of the foregoing agreements).

                  "COLLATERAL":  as defined in Section 2.

                  "COLLATERAL ACCOUNT": any collateral account established by the Collateral Agent as provided in Section 5.1 or 5.4.

                  "CONTRACTS": the contracts and agreements listed in SCHEDULE 7, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.

                  "COPYRIGHT LICENSES": any written agreement naming any Grantor as licensor or licensee now or hereafter in effect, (including, without limitation, those listed in SCHEDULE 6), granting any right under any copyright arising under the laws of the United States or Canada, including, without limitation, the grant of rights to reproduce, distribute, perform, display, exploit and sell materials derived from any such copyright.

                  "COPYRIGHTS": (i) all copyright rights owned by any Grantor arising under the laws of the United States or Canada, whether as author, assignee, transferee or otherwise; (ii) all copyrights owned by any Grantor arising under the laws of the United States or Canada, whether registered or unregistered and whether published or unpublished, and all registrations, supplemental registrations, and applications for registration in the United States Copyright Office or in any similar office or agency in Canada, including, without limitation, those listed on Schedule 6; and (iii) all rights owned by any Grantor to obtain all renewals thereof.

                  "DEPOSIT ACCOUNT": any demand, time, savings, passbook or like account maintained with a depositary institution.

                  "FOREIGN INTELLECTUAL PROPERTY": intellectual property of any Grantor which arises under or is governed by laws of a country (or a political subdivision thereof) other than the United States or Canada.

                  "INTANGIBLES": all "intangibles" as such term is defined in
Section 1(1) of the PPSA in effect in the Province of Ontario on the date hereof and, in any event, excluding all Foreign Intellectual Property and Restricted Intellectual Property and otherwise including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith,
(ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the terms thereof (after giving effect to any consent that has been obtained, it being understood that such Grantor is not obligated to obtain any such consent) do not prohibit the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest therein without the consent of any other party thereto and do not give any other party thereto the right to terminate its obligations thereunder; PROVIDED, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due or other right to payment under any such contract, agreement, instrument or indenture.

                  "INTELLECTUAL PROPERTY": the collective reference to all rights, priorities and privileges relating to intellectual property owned or hereafter acquired by any Grantor, whether arising under United States or Canadian laws or otherwise, specifically excluding all Foreign Intellectual Property and Restricted Intellectual Property and otherwise including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, all trade secrets, all confidential or proprietary information and all rights to sue at law or in equity for any infringement or other impairment thereof, including all rights owned by any Grantor to receive all proceeds and damages therefrom.

                  "INTERCOMPANY NOTE": any promissory note evidencing loans made by any Grantor to the U.S. Borrower or any of its Subsidiaries.

                  "ISSUERS": the collective reference to each issuer of any Securities.

                  "PATENT LICENSE": all agreements, whether written or oral now or hereafter in effect, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a patent of the United States or Canada, including, without limitation, any of the foregoing referred to in SCHEDULE 6.

                  "PATENTS": (i) all letters patent owned by any Grantor of the United States or Canada, all reissues and extensions thereof owned by any Grantor, including, without limitation, any of the foregoing referred to in
SCHEDULE 6, (ii) all applications for letters patent owned by any Grantor of the United States or Canada and all divisions, continuations and continuations-in-part thereof and the inventions disclosed or claimed therein owned by any Grantor, including, without limitation, any of the foregoing referred to in SCHEDULE 6, and (iii) all rights owned by any Grantor to obtain any reissues or extensions of the foregoing.

                  "PLEDGED NOTES": all promissory notes listed on SCHEDULE 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

                  "PLEDGED STOCK": the shares of Capital Stock listed on
SCHEDULE 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

                  "PPSA":  the PERSONAL PROPERTY SECURITY ACT.

                  "PROCEEDS": all "proceeds" as such term is defined in the PPSA in effect in the Province of Ontario on the date hereof and, in any event, shall include, without limitation, all dividends or other income from Securities, collections thereon or distributions or payments with respect thereto.

                  "RECEIVER": a receiver, a manager or a receiver and manager.

                  "RECEIVABLE": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

                  "RESTRICTED INTELLECTUAL PROPERTY": non-material intellectual property licensed to any Grantor (other than any such intellectual property licensed pursuant to the Acquisition Documentation), to the extent that (a) such Grantor does not have the right under the applicable license or under applicable law to grant a security interest therein or comply with the obligations herein related to such property, or (b) doing so would impair the value of such property or otherwise subject such Grantor to material penalties or liability.

                  "SECURED OBLIGATIONS": the obligations secured by the security interests granted pursuant to Section 2 of this Agreement, which obligations consist of (i) the Canadian Borrower Obligations and (ii) the obligations of each Canadian Subsidiary Guarantor under Section 2 of the U.S. Guarantee and Collateral Agreement.

                  "SECURED PARTIES": the collective reference to (i) the Lenders and their respective successors, indorsees, transferees and assigns,
(ii) the Administrative Agents and their respective successors and assigns in such capacities, (iii) any Lender Affiliate or any other counterparty party to any Specified Hedge Agreement, and (iv) the Collateral Agent and its successors and assigns in such capacity.

                  "SECURITIES": the collective reference to (i) all "security" as such term is defined in Section 1(1) of the PPSA in effect in the Province of Ontario and (ii) whether or not constituting "a security" as so defined, all Pledged Notes and all Pledged Stock.

                  "TRADEMARK LICENSE": any agreement, whether written or oral, now or hereafter in effect, providing for the grant by or to any Grantor of any right to use any trademark arising under the laws of the United States or Canada, including, without limitation, any of the foregoing referred to in SCHEDULE 6.

                  "TRADEMARKS": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks and logos arising under the laws of the United States or Canada owned by any Grantor and other source or business identifiers, and all goodwill associated therewith or symbolized thereby, now existing or hereafter adopted or acquired, all registrations and recordings thereof owned by any Grantor, and all applications in connection therewith owned by any Grantor, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States or Canada, or otherwise, and all common-law rights owned by any Grantor related thereto, including, without limitation, any of the foregoing referred to in SCHEDULE 6, and (ii) all rights owned by any Grantor to obtain all renewals thereof.

                  "VEHICLES": all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any province and, in any event including, without limitation, all tires and other appurtenances to any of the foregoing.

1.2 OTHER DEFINITIONAL PROVISIONS. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

         (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                    SECTION 2    GRANT OF SECURITY INTEREST

         2.1 Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "COLLATERAL"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

         (a)      all Accounts;

         (b)      all Chattel Paper;

         (c)      all Contracts;

         (d)      all Deposit Accounts;

         (e)      all Documents of Title;

         (f)      all Equipment;

         (g)      all Intangibles;

         (h)      all Instruments;

         (i)      all Intellectual Property;

         (j)      all Inventory;

         (k)      all Securities;

         (l)      all Vehicles;

         (m)      all Goods;

         (n)      all books and records pertaining to the Collateral; and

         (o) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

         2.2 ATTACHMENT. Each Grantor confirms that value has been given by the Secured Parties to each Grantor, that such Grantor has rights in the Collateral owned by such Grantor

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                                       7

(other than after acquired property) and that the Grantors and the Collateral Agent have not agreed to postpone the time for attachment of the Liens created by this Agreement to any of the Collateral.

                  SECTION 3.   REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby represents and warrants to the Collateral Agent, each Administrative Agent and each Lender that:

         3.1 TITLE; NO OTHER LIENS. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.


         3.2 PERFECTED FIRST PRIORITY LIENS. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral described in said Schedule in favor of the Collateral Agent in which (x) a security interest may be perfected by filing under the appropriate PPSA, or (y) in which a security interest may be perfected by taking the other actions described in Schedule 3, for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for (i) Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law and (ii) Liens securing the Medium Term Notes.

         3.3 JURISDICTION OF ORGANIZATION; CHIEF EXECUTIVE OFFICE. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4.

         3.4 INVENTORY AND EQUIPMENT. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on
Schedule 5.

         3.5 CONSUMER GOODS. None of the Collateral constitutes Consumer Goods.

         3.6 PLEDGED STOCK. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor.

         (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

         (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (d) Such Grantor is the record (except as set forth on Schedule 3.6) and beneficial owner of, and has good and marketable title to, the Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and except for (i) Liens permitted by Section 7.3(a) of the Credit Agreement which have priority by operation of law and (ii) Liens securing the Medium Term Notes.

         3.7 RECEIVABLES. (a) No amount payable to such Grantor in excess of the Canadian Dollar Equivalent of $250,000 under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

         (b) None of the obligors on any Receivables having a value in excess of the Canadian Dollar Equivalent of $250,000 is a Governmental Authority with respect to which all requirements of applicable law have not been fulfilled as to perfect and make fully effective the Lien thereon created hereby.

         (c) The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

         3.8 CONTRACTS. (a) No consent of any party (other than such Grantor) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

         (b) Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (c) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

         (d) Neither such Grantor nor (to the best of such Grantor's knowledge) any of the other parties to the Contracts is in default in the performance or observance of any of the terms thereof in any manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (e) To the knowledge of such Grantor, the right, title and interest of such Grantor in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims.

         (f) Such Grantor has delivered to the Collateral Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto.

         (g) No amount payable to such Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

         (h) Except as set forth on Schedule 3.8, none of the parties to any Contract is a Governmental Authority.

         3.9 INTELLECTUAL PROPERTY. (a) SCHEDULE 6 lists all Intellectual Property owned by such Grantor in its own name on the date hereof, other than
(i) rights licensed to such Grantor pursuant to licenses for (A) computer software, or (B) patents, copyrights, trademarks, service marks, technology, know-how and/or processes which are embedded in equipment or fixtures, and (ii) copyrights, trademarks, service marks, trade dress, technology, know-how, inventions and/or processes for which no steps have been taken to obtain registrations or patents.

         (b) On the date hereof, all material Intellectual Property (i) is valid, subsisting, unexpired and enforceable and, has not been abandoned and
(ii) does not infringe the intellectual property rights of any other Person, except to the extent that any of the foregoing could not reasonably be expected to have a material adverse effect on the value of any material Intellectual Property.

         (c) On the date hereof, none of the material Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor, except (i) as set forth in Schedule 6, or
(ii) agreements with Affiliates of such Grantor.

         (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

         (e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof which both (i) seeks to limit, cancel or question the validity of any

Intellectual Property or such Grantor's ownership interest therein, and (ii) which, if adversely determined, would have a material adverse effect on the value of any material Intellectual Property.

         (f) For the purposes of Section 3.9(b)-3.9(e), the term Intellectual Property shall not include (i) rights licensed to such Grantor pursuant to licenses for (A) computer software, or (B) patents, copyrights, trademarks, service marks, technology, know-how and/or processes which are embedded in equipment or fixtures, (ii) copyrights, trademarks, service marks, trade dress, technology, know-how, inventions and/or processes for which no steps have been taken to obtain registration or patents, (iii) except with respect to Section 3.9(b)(ii), any pending applications for any Copyrights, Trademarks or Patents or (iv) any of the following that are not registered: corporate names, company names, business names or fictitious business names.

                           SECTION 4. COVENANTS

             Each Grantor covenants and agrees with the Collateral Agent, the Administrative Agents and the Lenders that, from and after the date of this Agreement until the Secured Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

         4.1 DELIVERY OF INSTRUMENTS, SECURITIES AND CHATTEL PAPER. If any amount payable under or in connection with any of the Collateral in which such Grantor has an interest shall be or become evidenced by any Instrument, Security or Chattel Paper having a value in excess of the Canadian Dollar Equivalent of $250,000, such Instrument, Security or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

         4.2 MAINTENANCE OF INSURANCE. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment and Vehicles against loss by fire, explosion, theft, water, wind and other casualties as are customarily insured against by operators of the same or similar businesses in the same or similar localities and (ii) insuring such Grantor, the Collateral Agent, the Administrative Agents and the Lenders against liability for personal injury and property damage relating to such Inventory and Equipment and Vehicles, such policies to be in such form and amounts and having such coverage as are customarily insured against by operators of the same or similar business in the same or similar localities.

         (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as insured party or loss payee, as its interest may appear, (iii) if reasonably requested by the Collateral Agent, include mortgagee's interest coverage and (iv) be reasonably satisfactory in all other respects to the Collateral Agent.

         (c) The Canadian Borrower shall deliver to the Collateral Agent, the Administrative Agents and the Lenders an updated insurance certificate with respect to such insurance substantially concurrently with each delivery of the audited annual financial statements and such additional information with respect thereto as the Collateral Agent may from time to time reasonably request.

         4.3 PAYMENT OF OBLIGATIONS. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

         4.4 MAINTENANCE OF PERFECTED SECURITY INTEREST; FURTHER DOCUMENTATION.
(a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest to the extent required by and having at least the priority described in Section 3.2 (other than by reason of the action or inaction of the Collateral Agent or any Lender) and shall defend such security interest against the claims and demands of all Persons whomsoever.

         (b) Such Grantor will furnish to the Collateral Agent, the Administrative Agents and the Lenders from time to time statements and schedules further identifying and describing the Collateral of such Grantor as the Collateral Agent may reasonably request.

         (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or financing change statements under the PPSA (or other similar laws) in effect in any jurisdiction, and any filings, if any, required to be made in the United States Patent and Trademark Office, the United States Copyright Office and in any similar offices in Canada with respect to the security interests created hereby and (ii) in the case of Securities, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain possession and control with respect thereto; PROVIDED, HOWEVER, that, so long as the Collateral Agent shall not have otherwise requested at a time when an Event of Default shall have occurred and be continuing, such Guarantor shall not be required to take any such action under this clause (ii) with respect to (x) Deposit Accounts other than the Borrower's concentration accounts, (y) with respect to Securities constituting commodity contracts or (z) any other Collateral referred to in this clause (ii) until the value of such Collateral exceeds the Canadian Dollar Equivalent of $250,000 with respect to any individual item of Collateral or the Canadian Dollar Equivalent of $1,000,000 in the aggregate for all such items of Collateral.

         4.5 CHANGES IN LOCATIONS, NAME, ETC. Such Grantor will not, except upon 15 days' prior written notice to the Collateral Agent and delivery to the Collateral Agent of (a) all additional executed financing statements and other documents reasonably requested by the

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                                       12

Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to SCHEDULE 5 showing any additional location at which Inventory or Equipment shall be kept:

                  (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 3.3; or

                  (ii) change its name to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading.

         4.6 NOTICES. Such Grantor will advise the Collateral Agent, the Administrative Agents and the Lenders promptly, in reasonable detail, of:

         (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

         (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

         4.7 SECURITIES. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Securities or any property shall be distributed upon or with respect to the Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations.

         (b) Without the prior written consent of the Collateral Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer, unless, in the case of an issuance of Capital Stock, such Grantor (x) provides the Collateral Agent with five days' prior notice of such issuance and (y) promptly after such issuance, complies with
Section 4.7(a), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Securities or Proceeds thereof (except pursuant to a transaction not prohibited by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and except as permitted by the Credit Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Securities or Proceeds thereof.

         (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.7(a) with respect to the Securities issued by it and (iii) the terms of Sections 5.3(c) and 5.7 shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it pursuant to Section 5.3(c) or 5.7 with respect to the Securities issued by it.

         4.8 Receivables. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

         (b) Such Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

         4.9 CONTRACTS. (a) Such Grantor will perform and comply in all material respects with all its obligations under the Contracts.

         (b) Such Grantor will not amend, modify, terminate or waive any provision of any Contract in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral.

         (c) Such Grantor will exercise promptly and diligently each and every material right which it may have under each Contract (other than any right of termination).

         (d) Such Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any Contract that questions the validity or enforceability of such Contract.

         4.10 INTELLECTUAL PROPERTY. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark,
(iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) in the United States and Canada, not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark (or in the applicable license to use such mark if such mark is licensed to such Grantor) pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way; provided, however, any decision made by a Grantor in its reasonable business judgment to discontinue a product line or product, or modify or update the branding of a product line or product, such that such Grantor ceases to use (or limit its use of) a Trademark shall not be claimed a violation of this
Section 4.10(a).

         (b) To the extent determined by it in its reasonable business judgment to be advisable, such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

         (c) To the extent determined by it in its reasonable business judgment to be advisable, such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

         (d) Such Grantor (either itself or through licensees) will not do any act that uses any material Intellectual Property to infringe the intellectual property rights of any other Person that would reasonably be likely to have a Material Adverse Effect.

         (e) Such Grantor will notify the Collateral Agent, the Administrative Agents and the Lenders promptly if it knows, or has reason to know, that any application or registration relating to any material Copyright, Patent or Trademark may become forfeited, abandoned or dedicated to the public, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in the United States or Canada) regarding such Grantor's ownership of, or the validity of, any material Copyright, Patent or Trademark or such Grantor's right to register the same or to own and maintain the same.

         (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Copyright, Patent or Trademark with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in Canada, such Grantor shall report such filing to the Collateral Agent together with the delivery of the financial statements in accordance with
Section 6.1(a) of the

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                                       15

Credit Agreement. Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the security interest granted under this Agreement in any Copyright, Patent or Trademark (other than the Foreign Intellectual Property) and the goodwill of such Grantor relating thereto or represented thereby.

         (g) To the extent determined by it in its reasonable business judgment to be advisable, such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in Canada to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Copyrights, Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability. Such Grantor shall not abandon or fail to pay any maintenance fee or annuity due and payable on any material Copyright, Patent or Trademark, or fail to file any required affidavit or renewal in support thereof, without first providing the Collateral Agent: (i) sufficient written notice, of at least 90 days, to allow the Collateral Agent to pay timely any such maintenance fees or annuities which may become due on any of such Copyrights, Patents or Trademarks, or to file any affidavit or renewal with respect thereto, and (ii) a separate written power of attorney or other authorization to pay such maintenance fees or annuities, or to file such affidavit or renewal, should such be necessary or desirable.

         (h) In the event that any material Copyright, Patent or Trademark is or is about to be infringed, misappropriated or diluted by a third party, such Grantor shall promptly notify the Collateral Agent after it learns thereof and shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Copyright, Patent or Trademark, such as suing for infringement, misappropriation or dilution, seeking injunctive relief where appropriate and recovering any and all damages for such infringement, misappropriation or dilution.

                         SECTION 5. REMEDIAL PROVISIONS

         5.1 CERTAIN MATTERS RELATING TO RECEIVABLES. (a) At any time and from time to time (but, so long as no Event of Default shall have occurred and be continuing, no more often than once during any calendar year), upon the Collateral Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations and aging of, and trial balances for, the Receivables.

         (b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor's Receivables, subject to the Collateral Agent's direction and control, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business
Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and

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                                       16

control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Administrative Agent and the Lenders only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent, the Administrative Agents and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

         (c) At the Collateral Agent's request after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

         5.2 COMMUNICATIONS WITH OBLIGORS; GRANTORS REMAIN LIABLE. (a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Collateral Agent's satisfaction the existence, amount and terms of any Receivables or Contracts.

         (b) Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

         (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. None of the Collateral Agent, either Administrative Agent or any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent, either Administrative Agent or any Lender of any payment relating thereto, nor shall the Collateral Agent, either Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         5.3 PLEDGED STOCK; PLEDGED NOTES. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent's intent to exercise its corresponding rights pursuant to Section 5.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Securities provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Collateral Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

         (b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Securities and make application thereof to the Secured Obligations in such order as the Collateral Agent may determine, and (ii) subject to obtaining requisite consents which shall be promptly obtained by the relevant Grantor or Grantors any or all of the Securities shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Securities, and in connection therewith, the right to deposit and deliver any and all of the Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

         (c) Each Grantor hereby authorizes and instructs each Issuer of any Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Securities directly to the Collateral Agent.

         5.4 PROCEEDS TO BE TURNED OVER TO COLLATERAL AGENT. In addition to the rights of the Collateral Agent, the Administrative Agents and the Lenders specified in Section 5.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.5.

         5.5 APPLICATION OF PROCEEDS. At such intervals as may be agreed upon by the Canadian Borrower and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent's election, the Collateral Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the Secured Obligations in the following order:

                  FIRST, to pay incurred and unpaid fees and expenses of the Collateral Agent under the Loan Documents;

                  SECOND, to the Collateral Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Secured Obligations, PRO RATA among the Lenders according to the amounts of the Secured Obligations then due and owing and remaining unpaid to the Lenders;

                  THIRD, to the Collateral Agent, for application by it towards prepayment of the Secured Obligations, PRO RATA among the Lenders according to the amounts of the Secured Obligations then held by the Lenders, but in the absence of an Event of Default, only to the extent the Borrowers are required to make such prepayment pursuant to the Credit Agreement or as the Borrowers may otherwise agree; and

                  FOURTH, any balance of such Proceeds remaining after the Secured Obligations shall have been paid in full in cash or other immediately available funds, no Letters of Credit shall be outstanding and the Commitments shall have been terminated shall be paid over to the Canadian Borrower or to whomsoever may be lawfully entitled to receive the same.


         5.6 PPSA AND OTHER REMEDIES. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Administrative Agents and the Lenders, may (personally or by agent) exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the PPSA as in effect in Ontario or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent, either Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold. Each Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor's premises or elsewhere.

         Additionally, the Collateral Agent upon the occurrence and continuance of an Event of Default, shall, without limiting any of the foregoing remedies, on behalf of the Administrative Agents and the Lenders, at such times as the Collateral Agent in its discretion may determine (personally or by agent) do any one or more of the following:

         (a) TAKE POSSESSION. Enter on any premises where any Collateral is located and take possession of, disable or remove such Collateral.

         (b) CARRY ON BUSINESS. Carry on, or concur in the carrying on of, any or all of the business or undertaking of any of the Grantors and enter on, occupy and use (without charge by any of the Grantors) any of the premises, buildings, plant and undertaking of, or occupied or used by, any Grantor.

         (c) COURT-APPROVED DISPOSITION OF COLLATERAL. Apply to a court of competent jurisdiction for the sale or foreclosure of any or all of the Collateral.

         (d) BORROW AND GRANT SECURITY INTERESTS. Borrow money for the maintenance, preservation or protection of any Collateral or for carrying on any of the business or undertaking of any Grantor and grant Liens on any Collateral (in priority to the Liens created by this Agreement or otherwise) as security for the money so borrowed. Each Grantor will immediately on demand reimburse the Collateral Agent for all such borrowings.

         (e) APPOINT RECEIVER. Appoint by instrument in writing one or more Receivers of any of the Grantors or any or all of the Collateral with such rights, powers and authority (including any or all of the rights, powers and authority of the Collateral Agent under this Agreement) as may be provided for in the instrument of appointment or any supplemental instrument, and remove and replace any such Receiver from time to time. To the extent permitted by applicable law, any Receiver appointed by the Collateral Agent will (for purposes relating to responsibility for the Receiver's acts or omissions) be considered to be the agent of each of the relevant Grantors and not of the Collateral Agent, the Administrative Agents or the Lenders.

         (f) COURT-APPOINTED RECEIVER. Apply to a court of competent jurisdiction for the appointment of a Receiver of the Grantor or of any or all of the Collateral.

             Without prejudice to the ability of the Collateral Agent to dispose of the Collateral in any manner which is commercially reasonable, the Grantors acknowledge that a disposition of Collateral by the Collateral Agent which takes place substantially in accordance with the following provisions will be deemed to be commercially reasonable:

                  (i) Collateral may be disposed of in whole or in part;

                  (ii) Collateral may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

                  (iii) any purchaser or lessee of Collateral may be a customer of the Collateral Agent, the Administrative Agents or the Lenders;

                  (iv) a disposition of Collateral may be on such terms and conditions as to credit or otherwise as the Collateral Agent, in is sole discretion, may deem advantageous; and

                  (v) the Collateral Agent may establish an upset or reserve bid or price in respect of Collateral.

         The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent, the Administrative Agents and the Lenders and any Receiver hereunder, including, without limitation, reasonable solicitor's fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent, either Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder.

         5.7 SALE OF SECURITIES. (a) Each Grantor recognizes that the Collateral Agent, in connection with any offer or sale of any Securities forming part of the Collateral, may be required and is hereby authorized to comply with any limitation or restriction as it may be advised by counsel is necessary to comply with applicable law, including compliance with procedures that may restrict the number of prospective bidders and purchasers, requiring that prospective bidders and purchasers have certain qualifications, and restricting prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account or investment and not with a view to the distribution or resale of such Securities. Each Grantor further agrees that compliance with any such limitation or restriction will not result in a sale being considered or deemed not to have been made in a commercially reasonable manner, and the Collateral Agent will not be liable or accountable to the Grantors for any discount allowed by reason of the fact that such Securities are sold in compliance with any such limitation or restriction.

         (b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 5.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.7 will cause irreparable injury to the Collateral Agent, the Administrative Agents and the Lenders, that the Collateral Agent, the Administrative Agents and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement.

         5.8 DEFICIENCY. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any solicitors employed by the Collateral Agent, either Administrative Agent or any Lender to collect such deficiency.

         5.9 GRANT OF LICENCE. For the purpose of enabling the Collateral Agent to exercise its rights and remedies under Section 5 when the Collateral Agent is entitled to exercise such rights and remedies, and for no other purpose, each Grantor grants to the Collateral Agent an irrevocable, non-exclusive licence (exercisable without payment of royalty or other compensation to the Grantors) to use, assign or sublicence any or all of the Intellectual Property, including in such licence reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of the same.

                         SECTION 6. THE COLLATERAL AGENT

         6.1 COLLATERAL AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT, ETC. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

                  (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

                  (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent's and the Lenders' security interest in such Intellectual Property and the goodwill of such Grantor relating thereto or represented thereby;

                  (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                  (iv) execute, in connection with any sale provided for in
         Section 5.6 or 5.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                  (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate;
         (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole reasonable discretion determine; and (8)generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's, the Administrative Agents' and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

         Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

         (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

         (c) The expenses of the Collateral Agent (or any Receiver) incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

         (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

         6.2 DUTY OF COLLATERAL AGENT. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. None of the Collateral Agent, either Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent, the Administrative Agents and the Lenders hereunder are solely to protect the Collateral Agent's, the Administrative Agents' and the Lenders' interests in the Collateral and shall not impose any duty upon the Collateral Agent, either Administrative Agent or any Lender to exercise any such powers. The Collateral Agent, the Administrative Agents and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

         6.3 EXECUTION OF FINANCING STATEMENTS. Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements, financing change statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor authorizes the Administrative Agent, where required, to use the collateral description "all personal property [except for ______]" in any such financing statements.

         6.4 AUTHORITY OF COLLATERAL AGENT. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 7. MISCELLANEOUS

         7.1 AMENDMENTS IN WRITING. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

         7.2 NOTICES. All notices, requests and demands to or upon the Collateral Agent or any Loan Party hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; PROVIDED that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on SCHEDULE 1.

         7.3 NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES. None of the Collateral Agent, either Administrative Agent or any Lender shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, either Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent, either Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent, such Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         7.4 ENFORCEMENT EXPENSES; INDEMNIFICATION. (a) Each Grantor agrees to pay or reimburse the Collateral Agent, any Receiver, each Lender and each Administrative Agent for all of its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Collateral Agent and each Administrative Agent.

         (b) Each Grantor agrees to pay, and to save the Collateral Agent, any Receiver, the Administrative Agents and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

         (c) Each CBO Guarantor agrees to pay, and to save the Collateral Agent, any Receiver and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrowers would be required to do so pursuant to
Section 10.5 of the Credit Agreement.

         (d) The agreements in this Section 7.4 shall survive repayment of the Secured Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

         7.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent, the Administrative Agents and the Lenders and their successors and assigns; PROVIDED that no

Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

         7.6 SET-OFF. In addition to any rights and remedies of the Secured Parties provided by law, each Secured Party shall have the right, without prior notice to the Grantors, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any amount becoming due and payable by such Grantor hereunder or under any other Loan Document (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party or any branch or agency thereof to or for the credit or the account of such Grantor, as the case may be. Each Secured Party agrees promptly to notify the Canadian Borrower and the Administrative Agents after any such setoff and application made by such Secured Party, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

         7.7 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         7.8 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         7.9 SECTION HEADINGS. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         7.10 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Collateral Agent, Administrative Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent, either Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

         7.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE PROVINCE OF ONTARIO.

         7.12 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the Province of Ontario and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Loan Party at its address referred to in Section 7.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         7.13 ACKNOWLEDGEMENTS. Each Grantor hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

         (b) none of the Collateral Agent, either Administrative Agent or any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent, the Administrative Agents and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

         7.14 ADDITIONAL LOAN PARTIES. Each Subsidiary of the Canadian Borrower that is required to become a party to this Agreement pursuant to Section 6.9 of the Credit Agreement shall to the extent such Subsidiary is a Canadian Subsidiary Guarantor, become a CBO Guarantor for all purposes under the U.S. Guarantee and Collateral Agreement and a Grantor for all purposes under this Agreement, in either case upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto and the execution and delivery of an Assumption Agreement to the U.S. Guarantee and Collateral Agreement in the form required thereunder.

         7.15 RELEASES. (a) At such time as the Loans, the Reimbursement Obligations and the other Secured Obligations (other than Secured Obligations in respect of Specified Hedge Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

         (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Loan Party, shall execute and deliver to such Loan Party all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Canadian Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; PROVIDED that the Canadian Borrower shall have delivered to the Collateral Agent, at least five Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Canadian Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

         7.16 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         7.17 GRANTORS' OBLIGATIONS. Notwithstanding anything herein to the contrary, (i) each Grantor's obligations hereunder with respect to Collateral is limited to Collateral in which such Grantor has an interest; and (ii) any reports or other deliveries required by a Grantor hereunder shall be effective if made by one of the Borrowers or by any other Grantor hereunder.

              IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                            ROBINHOOD MULTIFOODS INC.

                                            By:
                                               --------------------------------
                                               Name:


                                            [Guarantors]

                                                              EXHIBIT A-3

                       FORM OF SECURITIES PLEDGE AGREEMENT



TO:      NAME OF AGENT:    CANADIAN IMPERIAL BANK OF COMMERCE,
                           as Collateral Agent for the Secured Parties under the Credit Agreement (as each such term is defined below)

         ADDRESS:          425 Lexington Avenue
                           New York, New York   10017
         ATTENTION:        Mary Beth Ross
         FACSIMILE:        (212) 856-3763

RECITALS:

                  WHEREAS, pursuant to the Credit Agreement, dated as of September 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among INTERNATIONAL MULTIFOODS CORPORATION, a Delaware corporation (the "U.S. BORROWER"), ROBIN HOOD MULTIFOODS INC., an Ontario corporation and a Subsidiary of the U.S. Borrower (the "CANADIAN BORROWER" and, together with the U.S. Borrower, the "BORROWERS"), the banks and other financial institutions from time to time parties thereto (the "LENDERS"), Rabobank International, as Documentation Agent, U.S. Bank National Association and UBS Warburg, as Syndication Agents, and Canadian Imperial Bank of Commerce, as administrative agent for the U.S. Lenders (in such capacity, the "U.S. ADMINISTRATIVE AGENT") and as administrative agent for the Canadian Lenders (in such capacity, the "CANADIAN ADMINISTRATIVE AGENT"), the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein; and

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the U.S. Borrower shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;

                  For valuable consideration, the receipt and adequacy of which are acknowledged by the U.S. Borrower, the U.S. Borrower agrees with and in favour of the Collateral Agent, for its own benefit and for the benefit of the other Secured Parties, as follows:

1. DEFINITIONS. In this Agreement, capitalized terms which are not otherwise defined have the meanings given to such terms in the Credit Agreement. In addition:

                  "BOOKS AND RECORDS" means all books, records, files, papers, disks, documents and other repositories of data recording in any form or medium, evidencing or relating to the Collateral which are at any time owned by the U.S. Borrower or to which the U.S. Borrower (or any Person on the U.S. Borrower's behalf) has access.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or statutory holiday in the Province of Ontario.

                  "CANADIAN BORROWER OBLIGATIONS" means the collective reference to the unpaid principal of and interest on the Canadian Loans and Canadian Reimbursement Obligations and all other obligations and liabilities of the Canadian Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Canadian Loans and Canadian Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Canadian Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Collateral Agent, either Administrative Agent or any Lender (or, in the case of any Canadian Borrower Specified Hedge Agreement, any Lender Affiliate or any other counterparty thereto), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Canadian Letter of Credit, any Canadian Borrower Specified Hedge Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent, either Administrative Agent or to the Lenders that are required to be paid by the Canadian Borrower pursuant to the terms of any of the foregoing agreements).

                  "COLLATERAL" means the collateral described in Section 2 of this Agreement, including the Pledged Securities and all Proceeds thereof.

                  "DEFAULT" means an Event of Default under the Credit
Agreement.

                  "ISSUER" means any Person listed under the heading "Issuer(s)" in Schedule "A", and includes any successor of any Issuer.

                  "PERSON" will be broadly interpreted and includes an individual, a corporation, a limited liability company, a partnership, a trust, a joint venture, an association, an unincorporated organization, the government of a country or any political subdivision thereof, any agency or department of any such government, a regulatory agency or any other juridical entity and the heirs, executors, administrators or other legal representatives of an individual.

                  "PPSA" means the PERSONAL PROPERTY SECURITY ACT of the Province of Ontario, as such legislation may be amended, renamed or replaced from time to time (and includes all regulations from time to time made under such legislation).

                  "PLEDGED SECURITIES" means the securities listed in Schedule A, which, in any event, shall at all times consist of 66% of all of the issued and outstanding shares in the capital of the Canadian Borrower that are entitled to vote in an election of the board of directors of the Canadian Borrower.

                  "PROCEEDS" has the meaning given to that term in the PPSA.

                  "SECURED PARTIES" means the collective reference to (i) the Lenders and their respective successors, indorsees, transferees and assigns,
(ii) the Administrative Agents and their respective successors and assigns in such capacities, (iii) any Lender Affiliate or any other counterparty party to any Specified Hedge Agreement, and (iv) the Collateral Agent and its successors and assigns in such capacity.

                  "SECURED OBLIGATIONS" means the obligations secured by the Security Interests granted pursuant to this Agreement, which obligations include the U.S. Borrower Obligations, the Canadian Borrower Obligations and the obligations of the U.S. Borrower under Section 2 of the U.S. Guarantee and Collateral Agreement.

                  "SECURITY INTEREST" means any mortgage, charge, pledge, hypothecation, lien (statutory or otherwise), assignment, finance lease, title retention agreement or arrangement, security interest or other encumbrance or adverse claim of any nature, or any other security agreement or arrangement creating in favour of any creditor a right in respect of a particular property.

                  "U.S. BORROWER OBLIGATIONS" means the collective reference to the unpaid principal of and interest on the U.S. Loans and U.S. Reimbursement Obligations and all other obligations and liabilities of the U.S. Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the U.S. Loans and U.S. Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the U.S. Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Collateral Agent, either Administrative Agent or any Lender (or, in the case of any U.S. Borrower Specified Hedge Agreement, any Lender Affiliate or any other counterparty thereto), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any U.S. Letter of Credit, any U.S. Borrower Specified Hedge Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent, either Administrative Agent or to the Lenders that are required to be paid by the U.S. Borrower pursuant to the terms of any of the foregoing agreements).

2. GRANT OF SECURITY INTEREST. As general and continuing collateral security for the due payment and performance of the Secured Obligations, the U.S. Borrower hereby assigns and pledges to and in favour of the Collateral Agent (for the ratable benefit of the Secured Parties), and grants to the Collateral Agent (for the ratable benefit of the Secured Parties) a continuing security interest in:

         (a) the Pledged Securities, together with any replacements thereof and substitutions therefor, and all certificates and instruments evidencing or representing such securities;

         (b) all interest and dividends, whether in cash, kind or stock, received or receivable upon or in respect of any of the Pledged Securities and all moneys or other property payable or paid on account of any return or repayment of capital in respect of any of the Pledged Securities or otherwise distributed in respect thereof or which will in any way be charged to, or payable or paid out of, the capital of any Issuer on account of the Pledged Securities;

         (c) all other property that may at any time be received or receivable by or otherwise distributed to the U.S. Borrower in respect of, or in substitution for, or in exchange for, any of the foregoing; and

         (d) all cash, securities and other proceeds of the foregoing and all rights and interests of the U.S. Borrower in respect thereof or evidenced thereby, including all moneys received from time to time by the U.S. Borrower in connection with the sale or other disposition of any of the Pledged Securities; provided, however, that the U.S. Borrower will not sell or otherwise dispose of any of the Pledged Securities or purport to do any of the foregoing without the prior written consent of the Collateral Agent.

3. DELIVERY OF PLEDGED SECURITIES. The certificates representing the Pledged Securities duly endorsed by the appropriate Person in blank for transfer or accompanied by stock powers of attorney satisfactory to the Collateral Agent will forthwith be delivered to and remain in the custody of the Collateral Agent or its nominee, for the benefit of the Secured Parties. If the constating documents of any Issuer restrict the transfer of the securities of such Issuer, then the U.S. Borrower will also deliver to the Collateral Agent a certified copy of a resolution of the directors or shareholders of such Issuer consenting to the transfer(s) contemplated by this Agreement, including any prospective transfer of the Collateral by the Collateral Agent upon a realization on the security constituted hereby in accordance with this Agreement. All Pledged Securities may, at the option of the Collateral Agent, be registered in the name of the Collateral Agent or its nominee. If the Collateral Agent so requests, any endorsement on any certificate representing any of the Pledged Securities will also be guaranteed by a Canadian chartered bank.

4. ATTACHMENT; NO OBLIGATION TO ADVANCE. The U.S. Borrower confirms that value has been given by the Secured Parties to the U.S. Borrower, that the U.S. Borrower has rights in the Collateral (other than after-acquired property) and that the U.S. Borrower and the Collateral Agent have not agreed to postpone the time for attachment of the Security Interests created by this Agreement to any of the Collateral. The Security Interests created by this Agreement will have effect and be deemed to be effective whether or not the Secured Obligations or any part thereof are owing or in existence before or after or upon the date of this Agreement. Neither the execution of this Agreement nor any advance of funds shall oblige the Collateral Agent or any of the Lenders to advance any funds or any additional funds.

5. REPRESENTATIONS AND WARRANTIES. The U.S. Borrower represents and warrants to the Collateral Agent, each Administrative agent and each Lender, that:

         (a) TITLE; NO OTHER SECURITY INTERESTS. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, the U.S. Borrower owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral

Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.

         (b) AUTHORITY; CONSENTS. The U.S. Borrower has full power and authority to grant to the Agent, for its own benefit and for the benefit of the Secured Parties, the Security Interests created by this Agreement and to execute, deliver and perform its obligations under this Agreement, and such execution, delivery and performance does not contravene any of the U.S. Borrower's charter documents or by-laws or any agreement, instrument or restriction to which the U.S. Borrower is a party or by which the U.S. Borrower or any of the Collateral is bound. Except for any consent that has been obtained and is in full force and effect, no consent of any Person (other than the U.S. Borrower) is required, or purports to be required, for the execution, delivery and performance of this Agreement.

         (c) EXECUTION AND DELIVERY; ENFORCEABILITY. This Agreement has been duly authorized, executed and delivered by the U.S. Borrower and is a valid and binding obligation of the U.S. Borrower enforceable against the U.S. Borrower in accordance with its terms, subject only to bankruptcy, insolvency, liquidation, reorganization, moratorium and other similar laws generally affecting the enforcement of creditors' rights, and to the fact that equitable remedies (such as specific performance and injunction) are discretionary remedies.

         (d) AUTHORIZED AND ISSUED CAPITAL; VALID ISSUE. The authorized capital of the Issuer(s) consists of -. The issued capital of the Issuer consists of -. The Pledged Securities are validly issued, fully paid and non-assessable.

         (e) NO REQUIRED DISPOSITION. There is no existing agreement, option, right or privilege capable of becoming an agreement or option pursuant to which the U.S. Borrower would be required to sell or otherwise dispose of any of the Pledged Securities.

6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All agreements, representations, warranties and covenants made by the U.S. Borrower in this Agreement are material, will be considered to have been relied on by the Collateral Agent, the Administrative Agents and the Lenders and will survive the execution and delivery of this Agreement or any investigation made at any time by or on behalf of the Collateral Agent or any Administrative Agent or any Lender and any disposition or payment of the Secured Obligations until repayment and performance in full of the Secured Obligations and termination of all rights of the U.S. Borrower that, if exercised, would result in the existence of Secured Obligations.

7. COVENANTS. The U.S. Borrower covenants and agrees with the Collateral Agent, the Administrative Agents and Lenders that from and after the date of this Agreement until the Secured Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

         (a) FURTHER DOCUMENTATION. The U.S. Borrower will from time to time, at the expense of the U.S. Borrower, promptly and duly authorize, execute and deliver such further instruments and documents, and take such further action, as the Collateral Agent may request for the purpose of obtaining or preserving the full benefits of, and the rights and powers granted by, this Agreement (including the filing of any financing statements or financing change statements under any applicable legislation with respect to the Security Interests created by this Agreement).

The U.S. Borrower acknowledges that this Agreement has been prepared based on the existing laws in the Province of Ontario and that a change in such laws, or the laws of other jurisdictions, may require the execution and delivery of different forms of security documentation. Accordingly, the U.S. Borrower agrees that the Collateral Agent will have the right to require that this Agreement be amended, supplemented or replaced, and that the U.S. Borrower will immediately on request by the Collateral Agent authorize, execute and deliver any such amendment, supplement or replacement (i) to reflect any changes in such laws, whether arising as a result of statutory amendments, court decisions or otherwise, (ii) to facilitate the creation and registration of appropriate security in all appropriate jurisdictions, or
(iii) if the U.S. Borrower merges or amalgamates with any other Person or enters into any corporate reorganization, in each case in order to confer on the Collateral Agent (for the benefit of the Secured Parties) Security Interests similar to, and having the same effect as, the Security Interests created by this Agreement.

         (b) PAYMENT OF EXPENSES; INDEMNIFICATION. The U.S. Borrower will pay on demand, and will indemnify and save the Collateral Agent harmless from, any and all liabilities, costs and expenses (including legal fees and expenses on a solicitor and own client basis and any sales, goods and services or other similar taxes payable to any governmental authority with respect to any such liabilities, costs and expenses) (i) incurred by the Collateral Agent in the preparation, registration, administration or enforcement of this Agreement, or
(ii) incurred by the Collateral Agent in performing or observing any of the other covenants of the U.S. Borrower under this Agreement.

         (c) LIMITATIONS ON OTHER SECURITY INTERESTS. The U.S. Borrower will not create, incur or permit to exist, and will defend the Collateral against, and will take such other action as is necessary to remove, any and all Security Interests on and claims in respect of the Collateral other than the Security Interests created by this Agreement or as permitted by the Credit Agreement, and the U.S. Borrower will defend the right, title and interest of the Secured Parties in and to the Collateral against the claims and demands of all Persons.

         (d) LIMITATIONS ON DISPOSITIONS OF COLLATERAL. The U.S. Borrower will not, without the Collateral Agent's prior written consent, sell or otherwise dispose of any of the Collateral.

         (e) NOTICES. The U.S. Borrower will advise the Collateral Agent promptly, in reasonable detail, of (i) any Security Interest (other than the Security Interests created by this Agreement and any Security Interest permitted under the Credit Agreement) on, or claim asserted against, any of the Collateral, (ii) the occurrence of any event, claim or occurrence that could reasonably be expected to have a material adverse effect on the value of the Collateral or on the Security Interests created by this Agreement, (iii) any change in the location of the chief executive office of the U.S. Borrower, (iv) any change in the name of the U.S. Borrower, and (v) any merger or amalgamation of the U.S. Borrower with any other Person. The U.S. Borrower agrees not to effect or permit any of the changes referred to in clauses (iii) to (v) above unless all filings have been made and all other actions taken that are required in order for the Collateral Agent to continue at all times following such change to have a valid and perfected Security Interest in respect of all of the Collateral.

         (f) FURTHER ISSUANCE OF SHARES IN THE CANADIAN BORROWER. The U.S. Borrower acknowledges that it is the intention of the parties hereto that in addition to any Pledged

Securities which may be listed from time to time on Schedule A, the Collateral Agent will at all times have pledged in its favour hereunder 66% of the issued and outstanding shares in the capital of the Canadian Borrower that are entitled to vote in an election of the board of directors of the Canadian Borrower. Accordingly, the U.S. Borrower covenants and agrees that in the event any additional shares in the capital of the Canadian Borrower are issued with the result that the Pledged Securities at any time fail to represent 66% of the issued and outstanding shares in the capital of the Canadian Borrower, then, in such circumstances, the U.S. Borrower shall pledge such additional shares in the capital of the Canadian Borrower to and in favour of the Collateral Agent so as to ensure that at all times the Collateral Agent has pledged in its favour 66% of the issued and outstanding shares in the capital of the Canadian Borrower.

8. PLEDGED SECURITIES. If the U.S. Borrower shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Pledged Securities of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Securities, or otherwise in respect thereof, the U.S. Borrower shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by the U.S. Borrower to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the U.S. Borrower and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by the U.S. Borrower, the U.S. Borrower shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of the U.S. Borrower, as additional collateral security for the Secured Obligations.

9. PLEDGED SECURITIES. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the U.S. Borrower of the Collateral Agent's intent to exercise its corresponding rights pursuant to Section 9(b), the U.S. Borrower shall be permitted to receive all cash dividends paid in respect of the Pledged Securities paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Pledged Securities provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Collateral Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

         (b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the U.S. Borrower, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Secured Obligations in such order as the Collateral Agent may determine, and (ii) subject to obtaining requisite consents which shall promptly be obtained by the U.S. Borrower,any or all of the Pledged Securities shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by the U.S. Borrower or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to the U.S. Borrower to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

10. RIGHTS ON DEFAULT. If an Event of Default shall occur and be continuing, the Collateral Agent on behalf of the Administrative Agents and the Lenders may (personally or by agent), at such time or times as the Collateral Agent in its discretion may determine (in addition to its rights under Section 9 hereof), do any one or more of the following:

         (a) RIGHTS UNDER PPSA, ETC. Exercise all of the rights and remedies granted to secured parties under the PPSA and any other applicable statute, or otherwise available to the Collateral Agent at law or in equity.

         (b) DISPOSE OF COLLATERAL. Realize on any or all of the Collateral and sell, lease, assign, give options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the above), in one or more parcels at any public or private sale, at any exchange, broker's board or office of the Collateral Agent or elsewhere, on such terms and conditions as the Collateral Agent may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery.

         (c) COURT-APPROVED DISPOSITION OF COLLATERAL. Apply to a court of competent jurisdiction for the sale or foreclosure of any or all of the Collateral.

         (d) PURCHASE BY COLLATERAL AGENT. At any public sale, and to the extent permitted by law on any private sale, bid for and purchase any or all of the Collateral offered for sale and, upon compliance with the terms of such sale, hold, retain and dispose of such Collateral without any further accountability to the U.S. Borrower or any other Person with respect to such holding, retention or disposition, except as required by law. In any such sale to the Collateral Agent, the Collateral Agent may, for the purpose of making payment for all or any part of the Collateral so purchased, use any claim for the Secured Obligations then due and payable to it as a credit against the purchase price.

         (e) TRANSFER OF PLEDGED SECURITIES. Transfer all or part of the Collateral into the name of the Collateral Agent, any Administrative Agent or any Lender or their nominee, with or without disclosing that the Pledged Securities are subject to the Security Interests.

         (f) VOTE PLEDGED SECURITIES. Vote any or all of the Pledged Securities (whether or not transferred to the Collateral Agent, any Administrative Agent or any Lender or their nominee) and give or withhold all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof.

         (g) EXERCISE OTHER RIGHTS. Exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Securities as if it were the absolute owner thereof, including the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of any Issuer or upon the exercise by any Issuer, Lender, Administrative Agent or the Collateral Agent of any right, privilege or option pertaining to any of the Pledged Securities, and in connection therewith, to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by the Collateral Agent, the Administrative Agents and the Lenders.

                  The Collateral Agent may exercise any or all of the foregoing rights and remedies without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except as required by applicable law) to or on the U.S. Borrower or any other Person, and the U.S. Borrower by this Agreement waives each such demand, presentment, protest, advertisement and notice to the extent permitted by applicable law. None of the above rights or remedies will be exclusive of or dependent on or merge in any other right or remedy, and one or more of such rights and remedies may be exercised independently or in combination from time to time. Without prejudice to the ability of the Collateral Agent to dispose of the Collateral in any manner which is commercially reasonable, the U.S. Borrower acknowledges that a disposition of Collateral by the Collateral Agent which takes place substantially in accordance with the following provisions will be deemed to be commercially reasonable:

         (i)      Collateral may be disposed of in whole or in part;

         (ii) Collateral may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

         (iii) any purchaser of Collateral may be a customer of the Collateral Agent, the Administrative Agents or the Lenders;

         (iv) a disposition of Collateral may be on such terms and conditions as to credit or otherwise as the Collateral Agent, in is sole discretion, may deem advantageous; and

         (v) the Collateral Agent may establish an upset or reserve bid or price in respect of Collateral.

11. SALE OF PLEDGED SECURITIES. The U.S. Borrower recognizes that the Collateral Agent, in connection with any offer or sale of any Pledged Securities, may be required and is hereby authorized to comply with any limitation or restriction as it may be advised by counsel is necessary to comply with applicable law, including compliance with procedures that may restrict the number of prospective bidders and purchasers, requiring that prospective bidders and purchasers have certain qualifications, and restricting prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account or investment and not with a view to the distribution or resale of such Pledged Securities. The U.S. Borrower further agrees that compliance with any such limitation or restriction will not result in a sale being considered or deemed not to have been made in a commercially reasonable manner, and the Collateral Agent will not be liable or accountable to the U.S. Borrower for any discount allowed by reason of the fact that such Pledged Securities are sold in compliance with any such limitation or restriction.

12. APPLICATION OF PROCEEDS. All Proceeds of Collateral received by the Collateral Agent may be applied to discharge or satisfy any expenses (including the expenses of enforcing the Collateral Agent's rights under this Agreement), Security Interests in favour of Persons other than the Collateral Agent, borrowings, taxes and other outgoings affecting the Collateral or which are considered advisable by the Collateral Agent to protect, preserve, repair, process, maintain or enhance the Collateral or prepare it for sale or other disposition, or to keep in good standing any Security Interests on the Collateral ranking in priority to any of the Security Interests created by this Agreement, or to sell, lease or otherwise dispose of the Collateral. The balance of such Proceeds may, at the sole discretion of the Collateral Agent, be held as collateral security for the Secured Obligations or be applied to such of the Secured Obligations (whether or not the same are due and payable) in the following order:

                  FIRST, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Secured Obligations, PRO RATA among the Lenders according to the amounts of the Secured Obligations then due and owing and remaining unpaid to the Lenders;

                  SECOND, for application by it towards prepayment of the Secured Obligations, PRO RATA among the Lenders according to the amounts of the Secured Obligations then held by the Lenders, but in the absence of an Event of Default, only to the extent the Borrowers are required to make such prepayment pursuant to the Credit Agreement or as the Borrowers may otherwise agree; and

                  THIRD, any balance of such Proceeds remaining after the Secured Obligations shall have been paid in full in cash or other immediately available funds, no Letters of Credit shall be outstanding and the Commitments shall have been terminated shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive the same.


13. DEFICIENCY. The U.S. Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any solicitors employed by the Collateral Agent, either Administrative Agent or any Lender to collect such deficiency.

14. COLLATERAL AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT. The U.S. Borrower constitutes and appoints the Collateral Agent and any officer or agent of the Collateral Agent, with full power of substitution, as the U.S. Borrower's true and lawful attorney-in-fact with full power and authority in the place of the U.S. Borrower and in the name of the U.S. Borrower or in its own name, from time to time in the Collateral Agent's discretion after an Event of Default has occured, to take any and all appropriate action and to execute any and all documents and instruments as, in the opinion of such attorney acting reasonably, may be necessary or desirable to accomplish the purposes of this Agreement. These powers are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created by this Agreement are released. Nothing in this Section affects the right of the Collateral Agent as secured party, or any other Person on the Collateral Agent's behalf, to sign and file or deliver (as applicable) all such financing statements, financing change statements, notices, verification agreements and other documents relating to the Collateral and this Agreement as the Collateral Agent or such other Person considers appropriate.

15. PERFORMANCE BY COLLATERAL AGENT OF U.S. BORROWER'S LIABILITIES. If the U.S. Borrower fails to perform or comply with any of the obligations of the U.S. Borrower under this Agreement, the Collateral Agent may, but need not, perform or otherwise cause the performance or compliance of such obligation, provided that such performance or compliance will not constitute a waiver, remedy or satisfaction of such failure. The expenses of the Collateral Agent incurred in connection with any such performance or compliance will be payable by the U.S. Borrower to the Collateral Agent immediately on demand, and until paid, any such expenses will form part of the Secured Obligations and will be secured by the Security Interests created by this Agreement.

16. INTEREST. If any amount payable to the Collateral Agent under this Agreement is not paid when due, the U.S. Borrower will pay to the Collateral Agent (for the ratable benefit of the Secured Parties), immediately on demand, interest at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement to the date reimbursed by the U.S. Borrower. All amounts payable by the U.S. Borrower to the Collateral Agent under this Agreement, and all interest on all such amounts, compounded monthly on the last Business Day of each month, will form part of the Secured Obligations and will be secured by the Security Interests created by this Agreement.

17. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

18. DUTY OF COLLATERAL AGENT. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. None of the Collateral Agent, either Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the U.S. Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent, the Administrative Agents and the Lenders hereunder are solely to protect the Collateral Agent's, the Administrative Agents' and the Lenders' interests in the Collateral and shall not impose any duty upon the Collateral Agent, either Administrative Agent or any Lender to exercise any such powers. The Collateral Agent, the Administrative Agents and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the U.S. Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

19. NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES. None of the Collateral Agent, either Administrative Agent or any Lender shall by any act (except by a written instrument pursuant to Section 22), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, either Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent, either Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent, such Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

20. NOTICES. All notices, requests and demands to or upon the Collateral Agent or the U.S. Borrower hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement.

21. RELEASE OF INFORMATION. The U.S. Borrower authorizes the Collateral Agent to provide a copy of this Agreement and such other information as may be requested of the Collateral Agent by Persons entitled thereto pursuant to any applicable legislation, and otherwise with the consent of the U.S. Borrower.

22. WAIVERS AND INDEMNITY. To the extent permitted by applicable law, the U.S. Borrower unconditionally and irrevocably waives (i) all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by the Collateral Agent or any Secured Party of any rights or remedies under this Agreement or at law, and (ii) all of the rights, benefits and protections given by any present or future statute that imposes limitations on the rights, powers or remedies of a secured party or on the methods of, or procedures for, realization of security, including any "seize or sue" or "anti-deficiency" statute or any similar provision of any other statute. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Collateral Agent and the U.S. Borrower. The Collateral Agent and the Secured Parties will not, by any act or delay, be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or the Secured Parties, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral

Agent or the Secured Parties of any right or remedy hereunder on any one occasion will not be construed as a bar to any right or remedy which the Collateral Agent or the Secured Parties would otherwise have on any future occasion. Neither the taking of any judgment nor the exercise of any power of seizure or sale will extinguish the liability of the U.S. Borrower to pay the Secured Obligations, nor will the same operate as a merger or any covenant contained in this Agreement or of any other liability, nor will the acceptance of any payment or other security constitute or create any novation. The U.S. Borrower agrees to indemnify the Collateral Agent and the Secured Parties from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (except by reason of the gross negligence or willful misconduct of the Collateral Agent or the other Secured Parties or any of its agents or employees) which may be imposed on, incurred by, or asserted against the Collateral Agent and arising by reason of any action (including any action referred to in this Agreement) or inaction or omission to do any act legally required by the U.S. Borrower. This indemnification will survive the satisfaction, release or extinguishment of the Secured Obligations and the Security Interests created by this Agreement.

23. AMALGAMATION. The U.S. Borrower acknowledges that if it amalgamates with any other corporation or corporations, then (i) the Collateral and the Security Interests created by this Agreement will extend to and include all the property and assets of the amalgamated corporation and to any property or assets of the amalgamated corporation thereafter owned or acquired, and (ii) the term "U.S. Borrower", where used in this Agreement, will extend to and include the amalgamated corporation.

24. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE PROVINCE OF ONTARIO.

25. SUBMISSION TO JURISDICTION; WAIVERS. The U.S. Borrower hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the Province of Ontario and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the U.S. Borrower at its address referred to in Section 10.2 of the Credit Agreement;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

26. INTERPRETATION. Unless otherwise expressly provided in this Agreement, if any matter in this Agreement is subject to the consent or approval of the Collateral Agent or is to be acceptable to the Collateral Agent, such consent, approval or determination of acceptability will be in the sole discretion of the Collateral Agent. If any provision in this Agreement refers to any action taken or to be taken by the U.S. Borrower, or which the U.S. Borrower is prohibited from taking, such provision will be interpreted to include any and all means, direct or indirect, of taking, or not taking, such action. The division of this Agreement into sections and paragraphs, and the insertion of headings, is for convenience of reference only and will not affect the construction or interpretation of this Agreement. Unless the context otherwise requires, words importing the singular include the plural and vice versa, and words importing gender include all genders. When used in this Agreement, the word "including" (or includes) means "including (or includes) without limitation". Any reference in this Agreement to a "Section" means the relevant Section of this Agreement.

27. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of the U.S. Borrower and shall inure to the benefit of the Collateral Agent, the Administrative Agents and the Lenders and their successors and assigns; PROVIDED that the U.S. Borrower may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

28. ACKNOWLEDGMENT OF RECEIPT/WAIVER. The U.S. Borrower acknowledges receipt of an executed copy of this Agreement and, to the extent permitted by applicable law, waives the right to receive a copy of any financing statement, financing change statement or verification statement in respect of any registered financing statement or financing change statement prepared, registered or issued in connection with this Agreement.

                  Dated:  ______________, 2001.


                                          INTERNATIONAL  MULTIFOODS CORPORATION

Address:    110 Cheshire Lane             By:
            Suite 300                        -------------------------------
            Minnetonka, MN 55305             Name:
                                             Title:

Attention:  Vice President and                                           c/s
            Treasurer

Facsimile:  952-594-3362                  By:
                                              -------------------------------
                                              Name:
                                              Title:

                                   SCHEDULE A

ISSUER(S)                              DESCRIPTION OF SECURITIES
---------                              -------------------------
Robin Hood Multifoods Inc.             [-] [NO. OF THE ] [COMMON SHARES] in the
                                       capital of the Issuer,  initially represented
                                       by Share Certificate No. _____________

                                                                       EXHIBIT E

                                                           [address of property]






               FORM OF MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF
                     RENTS AND LEASES AND SECURITY AGREEMENT


                                      from




                              [___________________],


                                    Mortgagor


                                       to


            CANADIAN IMPERIAL BANK OF COMMERCE, as Collateral Agent,


                                    Mortgagee


                             DATED AS OF ______, 2001



                         After recording, please return to:


                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017


                               ATTN: Farhad Karim

                             MORTGAGE, ASSIGNMENT OF
                    RENTS AND LEASES AND SECURITY AGREEMENT

                  THIS MORTGAGE, ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT, dated as of November __, 2001 is made by [_____________], a [_______________] ("Mortgagor"), having an address at [_________________], to
CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian chartered bank, as Collateral Agent ("Mortgagee") [for the Secured Parties (as defined in the Credit Agreement hereinafter defined)] [for the Benefitted Parties (as defined in the Collateral Agency Agreement dated as of November __, 2001 among International Multifoods Corporation (the "U.S. Borrower"), the subsidiaries of the U.S. Borrower from time to time parties thereto, and Mortgagee (the "Collateral Agency Agreement")], having an address at 425 Lexington Avenue, New York, New York 10017. References to this "Mortgage" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

                                   BACKGROUND

                  A. Mortgagor (i) is the owner of the fee simple estate in the parcel(s) of real property described on Schedule A attached (the "Land"), and
(ii) owns, leases or otherwise has the right to use all of the buildings, improvements, structures and fixtures now or subsequently located on the Land (the "Improvements"; the Land and the Improvements being collectively referred to as the "Real Estate").

                  B. That certain Credit Agreement dated September 28, 2001 has been entered into by [International Multifoods Corporation, as U.S. Borrower] [the U.S. Borrower], Robin Hood Multifoods Inc., as Canadian Borrower (collectively, the "Borrowers"), the several lenders from time to time party thereto (the "Lenders"), Rabobank International, as Documentation Agent, U.S. Bank National Association and UBS Warburg LLC, as Syndication Agents, and Canadian Imperial Bank of Commerce, as U.S. Administrative Agent and Canadian Administrative Agent, as amended (the "Credit Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. References in this Mortgage to the "Default Rate" shall mean the interest rate applicable to ABR Loans as provided for in the Credit Agreement PLUS 2%. The terms of the Credit Agreement are incorporated by reference in this Mortgage as if the terms thereof were fully set forth herein. In the event of any conflict between the provisions of this Mortgage and the provisions of the Credit Agreement, the applicable provisions of the Credit Agreement shall govern and control.

                  C. [It is a requirement under the MTN Indenture (as defined in the Collateral Agency Agreement) that the assets in which a security interest is created hereunder must secure the securities issued under the MTN Indenture equally and ratably.]

                  D. The Lenders' agreement to make the Loans, to issue the Letters of Credit and to enter into any Hedge Agreements are conditioned upon, among other things, the execution and delivery by Mortgagor of this Mortgage to Mortgagee for the ratable benefit of the Lenders.

                                GRANTING CLAUSES

                  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure the following (collectively, the "Obligations"):

                  (a) repayment of the principal of and payment of interest (including, without limitation, interest accruing after the maturity of the Loans made by each Lender and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Mortgagor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Loans made by each Lender to Mortgagor;

                  (b) due and punctual payment of all other obligations and liabilities of Mortgagor to Mortgagee and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Guarantee and Collateral Agreements, the Canadian Pledge Agreements, the Quebec Security Documents, the Loans, any Hedge Agreements, this Mortgage, or any other document made, delivered or given in connection herewith or therewith, and any amendments, replacements or modifications of any of the foregoing (collectively, the "Loan Documents"), in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to Mortgagee or to the Lenders that are required to be paid by Mortgagor pursuant to the terms of the Credit Agreement, the Guarantee and Collateral Agreements, this Mortgage or any other Loan Documents) [(the items set forth in clauses
         (a) and (b) being referred to herein collectively as the "Indebtedness")];

                  (c) [the repayment of principal of, and premium, if any, and interest on, the securities issued under the MTN Indenture (the "Public Debt Securities") (including, without limitation, interest accruing at the then applicable rate provided in the instruments governing the Public Debt Securities after the maturity of the Public Debt Securities and interest accruing at the then applicable rate provided in such instruments after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) (the items set forth above being referred to collectively as the "Public Debt Obligations") (the items set forth in clauses (a), (b) and (c) being referred to herein collectively as the "Indebtedness")]

                  (d) the due and punctual performance and observance of each obligation, term, covenant and condition to be performed or observed by Mortgagor under, in connection with or pursuant to the provisions of the Credit Agreement, the Notes, the Guarantee and Collateral Agreements, any Hedge Agreements, this Mortgage, the Canadian Pledge Agreements, the Quebec Security Documents, any of the other Loan Documents, [the MTN Indenture and the Public Debt Securities];

MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY GRANTS, BARGAINS, SELLS, ALIENS, REMISES, RELEASES, CONVEYS, MORTGAGES, ASSIGNS, TRANSFERS, HYPOTHECATES, PLEDGES, DELIVERS, SETS OVER, WARRANTS AND CONFIRMS UNTO MORTGAGEE, ITS SUCCESSORS AND ASSIGNS FOREVER:

                  (A) the Real Estate;

                  (B) all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

                  (C) all right, title and interest of Mortgagor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

                  (D) all right, title and interest of Mortgagor in and to all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, and fittings of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "Equipment");

                  (E) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor;

                  (F) all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Leases"), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the "Rents");

                  (G) all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor's right, title and interest in, to and under all such insurance policies and all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

                  (H) all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate, together with the right to exercise such options and all leases of Equipment (collectively, the "Contracts"), (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the "Permits") and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the "Plans");

                  (I) any and all monies now or subsequently on escrow deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property;

                  (J) all proceeds, both cash and noncash, of the foregoing;

                  (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (A) through (F) are collectively referred to as the "Premises", and those described in the foregoing clauses (A) through (L) are collectively referred to as the "Mortgaged Property").

                  TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Obligations are fully paid and fully performed except as otherwise provided in SECTION 30.

                              TERMS AND CONDITIONS

                  Mortgagor further represents, warrants, covenants and agrees with Mortgagee as follows:

         1. WARRANTY OF TITLE. Mortgagor warrants that it has record title in fee simple to the Premises, and good title to the rest of the Mortgaged Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Mortgagee to insure the lien of this Mortgage and to any other lien expressly permitted under the Credit Agreement all matters of record and all easements, reservations, restrictions and other encumbrances which do not preclude or materially interfere with the operation of the Premises as now conducted (collectively, the "Permitted Exceptions") and Mortgagor shall defend and preserve such title and the lien of this Mortgage thereon against all claims of all persons and entities. Mortgagor represents and warrants that it has the right to mortgage the Mortgaged Property.

         2. PAYMENT OF INDEBTEDNESS. Mortgagor shall cause to be paid and performed the Indebtedness at the times and places and in the manner specified in the Register, the Credit Agreement, the Guarantee and Collateral Agreements, [and] any other Loan Document [and the MTN Indenture] and shall cause to be performed the Obligations as and when required by the Credit Agreement, the Guarantee and Collateral Agreements [and] the other Loan Documents, [and the MTN Indenture].

         3. REQUIREMENTS.

            (a) Mortgagor shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "Governmental Authority") which has jurisdiction over the Mortgaged Property and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Mortgagor or to any of the Mortgaged Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Mortgaged Property are collectively referred to as the "Legal Requirements".

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                                                                               7

            (b) From and after the date of this Mortgage, Mortgagor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Mortgagor hereby assigns to Mortgagee any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Mortgagor shall not by act or omission impair the integrity of any of the Real Estate as a single zoning lot separate and apart from all other premises. Mortgagor represents that it does not have actual knowledge that any parcel of the Real Estate does not constitute a legally subdivided lot, in compliance with all subdivision laws and similar Legal Requirements. Any act or omission by Mortgagor which would result in a violation of any of the provisions of this subsection shall be void.

         4. PAYMENT OF TAXES AND OTHER IMPOSITIONS. (a) Except as provided in 4(d) below prior to the imposition of any interest or penalties for nonpayment, Mortgagor shall pay and discharge all taxes of every kind and nature (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Mortgaged Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Mortgaged Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "Impositions"). Mortgagor shall furnish Mortgagee upon request within 30 days after the date upon which any such Imposition is payable hereunder by Mortgagor (i) original or copies of receipted bills and cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence reasonably acceptable to Mortgagee showing the payment of any other such Imposition. If by law any Imposition, at Mortgagor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

            (b) Nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without notice or demand to Mortgagor, to pay any Imposition after the date such Imposition shall have become an Event of Default, and to add to the Obligations the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises, subordinate to the lien of this Mortgage, and (ii) payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate.

            (c) Mortgagor shall not claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Mortgage or on any interest payable thereon for any taxes assessed against the Mortgaged Property or any part thereof, and shall not claim any deduction from the taxable value of the Mortgaged Property by reason of this Mortgage.

            (d) Mortgagor shall have the right to contest or object in good faith to the amount or validity of any Imposition or Legal Requirement by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying, or extending Mortgagor's covenant to pay any such Imposition at the time and in the manner provided in this Section unless (i) in the case of an unpaid Imposition such proceedings shall operate conclusively to suspend the collection thereof from Mortgagor, Mortgagee and the Mortgaged Property, (ii) neither the Mortgaged Property nor any interest therein would be in imminent danger of being sold, forfeited or lost, (iii) in the case of a Legal Requirement, neither Mortgagor nor Mortgagee would be in any danger of any additional civil or any criminal liability for the failure to comply therewith, and (iv) Mortgagor shall maintain adequate reserves with respect thereto on its books in conformity with GAAP, and shall have furnished such security as may be reasonably requested by Mortgagee.

         5. INSURANCE. (a) Mortgagor shall cause to be maintained such insurance as is required to be maintained under the Credit Agreement and such other insurance in such amounts as Mortgagee may reasonably request from time to time against loss or damage by any other risk commonly insured by persons occupying or using like properties for like purposes in the locality or localities in which the Real Estate is situated.

            (b) In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee.

         6. RESTRICTIONS ON LIENS AND ENCUMBRANCES. Except for the lien of this Mortgage and the Permitted Exceptions, and except as may be permitted under the Credit Agreement, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

         7. TRANSFER RESTRICTIONS. Except as may be permitted under the Credit Agreement, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

         8. FURTHER ASSURANCES. To further assure Mortgagee's rights under this Mortgage, Mortgagor agrees upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, a separate assignment of each Lease in recordable form) as may be required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee.

         9. MORTGAGEE'S RIGHT TO PERFORM. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor, and such failure has become an Event of Default and is continuing, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, to the fullest extent permitted by applicable law, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor's default or waive any right or remedy of Mortgagee.

        10. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute and Event of Default hereunder:

            (a) an Event of Default shall occur under the Credit Agreement; or

            (b) any breach of Mortgagor's obligations under Sections 6 and 7 of this Mortgage.

        11. REMEDIES.

            (a) Upon the occurrence of any Event of Default, in addition to any other rights and remedies Mortgagee may have pursuant to the Loan Documents, or as provided by law, and without limitation, if such event is an event specified in paragraph (f) of Section 8 of the Credit Agreement with respect to Borrowers, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under the Credit Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall become due and payable, and if such event is any other Event of Default, the Mortgagee, at the request of the Required Lenders, may, by notice to the Mortgagor, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans (with accrued interest thereon) and all other amounts owing under the Credit Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, in whole or in part, whereupon the same shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Mortgagor. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon the occurrence of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

            (i) Mortgagee may, to the extent permitted by applicable law,
         (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Loans, the Credit Agreement, the Guarantee and Collateral Agreements or any of the other Loan Documents, (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale), or (D) take such other action at law or in equity for the enforcement of this

         Mortgage or any of the Loan Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. To the fullest extent permitted by applicable law, interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment.

            (ii) Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its reasonable discretion consistent with prudent business practices, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

            (b) The holder of this Mortgage, in any action to foreclose it, shall be entitled to the appointment of a receiver. In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee's election, in one parcel or in more than one parcel and Mortgagee is specifically empowered, (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

            (c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, and notwithstanding to the contrary any exculpatory or non-recourse language which may be contained herein, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

        12. RIGHT OF MORTGAGEE TO CREDIT SALE. Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Indebtedness or other sums secured by this Mortgage the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Credit Agreement, the Notes, the Guarantee and Collateral Agreements, the Register, the other Loan Documents and any documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Indebtedness as having been paid.

        13. APPOINTMENT OF RECEIVER. If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Indebtedness and Obligations or the interest of Mortgagor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

        14. EXTENSION, RELEASE, ETC. (a) Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Indebtedness, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the Indebtedness, (ii) extend the maturity or alter any of the terms of the Indebtedness or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee's option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Mortgage shall secure less than all of the principal amount of the Indebtedness, it is expressly agreed that any repayments of the principal amount of the Indebtedness shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Indebtedness outstanding.

            (b) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

            (c) If Mortgagee shall have the right to foreclose this Mortgage, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Indebtedness or to foreclose the lien of this Mortgage.

            (d) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

        15. SECURITY AGREEMENT UNDER UNIFORM COMMERCIAL CODE. (a) It is the intention of the parties hereto that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "Code") of the State in which the Mortgaged Property is located. If an Event of Default shall occur under this Mortgage, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then ten days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, reasonable attorneys' fees and legal expenses. At Mortgagee's request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

            (b) Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the Code; (iii) Mortgagor is the record owner of the Land; and (iv) the addresses of Mortgagor and Mortgagee are as set forth on the first page of this Mortgage.

            (c) Mortgagor, upon request by Mortgagee from time to time, shall execute, acknowledge and deliver to Mortgagee one or more separate security agreements, in form satisfactory to Mortgagee, covering all or any part of the Mortgaged Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Mortgagee may request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Mortgage and such security instrument. Mortgagor further agrees to pay to Mortgagee on demand all costs and expenses incurred by Mortgagee in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements Mortgagee shall reasonably require. If Mortgagor shall fail to furnish any financing or continuation statement within 10 days after request by Mortgagee, then pursuant to the provisions of the Code, Mortgagor hereby authorizes Mortgagee, without the signature of Mortgagor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Mortgagee to proceed against any personal property encumbered by this Mortgage as real property, as set forth above.

        16. ASSIGNMENT OF RENTS. Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment of the Indebtedness and performance of the Obligations, and

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                                                                              13

Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, [and to apply the Rents on account of the Indebtedness]
[in accordance with the U.S. Shared Collateral Agreement (as defined in the Collateral Agency Agreement)]. The foregoing assignment and grant is present and absolute and shall continue in effect until the Indebtedness is paid in full, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default under this Mortgage; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence of any Event of Default under this Mortgage by giving not less than five days' written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents and any lease security deposits. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

        17. TRUST FUNDS. All lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of Mortgagor. Within 10 days after request by Mortgagee, Mortgagor shall furnish Mortgagee satisfactory evidence of compliance with this subsection, together with a statement of all lease security deposits by lessees and copies of all Leases (other than patient and other occupancy agreements entered into by Mortgagor in the ordinary course of business) not previously delivered to Mortgagee, which statement shall be certified by Mortgagor.

        18. ADDITIONAL RIGHTS. Upon the occurrence of any Event of Default, Mortgagee may, in its sole discretion and without regard to the adequacy of its security under this Mortgage, apply all or any part of any amounts on deposit with Mortgagee under this Mortgage against all or any part of the Indebtedness or the Obligations. Any such application shall not be construed to cure or waive any Event of Default or invalidate any act taken by Mortgagee on account of such Event of Default.

        19. NOTICES. All notices, requests, demands and other communications hereunder shall be given as provided in the section of the Credit Agreement entitled "Notices".

        20. NO ORAL MODIFICATION. This Mortgage may not be changed or terminated orally. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

        21. PARTIAL INVALIDITY. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of the Indebtedness or Loan Documents, the obligations of Mortgagor and of any other obligor under the Indebtedness or Loan Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to

Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

        22. MORTGAGOR'S WAIVER OF RIGHTS. To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption or extension, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created.

         23. REMEDIES NOT EXCLUSIVE. Mortgagee shall be entitled to enforce payment of the Indebtedness and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Indebtedness and Obligations may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a "mortgagee in possession," and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

        24. MULTIPLE SECURITY. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Indebtedness upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Indebtedness (including the Mortgaged Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to the Secured Parties to extend the Indebtedness, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of FORUM NON CONVENIENS which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Indebtedness, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings shall prejudice, limit or preclude Mortgagee's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Indebtedness, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

        25. SUCCESSORS AND ASSIGNS. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in its sole discretion it deems such waiver advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee, its successors and assigns. The word "Mortgagor" shall be construed as if it read "Mortgagors" whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

        26. NO WAIVERS, ETC. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien or any subordinate mortgage on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in anywise impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien.

        27. GOVERNING LAW, ETC. This Mortgage shall be governed by and construed in accordance with the laws of the State in which the Real Estate is located, except that Mortgagor expressly acknowledges that by their terms the Credit Agreement, the Guarantee and Collateral Agreements and the other Loan Documents shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law, and for purposes of consistency, Mortgagor agrees that in any IN PERSONAM proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State, without regard to principles of conflict of law.

        28. CERTAIN DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein," the word "Mortgagee" shall mean "Mortgagee or any successor Mortgagee," the word "Register" shall mean "the Register, the Credit Agreement or any other evidence of indebtedness secured by this Mortgage," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience of reference only and in no way limit or amplify the provisions hereof.

        29. SUCCESSOR MORTGAGOR. In the event ownership of the Mortgaged Property or any portion thereof becomes vested in a person other than the Mortgagor herein named, Mortgagee may, without notice to the Mortgagor herein named, whether or not Mortgagee has given written consent to such change in ownership, deal with such successor or successors in interest with reference to this Mortgage and the Indebtedness and the Obligations, and in the same manner as

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                                                                              17

with the Mortgagor herein named, without in any way vitiating or discharging Mortgagor's liability hereunder or under the Indebtedness and the Obligations.

        30. RECONVEYANCE OF MORTGAGE. Upon payment in full of the Indebtedness, the termination of all Commitments under the Credit Agreement secured hereby and the full compliance with the Obligations then required to be complied with [and the Administrative Agent and the Public Debt Trustee, on behalf of the Benefitted Parties, have so certified to Mortgagee], Mortgagee shall release the encumbrance of this Mortgage. If any of the Mortgaged Property shall be sold, transferred or otherwise disposed of by Mortgagor in a transaction permitted by the Credit Agreement, then Mortgagee shall execute and deliver to Mortgagor (at the sole cost and expense of Mortgagor) all releases, reconveyances or other documents reasonably necessary or desirable for the release of such Mortgaged Property from the encumbrance of this Mortgage.

            [By acceptance of the benefits hereof, each Secured Party acknowledges and consents to the provisions of this Section 30, agrees that the Mortgagee shall incur no liability whatsoever to any Secured Party for any release effected by the Mortgagee in accordance with this Section 30 and agrees that the Administrative Agent shall incur no liability whatsoever to any Secured Party for any release directed or consented to by it in accordance with the Credit Agreement.]

        31. RECEIPT OF COPY. Mortgagor acknowledges that it has received a true copy of this Mortgage.

                  [Remainder of Page Intentionally Left Blank]

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                                                                              18


This Mortgage has been duly executed by Mortgagor on the date first above written.

                                                [------------------------]


                                                By:
                                                    ----------------------------
                                                       Name:
                                                       Title:

                                 ACKNOWLEDGMENT


State of New York   )

                    ) ss.

County of New York  )


                  On this __ day of ___________ in the year 2001 before me, __________, a Notary Public of said State, duly commissioned and sworn, personally appeared ____________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as president (or secretary) or on behalf of the corporation therein and acknowledged to me that such corporation executed the same.

                  In Witness Whereof, I have hereunto set my hand and affixed by official seal the day and year in this certificate first above written.


                                                     --------------------------
                                                              Notary Public




                                                                [Notarial Stamp]

                                   SCHEDULE A

                             Description of the Land

                  [Attach Legal Description of all fee parcels]

The Company hereby agrees to furnish to the Securities and Exchange Commission upon request copies of all of the following Schedules and Exhibits to the Credit
Agreement:

SCHEDULES:

1.1B     Lending Offices
1.1C     Bridge Facility Term Sheet
4.4      Consents, Authorizations, Filings and Notices
4.15     Subsidiaries
7.1      Existing Quarterly Results
7.2(d)   Existing Indebtedness
7.3(f)   Existing Liens

EXHIBITS:

B        Form of Compliance Certificate
C        Form of Closing Certificate
D        Form of Lender Addendum
F        Form of Assignment and Acceptance
G        Form of Prepayment Option Notice
H        Form of Exemption Certificate